Exhibit 10.8

LEASE

BETWEEN

Tarpon Property Ownership 2 LLC,

a Delaware limited liability company

Landlord

and

Global BB Group, Inc.,

a California corporation

Tenant

dba: Yoshiharu Ramen

Project

Goodman Commerce Center Eastvale

Date: ___________________, 2019

TABLE OF CONTENTS

Page

RETAIL LEASE

This Lease ("Lease") is entered into as of the date set forth in Section 1.1 by and between Landlord and Tenant.

ARTICLE 1 - BASIC LEASE PROVISIONS

1.1 **Effective Date**: ______________, 2019

1.2 **Landlord**: Tarpon Property Ownership 2 LLC, a Delaware limited liability company

1.3 **Tenant**: Global BB Group, Inc., a California corporation

1.4 **Tenant's Trade Name**: Yoshiharu Ramen. (Article 9)

1.5 **Project**: The Station at Goodman Commerce Center Eastvale, located at the southeast corner of Cantu Galleano Ranch Road and Hamner Avenue, in the City of Eastvale, State of California.

1.6 **Premises**: 4910 Hamner Avenue, Suite 150 in Building CR-5, at the Project. (Article 2)

1.7 **Floor Area of Premises**: Approximately One Thousand Four Hundred Ninety Three (1,493) square feet. (Article 2)

1.8 **Term**: One Hundred Twenty (120) months, with two (2) "Option Term(s)" (as hereinafter defined) of sixty (60) months each. (Article 3)

1.9 **Time to Complete Tenant's Work**: One Hundred Eighty (180) days following the "Delivery Date" (as hereinafter defined). (Article 4)

1.10 **Commencement Date**: The date upon the expiration of the period set forth in Section 1.9 following the Delivery Date. (Article 3)

1.11 **Minimum Annual Rent**: (Article 5)

Period Following Commencement Date	Dollars Per Square Foot Per Annum	Dollars Per Annum	Dollars Per Month
Months 1 – 12:	$54.00	$80,622.00	$6,718.50
Months 13 – 24:	$55.62	$83,040.66	$6,920.06
Months 25 – 36:	$57.29	$85,531.88	$7,127.66
Months 37 – 48:	$59.01	$88,097.84	$7,341.49
Months 49 – 60:	$60.78	$90,740.77	$7,561.73

Months 61 – 72	$62.60	$93,462.99	$7,788.58
Months 73 – 84	$64.48	$96,266.88	$8,022.24
Months 85 – 96	$66.41	$99,154.89	$8,262.91
Months 97 – 108	$68.41	$102,129.54	$8,510.79
Months 109 – 120	$70.46	$105,193.42	$8,766.12

In the event the Option Term(s) is/are exercised, Minimum Annual Rent for the Option Term(s) be determined as set forth in Section 3.2(b).

1.12 **Percentage Rent**: None. (Article 5)

1.13 **Radius Restriction Area**: Two (2) miles. (Article 9)

1.14 **Use of Premises**: The Premises shall be used for the retail operation of a full service, first class "Japanese Ramen" operation including, but not limited to, the sale of Japanese style noodles, Japanese appetizers, rice bowls, sushi rolls and other items consistent with the menu items sold throughout the Yoshiharu chain for consumption both on and/or off-premises as permitted by law ("Use") and operating under the trade name specified in Section 1.4 above. The Premises shall be used as set forth herein and for no other use or purpose. In no event shall the Premises be used in violation of the existing exclusive use or prohibited use restrictions applicable to the Project as of the Effective Date. A list of such exclusive and prohibited use restrictions is attached hereto as Exhibit F. (Article 9)

1.15 **Initial Promotional Assessment**: One Dollar ($1.00) per square foot of Floor Area of the Premises per annum. (Article 13)

1.16 **Promotional Charge**: One Dollar ($1.00) per square foot of Floor Area of the Premises per annum, subject to adjustment as provided in Article 13.

1.17 **Insurance Limits**: Two Million Dollars ($2,000,000.00). (Article 14)

1.18 **Security Deposit**: Eight Thousand Seven Hundred Sixty Six and 12/100 Dollars ($8,766.12). (Article 20)

1.19 **Guarantor**: James Chae. (Exhibit E)

1.20 **Broker(s)**: Landlord's Broker: SRS Real Estate Partners. Tenant's Broker: New Star Realty & Inv. (Article 20)

1.21 **Notices**:

(a) To Landlord: 18201 Von Karman Avenue, Suite 1170, Irvine, California 92612, Attention: Legal Affairs; with a copy to: 18201 Von Karman Avenue, Suite 1170, Irvine,

California 92612, Attention: Property Manager; Landlord's e-mail address: usnotices@goodman.com.

(b) To Tenant: 6940 Beach Boulevard, Suite D705 Buena Park, California, 90621, Attention: J. Chin; Tenant's phone number: (714) 694-2400; Tenant's e-mail address: JChin@yoshiharuramen.com; with a copy to: JChae@yoshiharuramen.com. (Article 20)

1.22 Payment Address: via wire to Account Name: Tarpon Property Ownership 2 LLC, Account Number: 000195359, Federal Routing Code: 021001088 at HSBC Bank USA, 452 Fifth Avenue, New York, NY 10018. (Article 5)

1.23 Declarations: Collectively, as each of the following is recorded in the official records of Riverside County, California (the "Official Records"): (a) that certain Declaration of Covenants, Conditions and Restrictions and Reservation of Easements for Goodman Commerce Center Eastvale recorded March 4, 2016 as Document No. 2016–0086605, in the Official Records, as amended by that certain Amendment to Declaration of Covenants, Conditions, and Restrictions and Reservation of Easements for Goodman Commerce Center Eastvale recorded October 4, 2016 as Document No. 2016–0433196 in the Official Records, by that certain Second Amendment to Declaration of Covenants, Conditions and Restrictions and Reservation of Easements for Goodman Center Eastvale recorded May 8, 2017, as Document No. 2017-0182788 in the Official Records and by that certain Third Amendment to Declaration of Covenants, Conditions and Restrictions and Reservation of Easements for Goodman Center Eastvale recorded December 19, 2017 as Document No. 2017-0532142 in the Official Records (collectively, the "Master Declaration"), (b) that certain Declaration of Access Easement and Maintenance Agreement recorded December 19, 2017, as Document No. 2017-0532145 in the Official Records ("Access Declaration"), and (c) that certain Amended and Restated Construction, Operation and Reciprocal Easement Agreement recorded July 20, 2018, as Document No. 2018-292859, in the Official Records ("COREA" and collectively, with the Master Declaration and Access Declaration, the "Declarations").

1.24 Construction Allowance: Subject to the reimbursement requirements of Exhibit C-1, an amount equal to Thirty Dollars ($30.00) per square foot of Floor Area within the Premises. Based upon the current known Floor Area of the Premises, the Construction Allowance will equal Forty Four Thousand Seven Hundred Ninety Dollars ($44,790.00), which amount shall be subject to adjustment based upon the final Floor Area of the Premises. (Exhibit C-1)

1.25 Outdoor Seating Area: The "Common Outdoor Seating Area" depicted on Exhibit B.

ARTICLE 2 - PREMISES

2.1 Premises. Landlord leases to Tenant and Tenant leases from Landlord, for the "Term" (as defined in Article 3) and upon the covenants and conditions set forth in this Lease, the premises described in Section 1.6 ("Premises"). Notwithstanding anything contained in this Lease to the contrary, the Premises shall be deemed to include the roof, floor slab and foundations, and structural and exterior walls which are a part of or immediately adjacent to the Premises. So long as the same is done in compliance with all Applicable Laws, Declarations, and the other provisions of this Lease, Tenant may also seat its customers in the Common Outdoor Seating Area depicted on Exhibit B. Landlord and Tenant shall jointly maintain the Common Outdoor Seating Area in first-

class condition. Tenant shall pay, as a Common Area Cost, Tenant's pro rata share of all costs incurred by Landlord in furnishing, maintaining, refreshing and renovating the Common Outdoor Seating Area (including replacements thereof).

2.2 Reservation. Landlord reserves the right to use the exterior walls, floor, roof and plenum in, above and below the Premises for the installation, repair, maintenance, use and replacement of pipes, ducts, utility lines and systems, structural elements serving the Project and for such other purposes as Landlord deems necessary. In exercising its rights reserved herein, Landlord shall not unreasonably interfere with the operation of Tenant's business on the Premises.

2.3 Floor Area. The term "Floor Area", as used in this Lease, shall mean all areas designated by Landlord for the exclusive use of a tenant measured from the exterior surface of exterior walls (and extensions, in the case of openings) and from the center of interior demising walls, and shall include, but not be limited to, restrooms, mezzanines, warehouse or storage areas, clerical or office areas and employee areas, and private areas such as janitors closet, day porter, security room, management office, etc. The Premises contain approximately the number of square feet of Floor Area specified in Section 1.7. Landlord shall have the right during the first ninety (90) days following the "Commencement Date" (as hereinafter defined), to cause the Floor Area of the Premises to be re-measured by a licensed architect. Upon determination of the actual Floor Area of the Premises in the manner set forth above, the Minimum Annual Rent and all other charges payable by Tenant under this Lease which are determined with reference to the Floor Area of the Premises shall be adjusted accordingly.

ARTICLE 3 - TERM

3.1 Term. This Lease shall be effective from and after the Effective Date specified in Section 1.1. The term of this Lease ("Term") shall commence on the Commencement Date, as defined in Section 1.10, above. The Term shall continue, unless sooner terminated in accordance with the provisions of this Lease, for the number of months specified in Section 1.8 from the first day of the month following the Commencement Date (unless the Commencement Date occurs on the first day of a calendar month, in which event the number of months in the Term shall include the month in which the Commencement Date occurs).

3.2 Extension Option.

(a) Provided that Tenant is not in default of any monetary or material non-monetary provision of this Lease at the time of exercise of an option to extend provided herein or at any time thereafter prior to the commencement of the applicable "Option Term" (as hereinafter defined), Tenant shall have the option to extend the Term for the additional period(s) set forth in Section 1.8 of this Lease (each such period being referred to herein as an "Option Term") only by giving Landlord written notice at least nine (9) months, but not more than twelve (12) months, before the expiration of the then applicable Term. Should Tenant fail to timely exercise any Option Term(s), then all subsequent Option Term(s) shall be void, and of no further force or effect. All of the terms applicable to the initial Term shall be applicable to the Option Term(s), except that the Minimum Annual Rent payable during each Option Term shall be as set forth in Section 1.11 above. The option to extend the Term pursuant hereto by the Option Term(s) shall be personal to the original Tenant signatory to this Lease and shall not be exercisable by or for the benefit of any assignee or

subtenant of Tenant other than an assignee in connection with a "Permitted Transfer" pursuant to Section 12.4 below. All references in this Lease to the "Term" shall be deemed to mean the initial Term as extended by the Option Term(s), as applicable. In the event Tenant exercises an option to extend the Option Term, such extension shall be conditioned upon Landlord and Tenant being able to reach an agreement, within ninety (90) days of the date Landlord receives Tenant's extension notice, for a "front-of-house" cosmetic refurbishment of the Premises to the extent deemed reasonably necessary by Landlord, which refurbishment shall be at Tenant's cost. Such refurbishment shall include such cosmetic changes as may be needed to maintain the Premises in a first-class condition, which may include updating of wall finishes, repair or replacement of worn flooring, updating of exterior entry, the cleaning and painting of air conditioning registers, the replacement of any discolored ceiling tiles and other similar cosmetic refurbishing. Notwithstanding the foregoing, in the event Tenant has refurbished the Premises within twenty-four (24) months of the expiration of the initial Term, Tenant shall not be required to refurbish the Premises at the commencement of the Option Term, except to conform to the new prototype. Landlord and Tenant shall use reasonable efforts and act in good faith in order to mutually agree prior to the end of the ninety (90)-day period on the scope of the refurbishment.

(b) If exercised as provided above, the Minimum Annual Rent payable during each Option Term shall be determined as follows:

(i) Effective on the first day of the applicable Option Term, Minimum Annual Rent shall be increased (but not decreased) to an amount equal to the greater of (i) the Fair Market Rent of the Premises as of the commencement of the Option Term, as determined by Landlord, the amount of which Landlord shall notify Tenant of prior to the commencement of the Option Term, or (ii) one hundred and three percent (103%) of the Minimum Annual Rent in effect on the last day of the immediately preceding Term. In no event shall the Minimum Annual Rent as determined pursuant to this subparagraph (b) be less than one hundred and three percent (103%) of that in effect on the last day of the immediately preceding Term. Thereafter, for each year of the applicable Option Term, the Minimum Annual Rent shall increase by three percent (3%) over the prior year's Minimum Annual Rent.

(ii) If Tenant objects to Landlord's determination of the Fair Market Rent of the Premises for the Option Term, Tenant shall notify Landlord in writing, within fifteen (15) days after receipt of Landlord's notice of the Fair Market Rent determination that Tenant disagrees with Landlord's determination of Fair Market Rent. In the event that Landlord and Tenant are unable to agree upon the Fair Market Rent of the Premises, then the Fair Market Rent shall be determined by appraisal in the manner provided below. Until the appraisal procedures are finalized, Tenant shall pay to Landlord the minimum monthly amount of Minimum Annual Rent that would be due during such Option Term. After the determination of the appraisers is final, Tenant shall promptly make payment to Landlord for any underpayment of Minimum Annual Rent owing for prior months.

(iii) The "Fair Market Rent" of the Premises shall be determined as follows: The Premises shall be appraised by an MAI appraiser chosen by Landlord ("First Appraisal") and the appraisal report forwarded to Tenant. If the First Appraisal is deemed unacceptable by Tenant, then Tenant shall so advise Landlord in writing within ten (10) working days after receipt of the First Appraisal and Tenant shall have the right to engage an MAI appraiser to appraise the Premises ("Second Appraisal") and the appraisal report forwarded to Landlord. In the event Landlord shall

deem the Second Appraisal to be unacceptable, then Landlord shall advise Tenant within ten (10) working days after receipt of the Second Appraisal, and the first appraiser and second appraiser shall together choose a third MAI appraiser who shall appraise the Premises ("Third Appraisal") and forward the appraisal report to Landlord and Tenant. The cost of the First Appraisal shall be borne by Landlord, and the cost of the Second Appraisal shall be borne by Tenant. The cost of the Third Appraisal shall be shared equally between Landlord and Tenant. The Fair Market Rent for the Premises shall be the average of the two (2) closest appraisals. Each of the appraisers shall appraise the Premises for its highest and best retail use.

ARTICLE 4 - POSSESSION AND CONSTRUCTION

4.1 Delivery Date. The term "Delivery Date", as used in this Lease, shall mean the date Landlord notifies Tenant in writing that possession of the Premises is available to Tenant so that Tenant's contractor may commence the construction of "Tenant's Work" (as specified in Exhibit C). Notwithstanding the foregoing, in the event Tenant has failed to deliver to Landlord the "Delivery Items" (as hereinafter defined) by the Delivery Date, Landlord shall have the right to delay "physical turnover" of the Premises to Tenant until Tenant has delivered the Delivery Items to Landlord; provided, however, for all purposes of this Lease, the Delivery Date shall be deemed to have occurred when Landlord was ready to deliver "physical turnover" of the Premises to Tenant pursuant to the terms of this Lease even though Landlord elected not to do so pending receipt of the Delivery Items. Tenant shall be required to re-key the Premises at its sole cost and expense following Landlord's delivery of the Premises to Tenant.

4.2 Delivery of Possession. Tenant shall accept possession of the Premises from Landlord upon the Delivery Date and shall diligently complete construction of the Tenant's Work on or before the Commencement Date. Tenant shall deliver each of the following to Landlord prior to the Delivery Date: (a) executed copies of policies of insurance or certificates thereof (as required under Article 14); (b) final plans and specifications for Tenant's Work, as approved by Landlord (as specified in Exhibit C); (c) a copy of Tenant's building permit, if issued by such date; and (d) the "Initial Deposit Check" (as defined below) (the "Delivery Items"). Tenant shall pay the Security Deposit, first month's Common Area Costs and first month's Minimum Annual Rent to Landlord on the date Tenant signs this Lease (the "Initial Deposit Check"). Tenant agrees to accept possession of the Premises on the Delivery Date in its present "AS IS" condition, and shall, subject to the terms and conditions of this Lease, hold Landlord harmless from any liability or claims relating to the condition of the Premises.

4.3 Tenant's Construction. Tenant shall commence construction of Tenant's Work upon the Delivery Date and delivery of physical possession of the Premises to Tenant, and shall diligently prosecute same to completion. Tenant shall deliver to Landlord a copy of the certificate of occupancy for the Premises issued by the appropriate governmental agency upon completion of Tenant's Work.

ARTICLE 5 - RENTAL

5.1 Minimum Annual Rent. Tenant shall pay the sum specified in Section 1.11 ("Minimum Annual Rent") in the monthly installments specified ("Minimum Monthly Rent"), in advance, on or before the first (1st) day of each month, without prior notice or demand and without

offset, withholding, right of recoupment, or deduction (except as expressly and specifically provided in this Lease), commencing on the Commencement Date. Should the Commencement Date be a day other than the first (1st) day of a calendar month, then the Minimum Monthly Rent for the first partial month shall be equal to one-thirtieth (1/30th) of the Minimum Monthly Rent for each day from the Commencement Date to the end of the partial month. The Minimum Annual Rent payable under Section 1.11 and this Article 5 shall be adjusted on each of the dates and to the amounts specified in Section 1.11.

5.2 Intentionally Deleted.

5.3 Additional Rent. Tenant shall pay, as "Additional Rent", without offset or deduction, all sums required to be paid by Tenant to Landlord pursuant to this Lease in addition to Minimum Annual Rent. Landlord shall have the same rights and remedies for the non-payment of Additional Rent as it has with respect to the non-payment of Minimum Annual Rent.

5.4 Place of Payment. Tenant shall pay Minimum Annual Rent and Additional Rent to Landlord at the address set forth in Section 1.22 (the "Payment Address"), or to such other address and/or person as Landlord may from time to time designate in writing to Tenant. Landlord shall have the right to require Tenant to make payments of Minimum Annual Rent and Additional Rent via electronic funds transfer conducted by the Automated Clearing House or similar network. Tenant agrees to cooperate with Landlord to complete all necessary forms in order to accomplish such method of electronic payment.

5.5 Late Payments. If Tenant fails to pay when the same is due any Minimum Annual Rent or Additional Rent, the unpaid amounts shall bear interest at the "Interest Rate" (as hereinafter defined), from the date the unpaid amount was initially due, to and including the date of payment. In addition, if any installment of Minimum Annual Rent or Additional Rent is not received by Landlord from Tenant within five (5) days after the date when due, Tenant shall immediately pay to Landlord a late charge equal to the greater of (a) five percent (5%) of the delinquent amount or (b) Two Hundred Fifty Dollars ($250.00). Landlord and Tenant agree that this late charge represents a reasonable estimate of the costs and expenses Landlord will incur and is fair compensation to Landlord for its loss suffered by reason of late payment by Tenant.

ARTICLE 6 - TENANT FINANCIAL DATA

6.1 Recordation of Sales. Tenant shall furnish or cause to be furnished to Landlord a statement of the monthly Gross Sales of Tenant within ten (10) days after the close of each calendar quarter and a statement of the annual Gross Sales of Tenant within thirty (30) days after the close of each calendar year. Such statements shall be in a form mutually acceptable to Landlord and Tenant. Such statements shall be certified as an accurate accounting of Tenant's Gross Sales by an authorized representative of Tenant. The term "Gross Sales", as used in this Lease, shall mean the gross selling price of all merchandise or services sold or rented in or from the Premises by Tenant, its subtenants, licensees and concessionaires (including, but not limited to, food and beverages; provided, however, this reference to food and beverages shall not be deemed to permit the sale of food or beverages from the Premises if not otherwise expressly permitted by this Lease), whether for cash or on credit and whether made by store personnel or by machines or whether made by catalogue or internet sale (from on or off the Premises), excluding therefrom the following: (i) sales taxes, excise taxes or gross

receipts taxes imposed by governmental entities upon the sale of merchandise or services, but only if collected from customers separately from the selling price and paid directly to the respective governmental entities; and (ii) proceeds from the sale of fixtures, equipment or property which are not stock in trade (the "Exclusions from Gross Sales"). Tenant shall use its reasonable good faith efforts to maximize Gross Sales from the Premises.

6.2 Books and Records. For a period of five (5) years following the close of each calendar year, Tenant shall keep at the Premises or at any other location in the County in which the Premises are located, full and accurate books of account and records relative to transactions from the Premises in accordance with generally accepted accounting principles consistently applied.

6.3 Intentionally Omitted.

6.4 Financial Statements. Within fifteen (15) days after Landlord's written request (which requests may not be made more than once per calendar year), Tenant shall furnish Landlord with financial statements or other reasonable financial information reflecting Tenant's and Guarantor's current financial condition, certified by Tenant or its financial officer. If Tenant or Guarantor is a publicly-traded corporation, delivery of Tenant's or Guarantor's, as the case may be, last published financial information shall be satisfactory for purposes of this Section.

ARTICLE 7 - TAXES

7.1 Real Property Taxes.

(a) As used in this Lease, the term "Taxes" shall include any form of tax or assessment, license fee, license tax, possessory interest tax, tax or excise on rental, or any other levy, charge, expense or imposition imposed by any Federal, state, county or city authority, or any political subdivision thereof, or any school, agricultural, lighting, drainage or other improvement, special assessment or community facilities district on any interest of Landlord or Tenant in the Project. The term "Taxes" shall not include Landlord's general income taxes, inheritance, estate or gift taxes. Taxes shall include the reasonable costs of any third party consultant retained by Landlord to verify that the Taxes being assessed by the governmental agency are correct.

(b) From and after the Commencement Date, Tenant shall pay to Landlord a share of Taxes pursuant to Section 7.1(c). Taxes for any partial year shall be prorated. Landlord, at its option, may collect Tenant's payment of its share of Taxes after the actual amount of Taxes are ascertained or in advance, monthly or quarterly, based upon estimated Taxes. If Landlord elects to collect Tenant's share of Taxes based upon estimates, Tenant shall pay to Landlord from and after the Commencement Date, and thereafter on the first (1st) day of each month or quarter during the Term (as determined by Landlord), an amount estimated by Landlord to be the monthly or quarterly Taxes payable by Tenant. Landlord may periodically adjust the estimated amount. If Landlord collects Taxes based upon estimated amounts, then following the end of each calendar year or, at Landlord's option, its fiscal year or the fiscal tax year, Landlord shall furnish Tenant with a statement covering the year just expired showing the total Taxes for the Project for such year, the total Taxes payable by Tenant for such year, and the payments previously made by Tenant with respect to such year, as set forth above. If the actual Taxes payable by Tenant for such year exceed Tenant's prior payments, Tenant shall pay to Landlord the deficiency within ten (10) days after its receipt of Landlord's statement. If Tenant's payments exceed the actual Taxes payable for that year, Tenant

shall be entitled to offset the excess against the next payment(s) of Taxes and/or other Additional Rent that become due to Landlord; provided that Landlord shall refund to Tenant the amount of any overpayment for the last year of the Term.

(c) If the Premises and underlying realty are part of a larger parcel(s) for assessment purposes ("larger parcel"), Tenant's share of the Taxes may, at Landlord's option, be determined by multiplying all of the Taxes on the larger parcel(s), excluding Taxes on the "Common Area" (as hereinafter defined), by a fraction, the numerator of which shall be the Floor Area of the Premises and the denominator of which is the number of square feet of Floor Area in the larger parcel(s) as of the commencement of the applicable calendar or fiscal year (as the case may be), exclusive of the Floor Area of the Other Stores and exclusive of the "Joint Use Facilities" (as hereinafter defined). Notwithstanding anything contained in this Article 7 to the contrary, in the event Landlord reasonably determines that the improvements comprising the Premises have a value greater than the value of a majority of the other premises in the Project or within the land covered by the applicable tax bill, Landlord shall have the right to make such reasonable adjustments to Tenant's share of the Taxes so that Tenant pays Taxes on the value of the improvements comprising the Premises which is in excess of the value of the majority of other premises in the Project or within the land covered by the applicable tax bill.

7.2 Other Property Taxes. Tenant shall pay, prior to delinquency, all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, trade fixtures, merchandise and other personal property in, on or upon the Premises. If any such items of property are assessed with property of Landlord, then the assessment shall be equitably divided between Landlord and Tenant (and Tenant shall pay Landlord such equitable share within thirty (30) days following receipt of reasonable evidence of such taxes, assessments, fees or charges).

7.3 Contesting Taxes. If Landlord elects to contest (either formally or informally through negotiations) any Taxes levied or assessed against the Project during the Term, Tenant shall not be required to pay any portion of the costs or expenses incurred by Landlord in connection with such contest. However, if Landlord is successful in such contest (whether by settlement or otherwise), Landlord may deduct from the portion of any refund received which is payable to Tenant, Tenant's share of the costs and expenses incurred by Landlord in connection with such contest, determined pursuant to the formula set forth in Section 7.1(c) for the allocation of Taxes. Landlord shall pay to Tenant that portion of the total refund remaining, if any, which is attributable to Tenant's share of Taxes prorated in the same manner as set forth in Section 7.1(c).

ARTICLE 8 - UTILITIES

Tenant agrees to pay directly to the appropriate utility company prior to delinquency all charges for utility services supplied to Tenant for which there is a separate meter and/or submeter to the Premises. Tenant agrees to pay to Landlord its share of all charges for utility services supplied to the Premises for which there is no separate meter or submeter upon billing by Landlord of Tenant's share based on the reasonable estimates of Landlord or, at Landlord's election, Tenant shall pay Landlord's cost for installing separate meters and/or submeters and shall thereafter pay based upon such meters or submeters. Landlord shall have the right at any time and from time to time during the Term to either continue to contract with the existing provider of any utility service for the Premises or to contract with a different company to provide such service. Tenant shall be responsible for the

payment of all sewer connection and/or hook-up fees for sewer services supplied to the Premises and any other charges imposed in connection with the commencement of said services. Tenant shall be solely responsible for the cost of maintaining, repairing and replacing any grease trap exclusively serving the Premises, provided, however, any grease trap not exclusively serving the Premises shall be deemed part of the Common Utility Facilities (as defined in Section 11.4) and the costs associated with maintaining, repairing and replacing such facility shall be prorated with other Common Area Costs in accordance with Section 11.5. If Landlord or an entity affiliated with Landlord ("Landlord's Affiliated Entity") elects, in their sole discretion, to furnish any utility services to the Premises (which utility service, in the case of electricity, may be, but is not required to be, generated from solar panels or other alternative energy equipment located at the Project), Tenant shall purchase its requirements thereof from Landlord or Landlord's Affiliated Entity, as applicable, so long as the rates charged by Landlord or Landlord's Affiliated Entity are competitive with those offered directly by the local public utility. In the event that any utilities are furnished by Landlord or Landlord's Affiliated Entity, whether sub-metered or otherwise, then and in that event Tenant shall pay Landlord or Landlord's Affiliated Entity, as applicable, for such utilities, including a reasonable administrative charge for Landlord's or Landlord's Affiliated Entity's supervision of such utilities. In connection therewith, Landlord shall have the right, but not the obligation, to develop, implement, maintain, and operate an in-house solar power and/or alternative energy program (the "In-House Energy Program") for the Project. In addition, in the event Landlord elects, in its sole discretion, to purchase any electricity from Landlord's Affiliated Entity or a private party (as opposed to a regulated public utility company) (which utility service may be, but is not required to be, generated by solar panels or other alternative energy equipment located at the Project), Tenant shall purchase its requirements thereof from Landlord, Landlord's Affiliated Entity, or such third party, as applicable, so long as the rates charged by Landlord, Landlord's Affiliated Entity, or such third party are competitive with those offered directly by the local public utility. Regardless of the entity which supplies any of the utility services, neither Landlord nor Landlord's Affiliated Entity shall be liable in damages for any failure or interruption of any utility or service. No failure or interruption of any utility or service shall entitle Tenant to terminate this Lease or discontinue making payments of Minimum Annual Rent or Additional Rent. At Landlord's option, Landlord may estimate Tenant's utility costs for each calendar year, in which event, Tenant shall pay to Landlord in monthly installments one-twelfth (1/12th) of the annual estimate on the first (1st) day of each calendar month, subject to an annual reconciliation. Landlord may adjust the utility estimates charged to Tenant at the end of any calendar quarter on the basis of Landlord's experience and reasonably estimated costs.

ARTICLE 9 - TENANT'S CONDUCT OF BUSINESS

9.1 Permitted Trade Name and Use. Tenant shall use the Premises solely under the trade name specified in Section 1.4 and shall not use the Premises under a different trade name without Landlord's prior written consent, which consent shall not be unreasonably withheld; provided, however, Tenant may, without seeking Landlord's prior written consent (but with prior written notice to Landlord), change the trade name under which its business in the Premises are operated to any trade name under which Tenant operates all or substantially all of its stores in the state in which the Project is located (the "Project State"), so long as Tenant operates no less than ten (10) such stores under such new trade name in the Project State. Tenant shall use the Premises solely for the use specified in Section 1.14 and for no other use or purpose. Notwithstanding anything to the contrary contained herein, in no event shall the Premises be used in violation of any exclusive use or use restriction provisions applicable to the Project as of the Effective Date.

9.2 Covenant to Open and Operate. Tenant covenants to open for business to the public under the Trade Name with the Premises fully fixturized and stocked with merchandise and inventory on or before the Commencement Date and thereafter, subject to temporary closures for casualty, condemnation, remodel, or "Force Majeure Events" (as hereinafter defined) which prevent Tenant from conducting its normal business operations in the Premises, to operate continuously and uninterruptedly in the entirety of the Premises throughout the Term the business described in Section 1.14.

9.3 Hours of Business. From and after the Commencement Date, Tenant shall keep the entire Premises continuously open for business during those days and hours as are customary and usual for the type of business operated by Tenant including, but not limited to, all holidays except Thanksgiving Day, Christmas Day, New Year's Day and Easter Day; provided, however, in no event shall Tenant be open for business less than Monday through Friday from 10:00 a.m. to 9:00 p.m., Saturday from 10:00 a.m. to 6:00 p.m., and Sunday from 11:00 a.m. to 6:00 p.m. (it being agreed and understood that Tenant may, subject to applicable laws and governmental limitations, be open for business from the Premises at times which are earlier or later than the operating hours listed in this Section 9.3 [i.e., "after hours"], so long as Tenant pays its share [together with other tenants that are also open during the subject after hours periods] of all extra costs and expenses incurred by Landlord in connection with such after-hours usage). Tenant shall have its window displays, exterior signs and exterior advertising displays adequately illuminated continuously during those hours and days that the Premises are required to be open for business to the public.

9.4 Hours for Deliveries. Tenant shall require all deliveries (exclusive of United Parcel Service and U.S. Postal Service), loading, unloading and services to the Premises to be completed between 7:00 a.m. and 10:00 a.m. each day. All deliveries, loading, unloading and services to the Premises shall be accomplished within the service areas of the Project (or within such other locations as Landlord shall reasonably designate).

9.5 Tenant's Signs. Tenant shall be permitted to use the standard interior window signage used from time to time in its other stores in the Project State, subject to all governmental requirements, the sign criteria (the "Sign Criteria") for the Project attached hereto as Exhibit D, and Landlord's prior written approval, which approval shall not be unreasonably withheld; provided, however, such signage shall be professionally prepared and maintained in a neat manner and shall not, at any time, occupy more than twenty-five percent (25%) of the storefront windows or doors. Tenant shall not affix upon the exterior (or interior windows or doors) of the Premises any sign, advertising placard, name, insignia, trademark, descriptive material or other like item (collectively, the "Exterior Signs"), unless the Exterior Signs (i) comply with all governmental requirements, (ii) comply with the Sign Criteria, and such other sign criteria for the Project as may be promulgated by Landlord from time to time, and (iii) are approved by Landlord, which approval shall not be unreasonably withheld. All of the Exterior Signs shall be erected by Tenant at its sole cost and expense, and Tenant shall maintain all of its Exterior Signs in first-class condition and repair during the Term (which obligation shall include replacement to the extent necessary to keep such Exterior Signs in a first-class condition). Upon expiration or termination of this Lease, Tenant shall promptly remove all such Exterior Signs at its own expense and reimburse Landlord for the cost to repair and repaint any damage and discoloration caused by such removal or original installation. In no event shall Tenant be allowed to use advertising media such as, without limitation, sign twirlers or bicycle advertising at the Project.

9.6 Radius Restriction. During the Term, neither Tenant nor any entity affiliated with Tenant shall own, operate or have any financial interest in any business similar to the business of Tenant, as set forth in Section 1.14, if such other business is opened after the Effective Date and its front door or storefront opening is located within the Radius Restriction set forth in Section 1.13. Without limiting Landlord's remedies, if Tenant violates this covenant, Landlord, for so long as Tenant is operating the other business, may (a) terminate this Lease upon written notice to Tenant, or (b) increase the Minimum Annual Rent in effect during the period of the violation of this covenant by twenty-five percent (25%).

9.7 Compliance With Law. Tenant, at Tenant's sole expense, shall comply with all applicable local, state and federal statutes, regulations, rules, codes, including building codes, ordinances and other requirements of governmental authorities now or hereafter in effect (the "Applicable Laws") pertaining to the use or condition of the Premises and the conduct of Tenant's business. Tenant shall give to Landlord immediate written notice upon Tenant's becoming aware that the use or condition of the Premises are in violation of any Applicable Laws.

ARTICLE 10 - MAINTENANCE, REPAIRS AND ALTERATIONS

10.1 Landlord's Maintenance Obligations. Landlord shall maintain in good condition and repair the structural components and foundations, roofs and exterior surfaces of the exterior walls of all buildings (exclusive of doors, door frames, door checks, windows, window frames and, unless Landlord elects to include cleaning of the storefronts and storefront awnings of tenants of the Project as part of Common Area maintenance pursuant to Section 11.4 below, storefronts and storefront awnings). It is acknowledged by Tenant that the cost of some of Landlord's maintenance obligations referenced in the preceding sentence shall be prorated and paid as Common Area Costs. In connection with the foregoing, Landlord shall have the right, upon reasonable notice to Tenant, to require Tenant to close for business for a maximum period of three (3) days per year so that Landlord may tent or otherwise fumigate the Premises to attempt to eradicate any insects or pests of which Landlord becomes aware.

10.2 Landlord's Right of Entry. Landlord, its agents, contractors, servants and employees may enter the Premises following reasonable prior notice to Tenant and Landlord's good faith efforts to coordinate such entry with Tenant's on-site management so as to minimize interference with Tenant's business operations (except in a case of emergency): (a) to examine the Premises; (b) to perform any obligation or exercise any right or remedy of Landlord under this Lease; (c) to make repairs, alterations, improvements or additions to the Premises or to other portions of the Project as Landlord deems necessary or desirable; (d) to cure any Tenant default (after Landlord has provided Tenant notice and an opportunity to cure such default pursuant to Article 17); (e) to perform work necessary to comply with laws, ordinances, rules or regulations of any public authority or of any insurance underwriter; (f) to perform work that Landlord deems necessary to prevent waste or deterioration in connection with the Premises should Tenant fail to commence such repairs or, after commencing same, fail to diligently pursue such repairs to completion within three (3) days after written demand by Landlord; and (g) to show the Premises to prospective purchasers, tenants and/or occupants. If Landlord makes any repairs which Tenant is obligated to make pursuant to the terms of this Lease, Tenant shall pay the cost of such repairs to Landlord, as Additional Rent, promptly upon receipt of a bill from Landlord for same. Landlord shall be entitled to obtain an administration fee of fifteen percent (15%) on all such repairs billed to Tenant. In exercising its right of entry herein

provided, Landlord shall not materially and unreasonably interfere with the operation of Tenant's business on the Premises. In addition, during the last one hundred eighty (180) days of the Term or earlier termination of this Lease, Landlord shall have the right to go upon the Premises to show same to prospective tenants during normal business hours and upon reasonable notice to Tenant.

10.3 Tenant's Maintenance Obligations. Except for the portions and components of the Premises to be maintained by Landlord as set forth in Section 10.1, Tenant, at its expense, shall keep the Premises and all utility facilities and systems exclusively serving the Premises, including, without limitation, any rooftop equipment used by Tenant in accordance with the terms of this Lease ("Tenant Utility Facilities") in first class order, condition and repair and shall make replacements necessary to keep the Premises and Tenant Utility Facilities in such condition; provided, however, Tenant shall have no right to spray paint and/or tint the exterior or interior of the windows or doors without Landlord's prior written consent. Tenant shall also be responsible for assisting Landlord in maintaining the Common Outdoor Seating Area by busing tables, picking up trash, and wiping off tables and furniture. All replacements shall be of a quality equal to or exceeding that of the original. Tenant shall contract with a service company approved by Landlord for the regular (but not less frequently than quarterly) maintenance, repair and/or replacement (when necessary) of the heating, ventilating and air conditioning equipment serving the Premises (the "HVAC System") and shall provide Landlord with a copy of any service contract within ten (10) days following its execution, provided, however, at the option of Landlord, Landlord may contract with a service company of its own choosing (or provide such service itself) for the maintenance, repair and/or replacement of the HVAC System and bill Tenant periodically for the cost of same (including reasonable reserves for repair and/or replacement of the HVAC System) or based upon estimates in a manner similar to the way in which Common Area Costs are estimated and billed. Landlord shall be entitled to obtain an administration fee of fifteen percent (15%) on all of the HVAC System expenses billed to Tenant. Tenant shall be required to utilize Landlord's roofing contractor in the event Tenant desires to penetrate the roof of the Premises or for any repairs, alterations or improvements permitted to be made to the roof of the Premises by Tenant pursuant to the terms of this Lease; provided, however, if Landlord and Tenant reasonably determine that Landlord's roofing contractor's rates are not reasonably competitive, Tenant shall have the right to utilize any other licensed and reputable roofing contractor reasonably acceptable to Landlord. As part of its maintenance obligations hereunder, Tenant shall keep the Premises free of mold, and any conditions that could reasonably be expected to give rise to mold on the Premises, including without limitation, observed or suspected instances of water leakage or mold growth ("Mold Conditions"). Tenant shall promptly repair and properly remove any Mold Conditions occurring within the Premises, and Tenant shall, at Landlord's request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for or on behalf of Tenant concerning Mold Conditions. All replacements shall be of a quality equal to or exceeding that of the original. If the Term shall be longer than five (5) full calendar years, then Landlord may, at any time after the expiration of the fourth (4th) full calendar year and prior to the commencement of the next to last full calendar year of the Term, require Tenant, at Tenant's cost, to make cosmetic changes to the Premises as necessary to maintain the Premises as a first-class store. Such refurbishment or renovation shall be as reasonably specified by Landlord by written notice to Tenant, and may include new carpeting, painting, new wall covering, new interior and exterior signs and new tenant fixtures. All such work by Tenant shall be in accordance with Section 10.4 and shall be completed within six (6) months after the date of Landlord's notice.

10.4 Alterations. After initially opening the Premises for business, Tenant shall not make or cause to be made to the Premises or the Tenant Utility Facilities any addition, renovation, alteration, reconstruction or change (collectively, "Alterations") (i) involving structural changes or additions, (ii) affecting the exterior storefront, plumbing, electrical or life safety systems, fire sprinkler systems, exterior walls, floor slab, or roof of the Premises, or (iii) requiring or resulting in any penetration of the roof (including, without limitation, the installation of satellite dishes or other rooftop communication devices), demising walls or floor slab of the Premises, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall provide Landlord with not less than ten (10) days' prior written notice of the commencement of any Alterations in the Premises and Landlord shall have the right to enter upon the Premises to post customary notices of non-responsibility with respect thereto. Subject to Section 20.8, all improvements to the Premises by Tenant including, but not limited to, light fixtures, floor coverings, partitions, and other items comprising Tenant's Work pursuant to Exhibit C, but excluding signs and trade fixtures which shall at all times remain the property of Tenant, shall be deemed to be the property of Landlord upon installation thereof. Within thirty (30) days after the completion of any Alterations, Tenant shall deliver to Landlord a set of "as built" plans depicting the Alterations as actually constructed or installed. If Tenant shall make any permitted Alterations, Tenant shall carry "Special Form – Causes of Loss" or "Builder's All Risk" insurance in an amount reasonably determined by Landlord covering the construction of such Alterations and such other insurance as Landlord may reasonably require. Any Alterations to the Premises or the Tenant Utility Facilities which are required by reason of any present or future law, ordinance, rule, regulation or order of any governmental authority having jurisdiction over the Premises or the Project or of any insurance company insuring the Premises, and regardless of whether or not such Alteration pertains to the nature, construction or structure of the Premises or to the use made thereof by Tenant, shall be at the sole cost of Tenant regardless of whether the work is performed by Landlord or Tenant.

10.5 Trash Removal; Pest Control; Odor and Noise Control. Tenant shall deposit trash and rubbish only within receptacles approved by Landlord. Tenant shall cause trash receptacles to be emptied at Tenant's cost and expense; provided, however, at Landlord's option, Landlord may provide trash removal services, the cost of which shall be paid for by Tenant either (a) as a Common Area Cost, or (b) pursuant to an equitable proration of said costs by Landlord. If any event of pest or vermin infestation is found in the Premises or anywhere else in the Project that may be directly or indirectly related to Tenant's or Tenant's employees or customers use of the Premises or the operation of Tenant's business, Tenant, at Tenant's expense, shall have a bonded professional pest and sanitation control operator immediately remedy such event of infestation. Throughout the Term Tenant shall, at Tenant's sole expense, maintain the Premises in a clean, sanitary and quiet manner and shall take such steps as may be necessary, in the reasonable discretion of Landlord, to keep the Premises and/or contiguous other tenant-occupied premises and the Project free of nuisances, odors and loud sounds, including music associated with Tenant's business or from the operation of any instrument, apparatus, equipment, radio, television or amplification system. Upon Tenant's receipt of notice of any complaint of odor or noise that may be resulting from, directly or indirectly, the operation of Tenant's business, Tenant, at Tenant's sole expense, shall take such steps as may be necessary to immediately remedy such odor or noise.

ARTICLE 11 - COMMON AREA

11.1 Definition of Common Area. The term "Common Area", as used in this Lease, shall mean all areas within the exterior boundaries of the Project (or areas immediately adjacent to the Project such as, but not limited to, landscaped medians), now or later made available for the general use of Landlord and other persons entitled to occupy Floor Area in the Project.

11.2 Use of Common Area. The use and occupancy by Tenant of the Premises shall include the non-exclusive use of the Common Area (except those portions of the Common Area on which have been constructed or placed permanent or temporary kiosks, displays, carts and stands and except areas used in the maintenance or operation of the Project) in common with Landlord and the other tenants of the Project and their customers and invitees.

11.3 Control of and Changes to Common Area. Landlord shall have the sole and exclusive control of the Common Area, and the right to make changes to the Common Area. Landlord's rights shall include, but not be limited to, the right to (a) restrain the use of the Common Area by unauthorized persons; (b) utilize from time to time any portion of the Common Area for promotional, entertainment and related matters; (c) place permanent or temporary kiosks, displays, carts and stands in the Common Area and to lease same to tenants; (d) temporarily close any portion of the Common Area for repairs, improvements or Alterations, to discourage non-customer use, to prevent dedication or an easement by prescription or for any other reason deemed sufficient in Landlord's reasonable judgment; and (e) renovate, upgrade or change the shape and size of the Common Area or add, eliminate or change the location of improvements to the Common Area including, without limitation, buildings, parking areas, roadways and curb cuts, and to construct buildings on the Common Area. Landlord, at any time, may change the shape, size, location, number and extent of the improvements shown on Exhibit A and eliminate, add or relocate any improvements to any portion of the Project, and may add land and/or improvements to and/or withdraw land and/or improvements from the Project.

11.4 Common Area Costs. The term "Common Area Costs", as used in this Lease, shall mean all costs and expenses incurred by Landlord in (a) operating, managing, policing, insuring, repairing, replacing and maintaining the Common Area and the on-site management and/or security offices as may be located in the Project from time to time (which offices shall hereinafter be referred to as the "Joint Use Facilities"), (b) maintaining, repairing and replacing the exterior surface of exterior walls (and storefronts and storefront awnings if Landlord has elected to include the cleaning of same as part of Common Area maintenance) and maintaining, repairing and replacing roofs of the buildings from time to time constituting the Project, (c) operating, insuring, repairing, replacing and maintaining all utility facilities and systems (and the costs of the electricity or other utility charges utilized in connection with the operation of the Common Area) including, without limitation, sanitary sewer lines and systems, fire protection lines and systems, security lines and systems and storm drainage lines and systems not exclusively serving the premises of any tenant or store ("Common Utility Facilities"), Common Area furniture and equipment, seasonal and holiday decorations, Common Area lighting fixtures, Project sign monuments or pylons (but not the tenant identification signs thereon) and directional signage, and (d) all costs incurred by Landlord under any REA, CC&Rs or OEA affecting the Project. Common Area Costs shall include the actual costs incurred by Landlord for personnel (whether employees of Landlord or third party contractors) involved in the management and operation of the Project. Common Area Costs shall include, without limitation, the

following (provided, however, Landlord does not represent or warrant to Tenant that it will provide all of the services or insurance set forth below): Expenses for maintenance, landscaping, repaving, resurfacing, repairs, replacements, painting, lighting, cleaning, trash removal, security (provided, however, Landlord shall determine in its sole and absolute discretion the level of security, if any, to be provided at the Project), management offices, non-refundable contributions toward reserves for replacements, maintenance and/or repairs such as, but not limited to, major parking lot repairs and repainting of buildings, fire protection and similar items; depreciation or rental on equipment; charges, surcharges and other levies related to the requirements of any Federal, state or local governmental agency; expenses related to the Common Utility Facilities; Taxes on the improvements and land comprising the Common Area; rental loss insurance, comprehensive or commercial general liability insurance on the Common Area; standard "special form – causes of loss" or "all risks" fire and extended coverage insurance with, at Landlord's option, an earthquake, flood and/or "terrorism" endorsements covering the Common Areas; environmental insurance, in a form and issued by a carrier acceptable to Landlord in its sole and absolute discretion; the cost of any deductibles or self-insured retentions relating to the insurance maintained by Landlord pursuant hereto; costs of management of the Project (whether such management services are provided by Landlord or a third party contractor); and a sum (the "Supervision Fee") payable to Landlord, or other person or entity designated by Landlord, for administration and overhead in an amount equal to twelve percent (12%) of the Common Area Costs, Tenant's share of Taxes pursuant to Section 7.1 and Tenant's share of insurance premiums pursuant to Section 14.5. Common Area Costs shall specifically include capital expenditures for the replacement of Common Areas; provided, however, Tenant shall only be obligated to pay for the cost of capital expenditures for replacing Common Areas based on the cost of such replacement amortized over the useful life of the Common Area item being replaced (with an interest factor reasonably determined by Landlord, but in no event in excess of the Interest Rate), which useful life shall be determined by Landlord in its sole discretion. If Landlord or Landlord's Affiliated Entity elects, in their sole discretion, to furnish any utility services to the Common Area (which utility service, in the case of electricity, may be, but is not required to be, generated from solar panels or other alternative energy equipment located at the Project), the costs thereof shall be Common Area Costs, but Landlord shall not have the right to include in such costs rates that are not competitive with those offered directly by the local public utility. Common Area Costs shall also include all costs incurred by Landlord in (i) developing, implementing, maintaining, and operating any In-House Energy Program for the Project, and (ii) maintaining, repairing, and replacing any solar panels and/or other equipment relating thereto. In addition, in the event Landlord elects, in its sole discretion, to purchase any electricity used in connection with the Common Area from Landlord's Affiliated Entity or a private party (as opposed to a regulated public utility company) (which utility service may be, but is not required to be, generated by solar panels or other alternative energy equipment located at the Project), the costs thereof shall be Common Area Costs so long as the rates charged by Landlord, Landlord's Affiliated Entity, or such third party are competitive with those offered directly by the local public utility.

11.5 Proration of Common Area Costs. The Common Area Costs shall be prorated in the following manner:

(a) From and after the Commencement Date, Tenant shall pay to Landlord, on the first (1st) day of each calendar month, an amount estimated by Landlord to be the monthly amount of Tenant's share of the Common Area Costs (which share shall be determined pursuant to

the provisions of Section 11.5(c) or (d)). The estimated monthly charge may be adjusted periodically by Landlord on the basis of Landlord's reasonably anticipated costs.

(b) Following the end of each calendar year or, at Landlord's option, its fiscal year, Landlord shall furnish to Tenant a statement covering the calendar or fiscal year (as the case may be) just expired, showing by cost category the actual Common Area Costs for that year, the total Floor Area of the Project, the amount of Tenant's share of the Common Area Costs for that year, and the monthly payments made by Tenant during that year for the Common Area Costs. If Tenant's share of the Common Area Costs exceeds Tenant's prior payments, Tenant shall pay to Landlord the deficiency within ten (10) days after receipt of such annual statement. If Tenant's payments for the calendar year exceed Tenant's actual share of the Common Area Costs, and provided Tenant is not in arrears as to the payment of any Minimum Annual Rent or Additional Rent (provided, however, in the event Tenant is in arrears as to the payment of any Minimum Annual Rent or Additional Rent, Landlord shall have the right to offset such excess against such amounts in arrears), Tenant may offset the excess against payments of Common Area Costs next due Landlord. An appropriate proration of Tenant's share of the Common Area Costs as of the Commencement Date and the expiration date of the Term shall be made.

(c) Portions of the Project are, or may be, owned or leased from time to time by various persons or entities occupying freestanding facilities or other facilities containing in excess of ten thousand (10,000) square feet of Floor Area which maintain, repair and/or replace their own facilities and, therefore, contribute to the Common Area Costs on a basis other than that described herein (collectively, "Other Stores"). The contributions received from the Other Stores towards the Common Area Costs shall be credited against the total Common Area Costs and the balance thereof shall be prorated in the following manner: Tenant's share of the Common Area Costs shall be determined by multiplying the Common Area Costs that remain after applying the contributions paid by the Other Stores by a fraction, the numerator of which is the number of square feet of Floor Area in the Premises and the denominator of which is the number of square feet of Floor Area in the Project as of the commencement of the applicable calendar or fiscal year (as the case may be), exclusive of the Floor Area of the Other Stores and exclusive of the Joint Use Facilities. Notwithstanding the foregoing, if any owner or tenant of a portion of the Project separately maintains its own Common Area, Common Area Costs shall not include costs relating to the Common Area so maintained by such owner or tenant, and the Floor Area on such owner's or tenant's parcel shall not be included in the denominator for purposes of calculation of Tenant's share of Common Area Costs.

(d) Notwithstanding anything contained in this Section 11.5 to the contrary, at Landlord's option: (i) Landlord shall have the right to allocate certain Common Area Costs to less than all of the occupants in the Project, in which event Tenant's share of such costs (the "Cost Pool") shall be as follows: (A) in the event Tenant is one of the occupants participating in such Cost Pool, its share of such Common Area Costs shall be calculated in the manner set forth in Section 11.5(c), but the denominator used to determine such share shall exclude those occupants not participating in such Cost Pool; or (B) in the event Tenant is not one of the occupants participating in such Cost Pool, its share of such Common Area Costs shall be calculated in the manner set forth in Section 11.5(c), but the denominator used to determine such share shall exclude those occupants participating in such Cost Pool; or (ii) Landlord shall have the right to cause Tenant to directly pay for any extraordinary expenses resulting from Tenant's operations from the Premises (e.g., a restaurant user with an

outdoor patio may be directly responsible for the extraordinary costs incurred by Landlord in cleaning the Common Area directly adjacent to such outdoor patio area).

(e) Under no circumstances shall Landlord be liable to Tenant or to any other person by reason of (i) any theft, burglary, robbery, assault, trespass, unauthorized entry, vandalism, or any other act of any third person occurring in or about the Premises or the Project or (ii) any claim that Landlord has provided inadequate security at the Project, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, judgments, costs and expenses (including but not limited to reasonable attorneys' fees and other costs of investigation or defense) which Landlord may suffer by reason of any claim asserted by any person arising out of, or related to, any of the foregoing.

11.6 Governmental Impositions; Security Costs. Notwithstanding anything to the contrary contained in this Lease, Tenant shall, at Tenant's sole cost and expense, be solely responsible for any and all additional charges, costs and expenses imposed by any governmental authority for services to the Premises or the Project to the extent resulting from activities, conduct, operations or other uses at the Premises or due to the particular use or operations at the Premises (as determined by the applicable governmental authority or as reasonably determined by Landlord). For example, and without limitation, in the event a charge for services is imposed by the local Police Department for service calls resulting from loitering or other activities within or due to activities conducted at the Premises, Tenant shall be solely responsible for such charges. Such charges, if billed directly to Tenant by the subject governmental authority, shall be paid to such governmental authority within ten (10) days following such billing. In the event Landlord is charged for such service(s), Tenant shall pay Landlord for such charge(s) within ten (10) days following written notice from Landlord, which written notice shall be accompanied by the bill from the governmental authority. In addition to the foregoing, to the extent that, in Landlord's reasonable opinion, the conduct of Tenant's business causes the need for security services or measures or lighting at the Project which are in addition to those otherwise provided by Landlord, Tenant shall alone bear the incremental costs for such services or measures or lighting. These costs shall be paid by Tenant to Landlord within ten (10) days following written notice from Landlord of such costs.

11.7 Parking. Tenant agrees to cooperate to the extent reasonably possible with all present or future programs intended to manage parking, transportation or traffic in and around the Project or Premises (and shall fully comply with all such parking, transportation and traffic programs which are non-voluntary obligations of the Premises or Project as imposed by any governmental entity or authority) and in connection therewith, Tenant shall use reasonable efforts and take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant or its employees; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; (vi) the requirement that Tenant supply Landlord annually with an employee survey, in the form required by the applicable governing authority, (vii) the requirement that Tenant provide information to its employees on carpooling, bus routes and schedules, and bicycling information, and (viii) utilizing flexible work shifts for employees. Tenant agrees to pay its

proportionate share of the costs of any transportation management program adopted by the Project pursuant to the requirements of any governmental entity or authority (including, but not limited to, any transportation management fees), which proportionate share shall be reasonably determined by Landlord for each category of costs incurred in connection with such program based on either (a) the Floor Area of the Premises in relation to the Floor Area of the premises of all tenants or occupants participating in the transportation management program or (b) the number of employees of Tenant in relation to the number of employees of all tenants or occupants participating in the transportation management program. Landlord may, from time to time, designate specific areas for parking by Tenant's employees and/or the employees of other tenants of the Project located within the Project. In such event, Tenant shall park (and shall require its employees to park) its/their cars and other permitted vehicles only in the employee parking areas, if any, designated by Landlord. In the event Tenant or any of its employees park in violation of the foregoing, Landlord may attach violation stickers or notices to such vehicles. In the event Tenant or its employees fail to park their vehicles in the designated parking areas as determined by Landlord, and such violation occurs two (2) or more times with respect to any particular vehicle, then for each additional time that such vehicle is parked in violation of the foregoing provisions of this Section, Landlord may charge Tenant Fifty and 00/100 Dollars ($50.00) per day for each such additional occurrence and/or tow such vehicle away from the Project and charge Tenant or the owner of such vehicle therefor. All amounts due hereunder shall be payable by Tenant within ten (10) days after demand by Landlord.

ARTICLE 12 - ASSIGNMENT AND SUBLETTING

12.1 Landlord's Consent Required. Tenant shall not assign, sublet, enter into franchise, license or concession agreements, change ownership or voting control, mortgage, encumber, pledge, hypothecate or otherwise transfer (including any transfer by operation of law) all or any part of this Lease or Tenant's interest in the Premises (collectively, a "Transfer"; and any such transferee shall hereinafter be referred to as a "Transferee") without first procuring the written consent of Landlord, which consent shall not be unreasonably withheld, subject to the terms, covenants and conditions contained in this Lease and to the right of Landlord to elect to terminate this Lease as provided in Section 12.2.

12.2 Procedures. Should Tenant desire to enter into a Transfer, other than any Transfer which is expressly stated in this Article 12 not to require the prior written consent of Landlord, Tenant shall request, in writing, Landlord's consent to the proposed Transfer at least sixty (60) days before the intended effective date of the proposed Transfer (which request shall be accompanied by a payment of One Thousand Five Hundred Dollars [$1,500.00] to reimburse Landlord for costs incurred in connection with reviewing such proposed Transfer), which request shall include any information reasonably requested by Landlord to evaluate the proposed Transfer. In addition, Tenant shall be responsible for all attorneys' fees reasonably incurred by Landlord in connection with any such Transfer. Within thirty (30) days after receipt of Tenant's request for consent to the proposed Transfer together with all of the above required information, Landlord shall respond and shall have the right either to: (i) consent to the proposed Transfer; (ii) refuse to consent to the proposed Transfer; or (iii) terminate this Lease, such termination to be effective thirty (30) days after Tenant's receipt of Landlord's notice electing to so terminate. If Landlord shall exercise its termination right hereunder, Landlord shall have the right to enter into a lease or other occupancy agreement directly with the proposed Transferee, and Tenant shall have no right to any of the rents or other consideration payable by such proposed Transferee under such other lease or occupancy agreement.

A consent to one (1) Transfer by Landlord shall not be deemed to be a consent to any subsequent Transfer to any other party.

12.3 Standard for Consent. Tenant agrees that Landlord may refuse its consent to the proposed Transfer on any reasonable grounds, and (by way of example and without limitation) Tenant agrees that it shall be reasonable for Landlord to withhold its consent if any of the following situations exist or may exist: (a) the proposed Transferee proposes to change the use of the Premises from the permitted use pursuant to Section 9.1; (b) the proposed Transferee's financial condition, net worth or liquidity is less than the financial condition, net worth or liquidity of Tenant as of the Effective Date or the date of the request for transfer, whichever is greater, or is inadequate to support all of the financial and other obligations of Tenant under this Lease; (c) the business reputation or character of the proposed Transferee is not reasonably acceptable to Landlord; (d) the proposed Transferee is not likely to conduct on the Premises a business of a quality substantially equal to that conducted by Tenant; (e) Tenant is in default under this Lease; (f) the projected gross receipts payable by the proposed Transferee are not expected to exceed the gross receipts of the Tenant; (g) Landlord has received unacceptable references from prior landlords regarding the proposed Transferee; or (h) the proposed Transferee has a past history of litigation, bankruptcy or other insolvency proceedings. The presence of one negative factor among the items enumerated above shall be deemed reasonable justification for Landlord's withholding consent.

12.4 Intentionally Omitted.

12.5 No Release; Form. No Transfer or Permitted Transfer, whether with or without Landlord's consent, shall relieve Tenant (hereinafter referred to in this Section 12.5 as "Transferor") from its covenants and obligations under this Lease. Transferor shall be bound by the following after any Transfer or Permitted Transfer: (a) Any act of Landlord, or its successors or assigns, consisting of a waiver of any of the terms or conditions of this Lease, the giving of any consent to any matter or thing relating to this Lease, or the granting of any indulgence or extension of time to the Transferee may be done without notice to Transferor and without releasing Transferor from any of its obligations hereunder; (b) the obligations of Transferor hereunder shall not be released by any modification of this Lease, regardless of whether Transferor consents thereto or receives notice thereof, and (c) Transferor unconditionally guarantees, without deduction by reason of setoff, defense or counterclaim, to Landlord and its successors and assigns the full and punctual payment, performance and observance by Tenant, of all of the amounts, terms, covenants and conditions in this Lease contained on Tenant's part to be paid, kept, performed and observed. Any Transfer shall be evidenced by an instrument in form and content satisfactory to Landlord and executed by Tenant and the Transferee, and no Transfer shall be effective, at Landlord's sole discretion, until the Transferee delivers to Landlord certificates of insurance sufficient to satisfy the requirements of Section 14.2, below.

12.6 Transfer Rent. Except for a Permitted Transfer, if Tenant shall enter into a Transfer hereunder, Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of any "Transfer Premium" (as hereinafter defined). In the event of a subletting, "Transfer Premium" shall mean all rent, additional rent or other consideration which is of a type properly and typically categorized as rent payable to a landlord under a lease which is payable by such subtenant to Tenant or on behalf of Tenant in connection with the subletting in excess of the rent, additional rent and other sums payable by Tenant under this Lease during the term of the sublease on a per square foot basis if less than all

of the Premises are subleased, and less the reasonable costs actually incurred by Tenant to secure the sublease. In the event of any Transfer other than a subletting, "Transfer Premium" shall mean any consideration paid by the assignee to Tenant in connection with such Transfer which Landlord reasonably determines is allocable to the leasehold value of this Lease, less the reasonable costs actually incurred by Tenant to secure the Transfer. If part of the transfer premium shall be payable by the Transferee or subtenant other than in cash, then Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord.

12.7 Rights. If Landlord withholds or conditions its consent and Tenant believes that Landlord did so contrary to the terms of this Lease, Tenant's sole remedy shall be to prosecute an action for declaratory relief to determine if Landlord properly withheld or conditioned its consent, and Tenant hereby waives all other remedies.

ARTICLE 13 - PROMOTIONAL CHARGE; ADVERTISING

13.1 Initial Promotional Assessment. Tenant shall pay to Landlord an Initial Promotional Assessment in the amount specified in Section 1.15 to defray the advertising, promotion, decoration and public relations expenses related to the Project and/or related to Tenant's store opening, to be incurred by Landlord. The Initial Promotional Assessment shall be paid by Tenant when Tenant first delivers to Landlord the Tenant-executed counterparts of this Lease.

13.2 Promotional Charge. At Landlord's option, Tenant shall either maintain membership in a merchants' association ("Association") or participate in a promotional service ("Service") to be provided by Landlord. If Landlord has established the Service during the Term hereof, it may thereafter cause it to be abolished and establish the Association. In the alternative, if Landlord has established the Association, it may at any time during the Term cause it to be abolished and establish the Service. In either case, Tenant agrees to sign any documents necessary to accomplish such change. Tenant agrees to pay to Landlord, as Tenant's share of the Association or Service, as the case may be, an annual charge ("Promotional Charge") as set forth in Section 1.16. At Landlord's election, Landlord shall have the right to become a member of, or participant in, such Association or Service. Commencing with the first anniversary of the Commencement Date and on each anniversary of the Commencement Date thereafter, the Promotional Charge shall be increased by five cents ($.05) per square foot of Floor Area in the Premises.

13.3 Advertising. Tenant shall expend each calendar year for advertising and promotions a sum not less than one percent (1%) of its Gross Sales for the calendar year. Tenant shall designate the location of the Premises by reference to the Project by name in its advertising. The advertising shall be in newspapers, tabloids, direct mailings, print, digital media, social media or other media covering the trade area served by the Project.

ARTICLE 14 - INSURANCE

14.1 Tenant's Insurance. Tenant, at its sole cost and expense, commencing on the Delivery Date, or the date Tenant is given earlier access to the Premises, and continuing during the Term, shall procure, pay for and keep in full force and effect the following types of insurance, in at least the amounts and in the forms specified below:

(a) Commercial general liability insurance with coverage limits of not less than the combined single limit for bodily injury, personal injury, death and property damage liability per occurrence specified in Section 1.17 or the limit carried by Tenant, whichever is greater, insuring against any and all liability of the insureds with respect to the Premises or arising out of Tenant's Work or Alterations, or the maintenance, use or occupancy of the Premises or related to the exercise of any rights of Tenant pursuant to this Lease, subject to increases in amount as Landlord may reasonably require from time to time. All such liability insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property set forth in Section 14.6. Further, all such liability insurance shall include, but not be limited to, personal injury, blanket contractual, cross-liability and severability of interest clauses, products/completed operations, broad form property damage, independent contractors, and, if alcoholic beverages are served, sold, consumed or obtained in the Premises, liquor law liability.

(b) Workers' compensation coverage as required by law, including employer's liability coverage, with a limit of not less than One Million Dollars ($1,000,000.00) and, by endorsement, waiver by Tenant's insurer of any right of subrogation against Landlord and Landlord's property manager by reason of any payment pursuant to such coverage.

(c) Business interruption or loss of income insurance in amounts sufficient to insure Tenant's business operations for a period of not less than one (1) year.

(d) Plate glass insurance covering all plate glass on the Premises at full replacement value. Tenant shall have the option either to insure this risk or to self-insure.

(e) Insurance covering all of Tenant's Work, Tenant's leasehold improvements (or any other leasehold improvements or mechanical, electrical, plumbing, utility or HVAC System facilities located within the Premises) and Alterations permitted under Article 10 and all furniture, fixtures, equipment and other personal property located in or at the Premises, in an amount not less than their full replacement value from time to time, including replacement cost endorsement, providing protection against any peril included within the classification Fire and Extended Coverage, sprinkler damage, vandalism, theft, burglary, malicious mischief, earthquake, flood (and special flood if the Project is located within a 100 year flood zone) and such other additional perils as covered in a "special form – causes of loss" or "all risks" standard insurance policy or as Landlord may reasonably require. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 15.

(f) Any insurance policies designated necessary by Landlord with regard to Tenant's, or Tenant's contractors', construction of Tenant's Work, as well as with regard to the construction of Alterations including, but not limited to, contingent liability and "all risks" builders' risk insurance, in amounts acceptable to Landlord.

(g) Commercial Automobile Liability Insurance with a limit of not less than One Million Dollars ($1,000,000.00), covering owned, non-owned and hired vehicles.

14.2 Policy Form. All policies of insurance required of Tenant herein shall be issued by insurance companies with a general policy holder's rating of not less than "A" and a financial rating

of not less than Class "X", as rated in the most current available "Best's Key Rating Guide", and which are admitted and qualified to do business in the Project State. All such policies, except for the Workers' Compensation coverage, shall name and shall be for the mutual and joint benefit and protection of Landlord, Tenant and Landlord's agents and mortgagee(s) or beneficiary(ies) as additional insureds. With respect to commercial general liability insurance and excess/umbrella liability insurance, Tenant shall name Landlord, Landlord's property manager, Landlord's lender and such other persons and entities as may from time to time be designated by Landlord in writing as additional insureds per a CG 2026 1185 additional insured endorsement with primary insurance wording, or an equivalent endorsement form acceptable to Landlord. The policies described in subparagraphs (d) and (e) of Section 14.1 shall also name Landlord and Landlord's lender as loss payees (in a form acceptable to Landlord or Landlord's lender), and Landlord shall furnish to Tenant the names and addresses of such lender. Prior to Tenant, its agents or employees entering the Premises for any purpose, Tenant shall furnish certificates of insurance evidencing the required insurance, as well as the required additional insured and waiver of subrogation endorsements (along with executed copies of the insurance policies if requested by Landlord). Thereafter, insurance certificates and endorsements (and executed copies of the insurance policies if requested by Landlord) shall be delivered to Landlord within thirty (30) days prior to the expiration of the term of each policy. All policies of insurance delivered to Landlord must contain a provision that the company writing the policy will give to Landlord thirty (30) days' prior written notice of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. All policies required of Tenant herein shall be endorsed to read that such policies are primary policies and any insurance carried by Landlord or Landlord's property manager shall be noncontributing with such policies. No policy required to be maintained by Tenant shall have a deductible or self-insured retention greater than Twenty-Five Thousand Dollars ($25,000.00) unless approved in writing by Landlord.

14.3 Blanket Policies. Notwithstanding anything to the contrary contained in this Article 14, Tenant's obligation to carry insurance may be satisfied by coverage under a so called blanket policy or policies of insurance; provided, however, that the coverage afforded Landlord will not be reduced or diminished and the requirements set forth in this Lease are otherwise satisfied by such blanket policy or policies.

14.4 Increased Premiums Due to Use of Premises. Tenant shall not do any act in or about the Premises which will tend to increase the insurance rates upon the Premises or the Project of which the Premises are a part. Tenant agrees to pay to Landlord, upon demand, the amount of any increase in premium for insurance resulting from Tenant's use of the Premises, whether or not Landlord shall have consented to the act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which constitutes an overload of the electrical lines servicing the Premises, Tenant, at its own expense, shall make whatever changes are necessary to comply with the requirements of the insurance underwriters and any appropriate governmental authority.

14.5 Reimbursement of Insurance Premiums by Tenant. Landlord, at all times from and after the Delivery Date, shall maintain in effect during the Term a policy or policies of insurance covering the building of which the Premises are a part (including boiler and machinery) in an amount not less than eighty percent (80%) of the full replacement cost (exclusive of the cost of excavations, foundations and footings) or the amount of insurance Landlord's mortgagee(s) or beneficiary(ies) may require Landlord to maintain, whichever is the greater, providing protection against any peril

generally included in the classification "Special Form – Causes of Loss" or "Fire and Extended Coverage", loss of rental income insurance and such other additional insurance as covered in a "special form – causes of loss" or "all risks" standard insurance policy, with earthquake coverage insurance, terrorism insurance, flood insurance and/or environmental insurance if deemed necessary by Landlord in Landlord's sole discretion or if required by Landlord's mortgagee(s) or beneficiary(ies) or by any Federal, state, county, city or local authority. From and after the Commencement Date, Tenant agrees to pay to Landlord its share of the cost to Landlord of this insurance, including reasonable reserves for deductibles and any self-insured retention. The cost of such insurance for any partial year of the Term shall be prorated. Payment shall be made in the same manner set forth for payment of Taxes in Section 7.1(b). Tenant's share of the premiums for this insurance shall be a fractional portion of the premiums, the numerator of which shall be the Floor Area of the Premises and the denominator of which is the number of square feet of Floor Area covered by this insurance as of the commencement of the applicable calendar or fiscal year (as the case may be), exclusive of the Floor Area of the Other Stores and exclusive of the Joint Use Facilities. Tenant acknowledges that Landlord shall have the right to maintain commercially reasonable deductibles and/or self-insured retentions in connection with any insurance carried by Landlord pursuant to this Lease, as determined by Landlord in its reasonable business judgment. In the event of an insurance loss covered by the insurance carried by Landlord pursuant to this Lease, Tenant shall be required to pay its share of such deductibles or self-insured retentions, as determined pursuant to this Section 14.5 or Section 11.5, as applicable. Landlord's obligation to carry insurance under this Lease may be brought within the coverage of any so called blanket policy and/or umbrella policy or policies of insurance carried and maintained by Landlord. Notwithstanding anything to the contrary set forth herein, Landlord shall have the right to self-insure any or all of the insurance required to be maintained by Landlord under this Lease.

14.6 Indemnity. "Landlord" for the purposes of this Section 14.6 shall mean and include Landlord and Landlord's directors, officers, shareholders, members, partners, agents and employees. To the fullest extent permitted by law, Tenant covenants with Landlord that Landlord shall not be liable for any damage or liability of any kind or for any injury to or death of persons or damage to property of Tenant or any other person occurring from and after the Delivery Date (or such earlier date if Tenant is given earlier access to the Premises) from any cause whatsoever related to the use, occupancy or enjoyment of the Premises or the Project by Tenant, its employees, agents, members, managers, subtenants, licensees, contractors or invitees, or any other person thereon or holding under Tenant. Tenant shall pay for, defend (with an attorney approved by Landlord), indemnify, and save Landlord harmless against and from any real or alleged damage or injury and from all claims, judgments, liabilities, costs and expenses, including attorneys' fees and costs, arising out of or in any way connected with Tenant's use of the Premises, the Project and its facilities, or any maintenance, repairs, Alterations or improvements (including original improvements and fixtures specified as Tenant's Work) which Tenant may make or cause to be made upon the Premises, or any other activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or the Project, any breach of this Lease by Tenant and any loss or interruption of business or loss of rental income resulting from any of the foregoing; provided, however (and though Tenant shall in all cases accept any tender of defense of any action or proceeding in which Landlord is named or made a party and shall, notwithstanding any allegations of negligence or misconduct on the part of Landlord, defend Landlord as provided herein), Tenant shall not be liable for such damage or injury to the extent and in the proportion that the same is ultimately determined to be attributable to the gross negligence or misconduct of Landlord. The obligations to indemnify set forth in this Section 14.6 shall include all

of Landlord's attorneys' fees, litigation costs, investigation costs and court costs and all other costs, expenses and liabilities incurred by Landlord or its counsel from the first notice that any claim or demand is to be made or may be made. Tenant's indemnity obligations under this Section 14.6 shall survive the expiration or termination of this Lease.

14.7 Waiver of Subrogation. Landlord and Tenant each waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises or its contents, or to other portions of the Project arising from any liability, loss, damage or injury caused by fire or other casualty for which property insurance is carried or required to be carried pursuant to this Lease. The insurance policies obtained by Landlord and Tenant pursuant to this Lease (excluding commercial general liability insurance) shall contain endorsements waiving any right of subrogation which the insurer may otherwise have against the non-insuring party. If Landlord has contracted with a third party for the management of the Project, the waiver of subrogation by Tenant herein shall also run in favor of such third party.

14.8 Failure by Tenant to Maintain Insurance. If Tenant refuses or neglects to secure and maintain insurance policies complying with the provisions of this Article 14, or to provide copies of policies or certificates or copies of renewal policies or certificates within the time provided in Section 14.2, Landlord may, after providing written notice to Tenant of its intention to do so, secure the appropriate insurance policies and Tenant shall pay, upon thirty (30) days following demand, the cost of same to Landlord.

ARTICLE 15 - DAMAGE

15.1 Insured Casualty. In the case of damage by fire or other perils covered by the insurance specified in Section 14.5, the following provisions shall apply:

(a) Within a period of sixty (60) days after all applicable permits have been obtained (which permits Landlord shall promptly apply for and diligently seek), Landlord shall commence such repair, reconstruction and restoration of the Premises as Landlord, in its reasonable business judgment, deems necessary, and shall diligently prosecute the same to completion; provided, however, that Tenant, at its cost, shall repair and restore all items of Tenant's Work and replace its stock in trade, trade fixtures, furniture, furnishings and equipment. Tenant shall commence this work promptly upon delivery of possession of the Premises to Tenant and shall diligently prosecute same to completion.

(b) Notwithstanding the foregoing, if the Premises are totally destroyed, or if the Project is destroyed to an extent of at least fifty percent (50%) of the then full replacement cost thereof as of the date of destruction, then (i) if the destruction occurs during the last two (2) years of the Term, Landlord and Tenant shall each have the right to terminate this Lease, and (ii) if the destruction occurs prior to the last two (2) years of the Term, Landlord shall have the right to terminate this Lease. In each case, the termination right shall be exercised by the terminating party giving written notice to the other party within thirty (30) days after the date of destruction.

15.2 Uninsured Casualty. If the Premises or the Project are damaged as a result of any casualty not covered by the insurance required to be carried under Section 14.5, Landlord, within one hundred twenty (120) days following the date of such damage, shall use its reasonable good faith efforts to commence to repair, reconstruct or restore the Premises to the extent provided herein and

shall diligently prosecute the same to completion, or Landlord may elect within said one hundred twenty (120) days not to so repair, reconstruct or restore the damaged property, in which event, at Landlord's option, this Lease shall cease and terminate upon the expiration of such one hundred twenty (120) day period. In the event Landlord elects to restore the Premises, Tenant shall have the same repair, restoration and replacement obligations it has pursuant to Section 15.1(a).

15.3 Distribution of Proceeds. In the event of the termination of this Lease pursuant to this Article 15, all proceeds from the Fire and Extended Coverage and/or property insurance carried by Tenant pursuant to Article 14 and all insurance covering Tenant's Work and Tenant's leasehold improvements, but excluding proceeds for trade fixtures, merchandise, signs and other personal property, shall be disbursed and paid to Landlord, and all proceeds from Fire and Extended Coverage and/or property insurance carried by Landlord shall be retained by Landlord.

15.4 Abatement. In the event of repair, reconstruction and restoration, as provided in this Article 15, and provided Tenant has maintained the business interruption or loss of income insurance required pursuant to Article 14, to the extent that the proceeds of such business interruption or loss of income insurance may be exhausted during the period of repair, reconstruction and restoration, Minimum Annual Rent payable hereunder shall be thereafter abated proportionately with the degree to which Tenant's use of the Premises is impaired during the remainder of the period of repair, reconstruction and restoration; provided, however, the amount of Minimum Annual Rent abated pursuant to this Section 15.4 shall in no event exceed the amount of loss of rental income insurance proceeds actually received by Landlord. Tenant shall continue the operation of its business on the Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management, and the obligation of Tenant to pay Additional Rent shall remain in full force and effect. Tenant shall not be entitled to any compensation or damages from Landlord for loss of use of the whole or any part of the Premises or the building of which the Premises are a part, Tenant's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

15.5 Waiver of Termination. Tenant waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises.

ARTICLE 16 - EMINENT DOMAIN

16.1 Taking. The term "Taking", as used in this Article 16, shall mean an appropriation or taking under the power of eminent domain by any public or quasi public authority or a voluntary sale or conveyance in lieu of condemnation but under threat of condemnation.

16.2 Total Taking. In the event of a Taking of the entire Premises or the entire Common Area, this Lease shall terminate and expire as of the date possession is delivered to the condemning authority and Landlord and Tenant shall each be released from any liability accruing pursuant to this Lease after the date of such termination.

16.3 Partial Taking. If there is a Taking of a material portion of the Premises or the Common Area and, regardless of the amount taken, the Premises are not, in Tenant's sole but reasonable business judgment, suitable for the continued operation of Tenant's business, either Landlord or Tenant may terminate this Lease, upon giving notice in writing of such election to the other party within thirty (30) days after receipt by Tenant from Landlord of written notice that a

portion of the Premises and/or the Common Area has been so appropriated or taken. In each case, the termination of this Lease shall be effective as of the date Tenant is required to vacate all or a portion of the Premises and/or the Common Area.

16.4 Award. The entire award or compensation in any such condemnation proceeding, whether for a total or partial Taking, or for diminution in the value of the leasehold or for the fee, shall belong to and be the property of Landlord. Without derogating the rights of Landlord under the preceding sentence, Tenant shall be entitled to recover from the condemning authority such compensation as may be separately awarded by the condemning authority to Tenant or recoverable from the condemning authority by Tenant in its own right for the taking of trade fixtures and equipment owned by Tenant and for the expense of removing and relocating its trade fixtures and equipment.

16.5 Continuation of Lease. In the event of a Taking, if Landlord and Tenant elect not to terminate this Lease as provided above (or have no right to so terminate), Landlord agrees, at Landlord's cost and expense as soon as reasonably possible after the Taking, to restore the Premises and/or the Common Area necessary for Tenant to reasonably operate from the Premises (to the extent of the condemnation proceeds) on the land remaining to a complete unit of like quality and character as existed prior to the Taking and, thereafter, Minimum Annual Rent and Additional Rent payable by Tenant hereunder shall be reduced on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining, and Landlord shall be entitled to receive the total award or compensation in such proceedings.

16.6 Waiver of Right to Terminate. Tenant hereby waives the provisions of any Applicable Laws, which allow Tenant to terminate this Lease in the event of a partial Taking of the Premises.

ARTICLE 17 - DEFAULTS BY TENANT

17.1 Events of Default. Should Tenant at any time be in default with respect to any payment of Minimum Annual Rent, Additional Rent or any other charge payable by Tenant pursuant to this Lease, or the delivery of an estoppel certificate pursuant to the terms of Section 18.3 of this Lease, for a period of five (5) days after written notice from Landlord to Tenant, or should Tenant be in default in the prompt and full performance of any other of its promises, covenants or agreements herein contained for more than thirty (30) days (provided, however, if the default cannot be rectified or cured within such thirty (30) day period, the default shall be deemed to be rectified or cured if Tenant, within such thirty (30) day period, shall have commenced to rectify or cure the default and shall thereafter diligently and continuously prosecute same to completion) after written notice thereof from Landlord to Tenant specifying the particulars of the default, then Landlord may treat the occurrence of any one (1) or more of the foregoing events as a breach of this Lease and, in addition to any or all other rights or remedies of Landlord by law provided, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to Tenant or any other person, (a) to declare the Term ended and to re-enter and take possession of the Premises and remove all persons therefrom, or (b) without declaring this Lease terminated and without terminating Tenant's right to possession, to re-enter the Premises and occupy the whole or any part for and on account of Tenant and to collect any unpaid rentals and other charges which have become payable or which may thereafter become payable, or (c) even though it may have re-entered the Premises as provided in

clause (b) above, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises. In addition, Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due), if Tenant has the right to sublet or assign, subject only to reasonable limitations. Any notice required to be given by Landlord above shall be in lieu of, and not in addition to, any notice required under the laws of the Project State. In addition, notices to pay-or-quit or perform-or-quit, as set forth in California Code of Civil Procedure Section 1161 (or any successor statute), may, at Landlord's discretion, be delivered pursuant to Section 20.1, below, or pursuant to California Code of Civil Procedure Section 1162.

17.2 Landlord Remedies. Should Landlord elect to terminate this Lease pursuant to the provisions of Section 17.1(a) or (c) above, Landlord may, in addition to all other remedies which may be available under applicable law and/or equity, recover from Tenant, as damages, the following: (a) the worth at the time of award of any unpaid rental which had been earned at the time of the termination, plus (b) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of rental loss Tenant proves could have been reasonably avoided, plus (c) the worth at the time of award of the amount by which the unpaid rental for the balance of the Term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, plus (d) any other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom plus, at Landlord's election, any other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the Project State. As used in subparagraphs (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate. As used in subparagraph (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank situated nearest to the location of the Project at the time of award plus one percent (1%). In addition to the foregoing rights and remedies, Landlord shall have the right, but not the obligation, without further notice to Tenant, to incur any expense necessary to perform the obligations of Tenant which Tenant has failed to perform or to otherwise cure Tenant's default, and Tenant shall pay to Landlord the cost thereof upon written demand by Landlord. Additionally, Landlord shall have the right to remedy any default of an emergency nature in the event Tenant fails to commence to cure any default creating an emergency situation promptly upon being given notice which is reasonable under the circumstances, and Landlord shall have the right to remedy such a default without notice (if the giving of notice is not reasonably practicable) in the event of an emergency. Landlord's right to perform Tenant's obligations pursuant to this Section shall not be deemed to: (i) impose any obligation on Landlord to do so; (ii) render the Landlord liable to the Tenant or any third party for an election not to do so; (iii) relieve the Tenant from any performance obligation hereunder; (iv) relieve the Tenant from any indemnity obligation as provided in this Lease, or (v) cure Tenant's default or limit in any manner any of Landlord's rights and remedies under this Lease including, without limitation, Landlord's right to terminate the Lease due to such default by Tenant.

17.3 Definition of Rental. For purposes of this Article 17 only, the term "rental" shall be deemed to be Minimum Annual Rent, Additional Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease. All sums, other than Minimum Annual Rent, shall, for the purpose of calculating any amount due under the provisions of Section 17.2(c) above, be computed on the basis of the average monthly amount accruing during the immediately preceding

sixty (60) month period, except that if it becomes necessary to compute these sums before the sixty (60) month period has occurred, then these sums shall be computed on the basis of the average monthly amount accruing during the shorter period.

17.4 Form of Payment after Default. If Tenant fails to timely pay any amount due under this Lease and Landlord serves a notice of default, Landlord shall have the right to require that any subsequent amounts paid by Tenant to Landlord under this Lease (to cure a default or otherwise) be paid in the form of a money order, cashier's or certified check drawn on an institution acceptable to Landlord, or other form approved by Landlord, despite any prior practice of accepting payments in a different form. Landlord may accept Tenant's payments without waiving any rights under this Lease, including rights under a previously served notice of default. If Landlord accepts payments after serving a notice of default, Landlord may, nevertheless, commence and/or pursue an action to enforce Landlord's rights and remedies under the previously served notice of default without giving Tenant any further notice or demand.

ARTICLE 18 - SUBORDINATION, ATTORNMENT AND TENANT'S CERTIFICATE

18.1 Subordination. Upon written request of Landlord, Landlord's mortgagee, the beneficiary of a deed of trust of Landlord or a lessor of Landlord, Tenant will subordinate its rights pursuant to this Lease in writing to the lien of any mortgage, deed of trust or the interest of any lease in which Landlord is the lessee (or, at Landlord's option, cause the lien of said mortgage, deed of trust or the interest of any lease in which Landlord is the lessee to be subordinated to this Lease) and to all advances made or hereafter to be made upon the security thereof.

18.2 Attornment. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord encumbering the Premises, or should a lease in which Landlord is the lessee be terminated, Tenant shall attorn to the purchaser or lessor under such lease upon any foreclosure, sale or lease termination and recognize the purchaser or lessor as Landlord under this Lease, provided that the purchaser or lessor shall acquire and accept the Premises subject to this Lease.

18.3 Estoppel Certificates. Tenant agrees, upon not less than ten (10) days prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing in such form as may reasonably be required by Landlord or Landlord's lender or transferee ("Tenant's Certificate").

ARTICLE 19 - MATTERS OF RECORD

Tenant agrees that (a) as to its leasehold estate, it and all persons in possession or holding under it will conform to and will not violate the terms of any covenants, conditions, restrictions, easements, ground leases, mortgages or deeds of trust currently of record, including but not limited to, the Declarations (collectively, "Agreements"), and (b) this Lease is subordinate to the Agreements and any amendments or modifications thereto; provided, however, if the Agreements are not of record as of the date of this Lease, then this Lease shall automatically become subordinate to the Agreements upon recordation so long as the Agreements do not materially interfere with or prevent Tenant from using the Premises for the use set forth in Section 1.14, and do not materially diminish the rights or materially increase the obligations of Tenant under this Lease. Tenant further agrees to execute and return to Landlord, within twenty (20) days of written demand by Landlord, an agreement in recordable form subordinating this Lease to the Agreements.

ARTICLE 20 - MISCELLANEOUS

20.1 Notices. Every notice, demand or request (collectively "Notice") required hereunder or by law to be given by either party to the other shall be in writing. Notices shall be given by personal service or by United States certified or registered mail, postage prepaid, return receipt requested, or by same-day or overnight private courier, addressed to the party to be served at the address indicated in Article 1 or such other address as the party to be served may from time to time designate in a Notice to the other party; provided, however, in order for any Notice to be effective against Landlord, any such Notice, approval, consent request or demand made to Landlord other than by email shall also be delivered via email to usnotices@goodman.com. Notice personally served shall be effective when delivered to (or refused by) the party upon whom such Notice is served. If served by registered or certified mail, Notice shall be conclusively deemed served on the date shown on the return receipt, but if delivery is refused or the Notice is unclaimed, Notice shall conclusively be deemed given forty-eight (48) hours after mailing. If served by private courier, Notice to the addressee shall be effective when delivered to (or refused by) the party upon whom such Notice is served. Copies of any Notice shall be sent to the addresses, if any, designated for service of copies of Notices in Article 1.

20.2 Security Deposit. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default (either past or future rent or other sum in default) or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days following the expiration of the Lease Term. Tenant hereby waives any and all rights with regard to the Security Deposit set forth in California Civil Code Section 1950.7, or any similar, related or successor provision of law. The Security Deposit is not to be characterized as rent unless and until so applied by Landlord in respect of a default. In the event Tenant fails to occupy the Premises in accordance with the terms of this Lease, Landlord's remedies shall include, without limitation thereto, retention of all sums deposited herewith or otherwise paid pursuant to this Lease. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, Landlord may elect to apply such Security Deposit first to all attorneys' fees and costs incurred by Landlord and then either to (i) the payment of rent and other sums due Landlord for all periods prior to the filing of bankruptcy proceedings, or (ii) the payment of rent and other sums due to Landlord for all periods after the filing of bankruptcy proceedings.

20.3 Relocation. Landlord shall have the right to relocate the Premises to another part of the Project in accordance with the following: (a) the new Premises shall be substantially the same in

size, decor, and nature as the Premises described in this Lease and shall be placed in that condition by Landlord at its cost, (b) the physical relocation of the Premises shall be accomplished by Landlord at its cost, (c) all incidental costs incurred by Tenant as a result of the relocation including, without limitation, costs incurred in changing addresses on stationery, business cards, directories, advertising, and other such items shall be paid by Landlord in a sum not to exceed One Thousand Dollars ($1,000.00), (d) Landlord shall give Tenant at least ninety (90) days' notice of Landlord's intention to relocate the Premises, and (e) Landlord shall diligently pursue the relocation of the Premises and Minimum Annual Rent and all other sums and charges payable under this Lease shall abate during the period of such relocation.

20.4 Hazardous Materials and Mold Conditions. Tenant, at its sole cost and expense, shall comply with all federal, state and local laws and regulations relating to the storage, use, handling and disposal of hazardous, toxic or radioactive matter (collectively, "Hazardous Materials"), and all laws, regulatory standards and guidelines (including, but not limited to, Landlord's elected guidelines) applicable to the presence of Mold Conditions. Tenant shall notify Landlord and provide to Landlord a copy or copies of any environmental entitlements or inquiries related to the Premises. The clean-up and disposal of any Hazardous Materials or Mold Conditions located or released onto or about the Project by Tenant or its agents, contractors or employees shall be performed by Tenant at Tenant's sole cost and expense and shall be performed in accordance with all applicable laws, rules, regulations and ordinances, pursuant to a site assessment and removal/remediation plan prepared by a licensed and qualified geotechnical engineer and submitted to and approved in writing by Landlord prior to the commencement of any work. The foregoing notwithstanding, Landlord in Landlord's sole and absolute discretion may elect, by written notice to Tenant, to perform the clean-up and disposal of such Hazardous Materials or Mold Conditions from the Premises and/or the Project. In such event, Tenant shall pay to Landlord the actual cost of same upon receipt from Landlord of Landlord's written invoice therefor. Notwithstanding any other term or provision of this Lease, Tenant shall permit Landlord or Landlord's agents or employees to enter the Premises at any time, upon reasonable notice, to inspect, monitor and/or take emergency or long-term remedial action with respect to Hazardous Materials or Mold Conditions on or affecting the Premises or to discharge Tenant's obligations hereunder with respect to such Hazardous Materials or Mold Conditions when Tenant has failed, after demand by Landlord, to do so. All costs and expenses incurred by Landlord in connection with performing Tenant's obligations hereunder shall be reimbursed by Tenant to Landlord within thirty (30) days of Tenant's receipt of written request therefor. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of Hazardous Materials or Mold Conditions on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Term.

20.5 Project Remodeling. Landlord shall have the right, at any time and from time to time during the Term, upon not less than sixty (60) days' prior written notice to Tenant, to remodel, renovate, reduce or expand, in any manner, the Project or a portion thereof, which work may include the addition or removal of shops and/or the addition or removal of buildings to, or from, the Project. If such remodel, renovation or expansion will materially and adversely affect Tenant's operations from the Premises, as reasonably determined by Landlord, or if Landlord shall need to utilize the Premises in connection with the remodel, renovation or expansion, Landlord shall have the following options: (a) cause Tenant to vacate the Premises during the period necessary for Landlord to effect the remodel, renovation or expansion, or during the period during which Tenant will be unable to

reasonably operate from the Premises, during which period Tenant shall have no obligation to pay Minimum Annual Rent or Additional Rent, or (b) terminate this Lease, in which event Landlord shall pay to Tenant, within sixty (60) days following the date Tenant vacates the Premises, the unamortized cost of all permanently affixed leasehold improvements (the cost of which shall be evidenced by invoices and proofs of payment of same) installed in the Premises by Tenant (and paid for by Tenant without any contribution from Landlord), which amortization shall be determined on a straight line basis over the initial Term, and upon payment by Landlord, Tenant shall provide Landlord with a bill of sale for said permanently affixed leasehold improvements.

20.6 Failure to Substantially Complete Premises. Notwithstanding anything to the contrary contained herein, (a) if for any reason whatsoever the Delivery Date has not occurred on or before the last day of the twenty-fourth (24th) month following the Effective Date, or (b) if Landlord should at any time postpone or abandon the development or construction of the Project or that portion of the Project in which the Premises are located, then Landlord may elect to terminate this Lease by giving thirty (30) days' notice of such election to Tenant. If such notice is given, this Lease and the rights and obligations of the parties pursuant to this Lease shall cease and terminate. If this Lease is terminated pursuant to this Section 20.6, neither party shall have any further or additional rights, remedies, claims or liability arising out of this Lease or the termination of this Lease.

20.7 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, terrorism, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes (except financial) beyond the reasonable control of the party obligated to perform ("Force Majeure Events"), shall excuse the performance by that party for a period equal to the prevention, delay or stoppage, except the obligations imposed with regard to Minimum Annual Rent and Additional Rent to be paid by Tenant pursuant to this Lease. With respect to Landlord's obligations under this Lease, Force Majeure Events shall be deemed to include lawsuits or administrative proceedings filed against Landlord or the governmental entity with jurisdiction over the Project challenging the discretionary entitlements and/or approvals for the Project.

20.8 Termination and Holding Over. Upon the expiration or earlier termination of the Term, Tenant shall peaceably and quietly surrender the Premises broom clean and in the same condition as the Premises were upon delivery of the same to Tenant by Landlord, reasonable wear and tear and any damage to the Premises which Tenant is not required to repair pursuant to Article 15 or Article 16 excepted. Unless otherwise instructed in writing by Landlord, Tenant, at its sole cost, shall (i) remove from the Premises all of Tenant's trade fixtures, furniture, equipment, personal property, and any other improvement to the Premises installed by, or on behalf of Tenant and/or unique or specific to Tenant's use of the Premises, such as, but not limited to, skylights, counters and cabinets, roof top exhaust and equipment, the hood and cooking equipment, automated teller machine(s), security deposit boxes, and a vault or other built-in safe; (ii) remove its signs and patch, texture and paint the Premises façade to match existing color; (iii) demolish and remove any and all improvements, additions and Alterations (unless at the time Landlord gives its consent to such Alterations, Landlord expressly agrees in writing that Tenant does not have to demolish and remove such Alterations upon termination of this Lease), including any improvements which may be affixed to the Premises and considered permanent in nature; and (iv) immediately repair any damage occasioned to the Premises, including repairs to the roof and roofing membrane, such repairs to be

performed under the direction of a Landlord approved structural engineer utilizing a Landlord approved, licensed, roofing contractor, by reason of such demolition and/or removal so as to leave the Premises in the condition required herein. All of Tenant's work under this Section shall be subject to Landlord's prior written approval. At Landlord's election, any property left in the Premises by Tenant after the expiration or earlier termination of the Term shall become the property of Landlord without any cost to Landlord, or Landlord may remove same from the Premises and dispose of all or any portion of such property, in which latter event Tenant shall, upon demand, pay to Landlord the actual expense of such removal and disposition together with the cost of repair of any and all damage to the Premises resulting from or caused by such removal. Tenant waives any and all rights it may have under California Civil Code §1980 et seq. and any successor statutes. Should Tenant hold over in the Premises beyond the expiration or earlier termination of this Lease, the holding over shall not constitute a renewal or extension of this Lease or give Tenant any rights under this Lease. In such event, Landlord may, in its sole discretion, treat Tenant as a tenant at will, subject to all of the terms and conditions in this Lease, except that Minimum Monthly Rent shall be an amount equal to one and one-half (1-1/2) times the sum of Minimum Monthly Rent which was payable by Tenant immediately preceding the expiration or earlier termination of this Lease, and either party shall have the right to terminate this Lease upon no less than thirty (30) days written notice to the other party.

20.9 Attorneys' Fees. The following terms shall govern this Lease with regard to attorneys' fees:

(a) In the event of any litigation regarding any rights and obligations under this Lease, the prevailing party shall be entitled to recover all of its reasonable attorneys' fees, court costs and expenses, all of which, whether incurred prior to or after commencement of such proceedings, shall be deemed to have accrued on the date of commencement of such proceedings, and shall include post-judgment fees, costs or expenses incurred on any appeal, or in collection of any judgment, in addition to any other relief which may be granted. Attorneys' fees shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse the prevailing party for all attorneys' fees incurred. The term "prevailing party" shall mean the party receiving substantially the relief desired, whether by settlement, summary judgment or other pretrial motion, judgment, arbitrator's award, referee's decision, appeal or otherwise.

(b) If Landlord, without fault on Landlord's part, is made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any transferee or other occupant of the Premises, or otherwise arising out of or resulting from any act or transaction of Tenant or of any transferee or occupant, Tenant shall reimburse Landlord upon demand for all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in connection with such litigation. Tenant shall fully reimburse Landlord for any and all reasonable fees, costs and expenses that Landlord may incur in the event Landlord is required to become a witness in, be required to produce documents in connection with, or otherwise be required to participate in any litigation or other proceeding (including bankruptcy and reorganization proceedings) by, against or otherwise involving Tenant, and such fees, costs and expenses shall be deemed Additional Rent for the purposes of this Lease.

(c) In the event that Landlord places the enforcement of this Lease or pursues the collection of any rental due or to become due hereunder, or places the recovery of possession of the

Premises in the hands of an attorney, whether or not suit is commenced or judgment entered, or due to any bankruptcy petition filed by Tenant or Tenant's guarantor, if any, Tenant shall pay to Landlord upon demand all of Landlord's reasonable attorneys' fees and costs, and failure to pay shall be deemed a material default. Landlord shall be entitled to include in any default notice a demand for payment of attorneys' fees and costs, and the parties agree that Three Hundred Fifty and 00/100 Dollars ($350.00) is a reasonable minimum amount for each occurrence. However, the actual attorneys' fees and costs shall be due upon demand.

20.10 Miscellaneous Provisions.

(a) Waiver. No provision of this Lease shall be deemed waived by Landlord or Tenant unless such waiver is in writing signed by the waiving party. The waiver by Landlord or Tenant of any breach of any of the provisions of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, no matter how long the same may continue, shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payments of rental due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay rental), other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or accompanying any check or payment shall be deemed an accord and satisfaction. Landlord's or Tenant's consent to or approval of any act requiring Landlord's or Tenant's consent or approval shall not be deemed to waive or render unnecessary Landlord's or Tenant's consent to or approval of any subsequent act. No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the initial Term, or extended Term, as applicable. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease.

(b) Entire Agreement. It is understood that there are no oral or written agreements or representations between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, agreements and understandings, if any, between Landlord and Tenant. No provision of this Lease may be amended except by an agreement in writing signed by Landlord and Tenant.

(c) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the Project State without giving effect to the choice of law provisions thereof.

(d) Binding on Successors. Subject to the terms of this Lease, all rights and obligations of Landlord and Tenant under this Lease shall extend to and bind the respective heirs, executors, administrators and the permitted concessionaires, successors, subtenants and assignees of the parties. If there is more than one (1) Tenant hereunder, each shall be bound jointly and severally by the terms, covenants and agreements contained in this Lease.

(e) Authority. If Tenant or Landlord is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of the corporation, partnership or limited liability company (in his/her representative capacity only) represents and warrants that he or

she is duly authorized to execute and deliver this Lease on behalf of the corporation, partnership or limited liability company and that this Lease is binding upon the corporation, partnership or limited liability company. Furthermore, Tenant and its authorized officer(s) represent that the corporation or limited liability company (as the case may be) is in good standing with the Secretary of State where the Project is located. This Lease may be signed electronically.

(f) Rules and Regulations. Tenant shall observe faithfully and comply with, and shall cause its employees and invitees to observe faithfully and comply with, reasonable and nondiscriminatory rules and regulations governing the Project as may from time to time be promulgated by Landlord.

(g) Waiver of Redemption. Tenant waives any and all rights of redemption granted under any present and future laws in the event Landlord obtains the right to possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

(h) Brokers. Tenant represents and warrants that it has not had any dealings with any realtors, brokers or agents in connection with the negotiation of this Lease, except as may be specifically set forth in Section 1.20, and agrees to pay any realtors, brokers or agents not referenced in Section 1.20 and to hold Landlord harmless from the failure to pay any realtors, brokers or agents and from any cost, expense or liability for any compensation, commission or charges claimed by any other realtors, brokers or agents claiming by, through or on behalf of Tenant with respect to this Lease and/or the negotiation hereof.

(i) Memorandum. Neither this Lease nor any memorandum hereof shall be recorded by either party hereto.

(j) Landlord Assignment. Should Landlord sell, exchange or assign this Lease (other than a conditional assignment as security for a loan), then Landlord, as transferor, shall be relieved of any and all obligations on the part of Landlord accruing under this Lease from and after the date of such transfer provided that Landlord's successor in interest shall assume such obligations from and after such date. Written notice of any such transfer shall be given to Tenant.

(k) Interest. Except where another rate of interest is specifically provided for in this Lease, any amount due from either party to the other under this Lease which is not paid when due, shall bear interest at the rate per annum ("Interest Rate") equal to the prime interest rate published from time to time by the Wall Street Journal plus two (2) percentage points (but in no event to exceed the maximum lawful rate) from the date such amount was originally due to and including the date of payment.

(l) Landlord Default. If Landlord fails to perform any of the covenants, provisions or conditions contained in this Lease on its part to be performed within thirty (30) days after written notice of default (or if more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to diligently proceed to commence to cure the default after written notice), then Landlord shall be liable to Tenant for all damages sustained by Tenant as a direct result of Landlord's breach and Tenant shall not be entitled to terminate this Lease as a result thereof. Notwithstanding the foregoing or anything contained in this Lease to the contrary, it is expressly understood and agreed that any judgment against Landlord resulting from any default or

other claim under this Lease shall be satisfied only out of the net rents, issues, profits and other income actually received from the operation of the Project, and Tenant shall have no claim against Landlord (as Landlord is defined in Section 14.6) or any of Landlord's personal assets for satisfaction of any judgment with respect to this Lease.

(m) Lender Rights. If any part of the Premises are at any time subject to a first mortgage or a first deed of trust, and this Lease or the rentals due from Tenant hereunder are assigned by Landlord to a mortgagee, trustee or beneficiary ("Assignee" for purposes of this clause (m) only) and Tenant is given written notice of the assignment including the post office address of Assignee, then Tenant shall also give written notice of any default by Landlord to Assignee, specifying the default in reasonable detail and affording Assignee a reasonable opportunity to make performance for and on behalf of Landlord. If and when Assignee has made performance on behalf of Landlord, the default shall be deemed cured.

(n) Mechanics' Liens. Tenant shall pay all costs for work performed by or on account of it and shall keep the Premises and the Project free and clear of mechanics' liens or any other liens. Tenant shall give Landlord immediate notice of any lien filed against the Premises or the Project as a result of any work of improvement performed by or on behalf of Tenant. Tenant shall immediately cause any lien to be discharged or removed of record by either paying the amount thereof or recording a statutory lien release bond in an amount equal to one hundred twenty-five percent (125%) of the amount of said lien, or such other amount as may be adequate to cause the lien to be released as an encumbrance against the Premises and the Project. If Tenant shall fail to do so within five (5) days after written demand by Landlord to cause the effect of said claim, stop notice or lien to be removed, rescinded or dismissed, in addition to such other remedies it may have, Landlord shall have the right (but not the obligation) to use whatever means in its discretion it may deem appropriate to cause said claim, stop notice, or lien to be rescinded, discharged, compromised, dismissed or removed including, without limitation, (a) posting a bond pursuant to California Civil Code Sections 8424 and/or 8510; or (b) paying a sum sufficient to discharge, in full, any and all such claims, demands, or liens. Any such sums paid by Landlord, including attorneys' fees and bond premiums, shall be immediately due and payable to Landlord by Tenant.

(o) Waiver of Trial by Jury/Judicial Reference.

(A) Landlord and Tenant desire and intend that any disputes arising between them with respect to or in connection with this Lease be subject to expeditious resolution in a court trial without a jury. Therefore, to the extent allowable under applicable law, Landlord and Tenant each hereby waive the right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding or other hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

(B) In the event that the jury waiver provisions of Section 20.10(o)(A) are not enforceable under California Law, then the provisions of this Section 20.10(o)(B) shall apply. Landlord and Tenant agree that any disputes arising in connection with this Lease (including but not limited to a determination of any and all of the issues in such dispute, whether of fact or of Law, and

including any action where Tenant names as a party to any dispute an employee or agent of Landlord) shall be resolved (and a decision shall be rendered) by way of a general reference as provided for in Part 2, Title 8, Chapter 6 (§ 638 et. seq.) of the California Code of Civil Procedure, or any successor California statute governing resolution of disputes by a court appointed referee. Nothing within this Section 20.10(o)(B) shall apply to an unlawful detainer action

(p) No Exclusive. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interests of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or number of tenants shall, during the Term of this Lease, occupy any space in the Project (notwithstanding the depiction of any tenants on any of the exhibits attached hereto).

(q) Service Charge. Tenant acknowledges that Tenant's failure to submit any required document, certificate, report, statement of Gross Sales, insurance policy or certificate as and when required in this Lease will cause Landlord to incur additional costs of administration, and agrees that in the event Tenant fails to submit any required document, certificate, report, statement of Gross Sales, insurance policy or certificate as and when required in this Lease, Tenant shall pay to Landlord a "Service Charge" in the amount of One Hundred Dollars ($100.00) for each week or portion thereof that said failure continues. Tenant agrees that such Service Charge shall not constitute damages, and that neither Tenant's payment of such Service Charge nor Landlord's acceptance of such payment shall result in a cure of any default under this Lease, or waiver of any default under this Lease by Landlord.

(r) Signs. Landlord shall have the right, but not the obligation, at Landlord's sole cost and expense, to design and install "Coming Soon" signs for Tenant to be displayed in or about the Project prior to Tenant's opening for business from the Premises.

(s) Food User. In the event Tenant is a food user, Tenant agrees that it will not "hose off" or wash its mats or other kitchen equipment outside of the Premises. Instead, Tenant shall be required to "hose off" or wash its mats or other kitchen equipment within the Premises (i) in an interior area dedicated for such purpose so that the water and debris from such mats and/or kitchen equipment enters the sewer system located within the Premises; and (ii) in compliance with applicable laws including, without limitation, any applicable Construction Site Best Management Practices (BMPs), Stormwater Pollution Prevention Plans (SWPPPs) and/or Water Pollution Control Programs (WPCPs). Tenant shall be responsible for any fines levied on Landlord or Tenant for a violation of the foregoing requirement.

(t) Index. As used in this Lease, the term "Index" shall mean the Consumer Price Index published by the United States Department of Labor, Bureau of Labor Statistics (the "Bureau") "All Items" for All Urban Consumers in the Los Angeles-Riverside-Orange County metropolitan area, (1982-84=100). Should the Bureau discontinue the publication of the Index, publish the same less frequently or alter the same in some other manner, the most nearly comparable index or procedure as determined by Landlord shall be substituted therefor.

(u) Guaranty. Concurrently with Tenant's delivery to Landlord of executed originals of this Lease, Tenant shall cause the person or entity ("Guarantor") set forth in Section 1.19

to deliver to Landlord not less than three (3) originally executed counterparts of a guaranty in the form of the Guaranty attached hereto as Exhibit E.

(v) Sale of Parcel. In the event Landlord sells a pad or parcel within the Project after the date of this Lease, following the date of such transfer, Landlord shall not be obligated to enforce the terms of this Lease against such transferred pad or parcel owner (the "Parcel Owner"), which rights must be enforced by Tenant against the Parcel Owner, and Landlord shall not be in default under this Lease for the failure of the Parcel Owner to comply with the terms of this Lease following the date of such transfer to the Parcel Owner.

(w) Payment of Disputed Sums. Numerous charges are and may be due from Tenant to Landlord, including, without limitation, Minimum Annual Rent, Additional Rent, utilities and other items of a similar nature. If at any time there is a dispute between the parties as to the amount due Landlord for any such charges, the amount demanded by Landlord shall be paid by Tenant until the resolution of the dispute between the parties or by litigation. Failure by Tenant to pay the disputed sums until such resolution shall constitute a default under the terms of this Lease.

(x) Receipt of Deposited Sums. No payment by Tenant or receipt by Landlord of a lesser amount than the rental herein stipulated shall be deemed to be other than on account of the rental, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rental be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rental or pursue any other remedy in this Lease. No endorsement on any check nor letter accompanying any check or payment of rental, or partial payment thereof, shall prevent Landlord from treating such payment as on account of the earliest delinquent sum owed Landlord, at Landlord's sole election, and Tenant waives the benefit of any contrary court decision or statute, including, without limitation, California Civil Code Section 1479 and California Commercial Code Section 3311. In connection with the foregoing, Landlord shall have the absolute right, in Landlord's sole discretion, to apply any payment received from Tenant to any account then not current and due or delinquent.

(y) CASp. This provision is intended to comply with the terms of California Civil Code Section 1938 which provides that a commercial property owner or lessor shall state on every lease form or rental agreement executed on or after July 1, 2013, whether the premises being leased or rented has undergone inspection by a Certified Access Specialist ("CASp"), and, if so, whether the premises has or has not been determined to meet all applicable construction-related accessibility standards pursuant to California Civil Code Section 55.53. Pursuant to California Civil Code Section 1938, Landlord hereby advises Tenant that the Premises has not undergone an inspection by a CASp and effective January 1, 2017, the following language is included in the Lease as required by Section 1938(e) of the California Civil Code: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." Tenant shall be

responsible, at its sole cost and expense, for the payment of any fee for a CASp inspection requested by Tenant.

(z) Energy Usage. Tenant shall comply with all energy usage reporting requirements of Landlord relating to Tenant's use of the Premises, consistent with applicable laws.

(aa) Severability. If any provision of this Lease or its application is found to be invalid or unenforceable, such determination shall not affect the other provisions of this Lease and they shall remain valid and enforceable.

(bb) Exhibits. All of the exhibits referenced in this Lease are incorporated herein by this reference.

(Remainder of page left blank intentionally; signature page follows)

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease on the day and year first above written.

LANDLORD:

Tarpon Property Ownership 2 LLC,
a Delaware limited liability company

By:____________________
Name: ____________________
Its:____________________

By:____________________
Name: ____________________
Its:____________________

TENANT:

Global BB Group, Inc.,
a California corporation

By: [signature]
Name: James Chae
Its: CEO

By:____________________
Name: ____________________
Its:____________________

IF TENANT IS A CORPORATION, LIMITED LIABILITY COMPANY, PARTNERSHIP OR OTHER ENTITY, OR IS COMPRISED OF ANY OF THEM, EACH INDIVIDUAL EXECUTING THIS LEASE FOR SUCH ENTITY REPRESENTS THAT HE OR SHE IS DULY AUTHORIZED TO EXECUTE AND DELIVERY THIS LEASE ON BEHALF OF SUCH ENTITY AND THAT THIS LEASE IS BINDING UPON SUCH ENTITY IN ACCORDANCE WITH ITS TERMS.

EXHIBIT A – SITE PLAN

EXHIBIT B – PREMISES

EXHIBIT C – CONSTRUCTION PROVISIONS

EXHIBIT C-1 – CONSTRUCTION ALLOWANCE

EXHIBIT D – SIGN CRITERIA

EXHIBIT E – GUARANTY OF LEASE

EXHIBIT F – EXCLUSIVE AND PROHIBITED USE RESTRICTIONS

[see attached]

EXHIBIT A

SITE PLAN


CANTU-GALLEANO RANCH ROAD
HAMNER AVENUE
GOODMAN WAY
-------- Shopping Center Site Plan
N

Tenant – Global BB Group, Inc.____________________ Date
Center – Goodman Commerce Center Eastvale

4624122v2 / 500521.0036

EXHIBIT B

PREMISES



CANTU-GALLEANO RANCH ROAD
STREET DEDICATION
HAMNER AVENUE
CR-4
12,240
SF
CR-3
4,000
SF
CR-5
14,020
SF



MOMENT FRAME
±58'-7"
CR-5 SUITE 150
1,493 sq. ft
±24'-4"
±24'-4"
±58'-7"

EXHIBIT C

CONSTRUCTION – LANDLORD'S WORK AND TENANT'S WORK

I. LANDLORD'S WORK

The following is a general description of the construction to be provided by Landlord (sometimes herein referred to as "Landlord's Work"). Selection of structural systems, materials and finishes will be by Landlord or its duty licensed architects, engineers, and contractors.

A detailed set of working drawings for Landlord's Work will be available for review by Tenant and Tenant's architect, engineer or contractor ("Landlord's Plans"). If the work described in Tenant's Working Drawings requires additions or changes to Landlord's Plans, or additions or changes to Landlord's construction obligations under this Section I, and if Landlord approves in writing such additions or changes, Tenant must pay Landlord any increased costs resulting from the additions or changes, including any and all architectural, engineering, inspection, construction and related costs. Landlord may require Tenant to perform and pay for any modifications to Landlord's structural systems, materials and finishes required by Tenant's Working Drawings.

Any reference to construction by Landlord to Code requirements ("Code") mean Code requirements of applicable governmental authority for normal restaurant / merchandising use, as existing at the Effective Date.

Landlord will provide per Landlord's Plans only the following improvements to the structure to be constructed by Landlord, and Landlord may select the manufacturer as to all materials and equipment that Landlord is obligated to supply. Landlord's Work does not include any improvements or facilities other than the following:

STOREFRONT: Aluminum storefront system with tempered glass as required by International Building Code. Front entrance door(s) will include a one-cylinder lock keyed from outside only.

DEMISING WALLS: Demising walls to be provided per Landlord's Plans and will be framed with metal studs, unfinished gypsum board, insulation, tape and wall finish and fire caulking. Any cross partitions or additional demising walls inside the Premises, or any other gypsum board, will not be a part of Landlord's Work.

CEILINGS: Ceilings exposed to the roof deck over the entire Premises. Ceiling heights should be a minimum 16' to bottom of trusses clear height.

WATER and SEWER: CR-5 Suite #150 – 1" water line in ceiling and 4" sanitary sewer waste line extending into the Premises as shown on Landlord's Plans. Landlord shall also provide a separate 4" grease interceptor service line also stubbed per Landlord's Plans.

HVAC:	CR-5 Suite #150 - One (1) 7.5-ton roof-mounted air conditioning unit, engineered to condition approximately 199 square feet per ton, together with heating elements, supply and return grills stubbed from the unit to the bottom of the trusses and a condensate drain line stubbed below the roof deck, all located where indicated on Landlord's Plans.
ELECTRICAL:	CR-5 Suite #150 – Empty conduit for one (1) 400-amp 120/208V, 3-phase, 4-wire electrical panel service for Tenant's use only. Landlord shall provide power, disconnect, meter base and associated fuses, conduit and wiring with a main 200-amp electrical panel to be surface mounted at located in the Premises per Landlord's Plans.
GAS:	CR-5 Suite #150 – Landlord to provide 2" gas line, stubbed to the interior of the Building per Landlord's Plans. Tenant is responsible for extension from stubbed line to Premises.
INSULATION:	Rigid roof insulation installed by Landlord to comply with City and State Code requirements.
SPRINKLER SYSTEM:	Automatic fire sprinkler system throughout the Premises in accordance with Landlord's Plans, local code and engineering requirements. This system includes uprights only and does not include any drops/sprinkler heads. Tenant is responsible for installing any additional fire or alarm systems, lights, duct detectors, etc., that are required by Code or Landlord. Modifications (additions, relocations, raising or lowering) to Landlord's system to accommodate Tenant's requirements or plans are to be done by Landlord's fire sprinkler contractor but at Tenant's expense in accordance with Code.
FLOORS:	All floors on the ground floor within the interior of the Premises will be uncolored concrete slab(s). Tenant is responsible for complying with Landlord's architectural and structural engineering details and specifications for filling in the Tenant slab cut outs for utilities.
TELEPHONE:	One (1) 2" empty telephone conduit and one (1) 2" CATV empty conduit from the main telephone mounting board for the Building stubbed to the interior of the Premises per Landlord's Plans. It is Tenant's responsibility to make arrangements for telephone wiring from the main telephone mounting board into the Premises and distribution within the Premises.

<u>REAR ACCESS DOOR</u>:	CR-5 Suite #150 – One (1) 3'-0" x 7'-0" storefront clear tempered glass door with a cylinder lock and key.
<u>FIRE ALARM SYSTEM</u>:	1" empty conduit (with pull rope) will be stubbed from Landlord backboard to the interior rear wall of the Premises for each tenant space.
<u>GREASE INTERCEPTOR</u>:	One (1) shared 2000-gallon shared grease interceptor will be provided. Approximate location will be indicated on Landlord's Plans, if applicable. Termination point is located inside the premises per Landlord's Plans.

As part of Landlord's Work, if required by the local governmental authorities Landlord will install a methane gas control system at the Building (and may, at Landlord's option, include any other building(s) and/or improvements in the System), which may include the placement of membrane sheeting (the "<u>Membrane</u>") beneath the Building (and any other building(s) and/or improvements Landlord elects to include) to encapsulate underground portions of such improvements and prevent intrusion of methane gases into such improvements and may include the installation of a venting system (the "<u>Venting System</u>") to vent and push underground methane gases away from such improvements (collectively , the "<u>Methane Control System</u>"). Notwithstanding anything to the contrary set forth in the Lease, in no event shall Tenant or Tenant's employees, representatives, contractors or agents modify, alter, puncture or cause the removal of all or any portion of the Membrane or Venting System, or interfere with the operation of the Venting System. Landlord shall be responsible, at its cost and expense (but subject to reimbursement as a Common Area Maintenance Cost), for the periodic monitoring of the Venting System, as necessary; provided, however, if Tenant or Tenant's employees, representatives, contractors or agents modify, alter, puncture or cause the removal of all or any portion of the Methane Control System without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion, Tenant shall reimburse Landlord for the cost and expense incurred by Landlord in connection with such actions of Tenant or Tenant's employee, representatives, contractors or agents, within (30) days of Tenant's receipt of an invoice therefor. Tenant agrees, at Tenant's sole expense, to indemnify, defend and hold harmless the Landlord for, from and against any and all claims, actions, damages, liabilities, losses (including loss of rents), attorney's fees, costs and expenses whatsoever, including, without limitation, those in respect of loss of life, bodily injury, personal injury, advertising injury or damage to property, arising from Tenant's breach of the provisions of this Paragraph.

II. <u>TENANT WORK</u>

All items of work not specifically included above in Landlord's Work required for the operation of Tenant's business at the Premises must be provided by Tenant at Tenant's expense ("<u>Tenant's Work</u>"). The failure of Tenant to pay when due all costs and expenses relating to Tenant's Work constitutes a default under this Lease in like manner as the failure to pay rent when due. Tenant shall pay for its building (tenant improvement) permit fees, fees for permits for Tenant's exterior Building signs, and power, gas and phone utility connection and meter fees for utilities exclusively

serving the Premises, and the meters (exclusive of the domestic water submeter, if installed by Landlord). Tenant's Work includes, without limitation, the purchase, installation and performance of, and payment for, the following (including any and all applicable architectural and engineering services and fees, and fees, charges and other costs related to governmental permits, licenses and approvals):

<u>SHOP WINDOW BACKGROUNDS</u>:	All show window backgrounds, show windows, show window ceilings, show window lighting installations and display platforms.
<u>SIGNS</u>:	The lettering of sign panels above storefronts on the surface provided by Landlord. Such lettering must be designed by Tenant in accordance with Shopping Center's Sign Criteria and approved by Landlord. All penetrations as installed by Tenant to be sealed by Approved Roofing Contractor if on or near roof or parapet. All external penetrations to be caulked, sealed and painted to match.
<u>WALLS AND COLUMNS:</u>	All interior partitions and walls, including cross partitions, if applicable, and finishes on all walls, doors and columns within the Premises. Any penetrations to demising walls where the walls are fire rated must be fire caulked prior to finishes. Tenant to waterproof along the demising wall 18" above finished floor where the restrooms and kitchen areas meet the demising walls on either side.
<u>CEILINGS:</u>	Tenant to furnish and install scrim at ceilings. In lieu of scrim, Tenant will be required to use dry fall paint.
<u>INTERIOR PAINTING</u>:	All interior painting and decorations within the Premises, including all interior finish in show windows.
<u>PLUMBING</u>:	All plumbing other than that included in Landlord's Work, including connections to utility systems.
<u>WATER / WATER HEATER</u>:	Tenant to furnish and install a lockout box or cage over the water meter (backflow). Water heater for domestic hot water, where required, by Tenant.
<u>HVAC / EXHAUST SYSTEM</u>:	Ductwork, distribution grilles, diffusers, electrical to the HVAC unit, thermostat and controls. Exhaust system must have Grease Guard (or comparable) containment system installed prior to system start up. Kitchen

exhaust fans are required to have an additional restraining cable in addition to the mechanical lock and spring restraint.

ELECTRICAL:	Electric meter, panel, feeder wire, switch and fuses. Tenant to supply and install breakers at their panel as supplied from sub-feeder. Tenant is responsible for all interior wiring.
GAS:	If Tenant requires gas, Tenant is responsible for extension from the stubbed line to the Premises. If gas has been stubbed to the Shops Parcel and Tenant requires gas, Tenant is responsible for bringing gas to the Premises from the location stubbed by Landlord, and for installing Tenant's separate gas meter. Tenant to furnish and install a lockout box or cage over the gas meter.
TELEPHONE:	Tenant is responsible for telephone wiring from main telephone mounting board for the Shops Parcel into the Premises and distributions within the Premises.
FURNITURE FIXTURE AND SIGNS:	All interiors furniture, furnishings, trade fixtures, signs and related parts.
FLOORS:	Tenant is responsible for complying with Landlord's architectural and structural engineering details and specifications for filling in any areas where sawcut, electrical, plumbing or concrete pour back has been installed.
FLOOR COVERING:	All floor coverings, floor finishes and preparation of floors to receive same. Carpeting or other quality floors, such as glazed or unglazed pavers, ceramic tile, marble, granite, wood, or wood parquet, must be used in Tenant's public areas. Vinyl or linoleum tile may not be used in Tenant's public areas without the prior approval of Landlord, Linoleum, tile, carpet or similar floor coverings may only be affixed in a manner approved by Landlord.
MERCHANDISING FIXTURES AND MISCELLANEOUS EQUIPMENT AND CONNECTIONS:	Electrical and mechanical connections of all floor and wall merchandising fixtures or equipment and related parts (including kitchen and food service equipment, if permitted) and other equipment required by Tenant's business. Tenant responsible to install specified locking dome strainers on all floor sinks and locking drains on all prep and triple sink drains. (Specification – Drain Net or Guardian)

MECHANICAL EQUIPMENT: All mechanical equipment located within the Premises, including all electrical and mechanical work related thereto.

ALTERATIONS AND ADDITIONS: Alterations and additions to any wall or floor, including penetration or reinforcements required to accommodate Tenant's Work. The installation of any safes, values and other heavy items must satisfy any load requirements specified by Landlord's architect or engineer.

ROOF PENETRATIONS: No penetration of the roof is permitted without the prior written approval of Landlord. Roof penetrations, if any, permitted by Landlord must be engineered and installed in accordance with standard project details and roofing specifications ("Roofing Specifications"), with all roofing repairs to be performed by Landlord's original roofing subcontractor or another roofing contractor approved by Landlord (the "Approved Roofing Contractor") and subject to the roofing manufacturer's certification that all roofing warranties and guarantees are in full force and effect, all at Tenant's expense. All flashing, counterflashing and roofing repairs must conform to Roofing Specifications and be performed by the Approved Roofing Contractor. Tenant must temporarily seal roof penetrations until all roof penetrations are complete, approved by Landlord's construction manager and resealed by the Approved Roofing Contractor.

HARDWARE: All hardware as required by Tenant. No modifications to Landlord door hardware without prior approval by the Landlord.

GREASE INTERCEPTOR: Tenant to install specified locking dome strainers on all floor sinks and locking drains on all prep and triple sink drains. (Specification: Drain Net or Guardian)

CONTRACTORS: If Tenant employs any contractor or subcontractor currently under contract to Landlord in the construction of Tenant's Work, Tenant must specifically engage such contractor or subcontractor for such work. Tenant's Work may not be undertaken as a change or addition to Landlord's contract with the respective contractor or subcontractor without Landlord's prior approval. Landlord's consent to the applicable repairs, alterations, additions, replacements, decorations or other improvements may be conditioned on Tenant's use of contractors specified by Landlord

INSPECTION OF If Tenant or Tenant's employees, representatives, contractors or

AND REPAIR TO, METHANE GAS CONTROL SYSTEM:	agents modify, alter, puncture or cause the removal of all or any portion of the Membrane or Venting System without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion, Tenant shall reimburse Landlord for the cost and expense incurred by Landlord in connection with such actions of Tenant or Tenant's employees, representatives, contractors or agents, within thirty (30) days of an invoice.
CLOSEOUT PACKAGE:	Tenant to provide Landlord with required Closeout Package, the details of which will be provided at or before the pre-construction meeting. As-Builts to be provided to the Landlord, in electronic format, within (14) days of Temporary Certificate of Occupancy / Certificate of Occupancy being issued.

EXHIBIT C-1

CONSTRUCTION ALLOWANCE

Landlord shall provide Tenant with a construction allowance as per Section 1.24 for the costs relating to the design, permitting and construction of the Tenant's Work (with the exception of the costs of any furniture, trade fixtures, equipment or personal property) (the "Permitted Tenant's Work Items"). Provided that (i) Tenant is not in default under this Lease beyond any applicable cure period, (ii) Landlord has received no notice of the filing or threatened filing of any mechanic's or materialman's lien, and (iii) Tenant's Work is substantially complete and Tenant has opened for business to the public from the Premises in accordance with the terms and conditions of the Lease, this construction allowance shall be disbursed to Tenant as provided hereinbelow. All Permitted Tenant's Work Items for which the construction allowance has been made available shall be deemed Landlord's property under the terms of the Lease.

Within forty-five (45) days of application for payment from Tenant, Landlord shall pay ninety percent (90%) of such construction allowance upon Tenant's completion of all construction items which are Tenant's responsibility after Landlord's inspection and acceptance of same (which acceptance shall not be unreasonably withheld). Tenant agrees to give Landlord a minimum of fifteen (15) days prior written request for Landlord to make its inspection. If Tenant requests Landlord to make inspection, and Landlord finds that Tenant's construction items have not been completed, then the next inspection requested by Tenant shall be at Tenant's sole cost and expense, and Tenant agrees to pay, in advance, Landlord's or Landlord's representative(s)'s out-of-pocket expenses (i.e., travel expenses, including, but not limited to, car rentals and hotel costs, if incurred), and an hourly rate of One Hundred Fifty and No/100 Dollars ($150.00) per hour, or will request that the next inspection be done during Landlord's or Landlord's representatives' next scheduled visit (which would be at no extra cost to Tenant). With its request for payment, Tenant agrees to furnish Landlord with:

1) The most current state required Unconditional Final Lien Release from Tenant's contractor, subcontractors and materialmen along with a copy of the contract with Tenant's contractor. Lien releases are to be from the state where the work is performed. In the event the state does not have a standard form, then the State of California's most current lien release form is required.

2) A detailed statement of the cost incurred in the performance of the work described in this Exhibit C with a description of the work performed and the amounts then due and payable to the subcontractors and materialmen.

3) A complete list of all subcontractors and materialmen who have furnished labor and materials with respect to the work.

4) A copy of the recorded Notice of Completion.

5) A copy of the Certificate of Occupancy.

6) A complete set of "as-built drawings" as defined herein.

If Landlord disputes any portion of the request for payment by Tenant due to faulty or incomplete work, then Landlord shall withhold a sum, which, in Landlord's opinion, would be required to correct or complete the disputed work. In this event, Landlord shall submit a written "punch list" to Tenant. The remaining ten percent (10%) shall be paid by Landlord to Tenant upon Landlord's inspection and approval of any outstanding "punch list" items and upon Landlord's receipt of a valid recorded Notice of Completion on the work for which the lien period has expired.

Anything above to the contrary notwithstanding, Landlord shall have no obligation to pay any portion of the construction allowance if (i) Tenant is then in default of any of the terms and provisions of this Lease, including, without limitation, Tenant's failure to open for business or to timely pay rental or any amounts due hereunder, (ii) Tenant has not paid all fees and costs in full to the governing authority in connection with Tenant's Work, including, but not limited to, city, county, environmental, health, sewer, water and communications fees, and/or (iii) the Permitted Tenant's Work Items to be constructed with the construction allowance have not been completed by the first anniversary of the Commencement Date and/or all the required reimbursement documentation set forth in sections (1) to (6) above is not completed and delivered to Landlord by the first anniversary of the Commencement Date.

Time is of the essence with respect to Tenant's satisfaction of the requirements set forth in this Exhibit C-1 for payment of the construction allowance. Notwithstanding anything to the contrary contained in the Lease or this Exhibit C-1, Landlord's obligation to pay (or make any further payment) of the construction allowance shall terminate on the first anniversary of the Commencement Date without further notice and Tenant shall have no further right to payment (or any further payment) of such construction allowance. In the event that prior to the expiration of the first anniversary of the Commencement Date Tenant fails to: (i) complete the Permitted Tenant's Work Items, (ii) deliver the reimbursement documentation required under 1) through 6) of this Exhibit C-1, or (iii) satisfy the condition for payment of the remaining ten percent (10%) of the construction allowance, Tenant shall be deemed to have waived any and all claims that Tenant shall have to payment (or any further payment) of the construction allowance, and Landlord shall be released from any and all liability with respect to the construction allowance.

EXHIBIT D

SIGN CRITERIA

[SEE ATTACHED]


THE STATION

Goodman

Signage Design Criteria

Architects Orange
March 22, 2019 / Version 3.0

THE STATION

LANDLORD **Goodman**
18201 Von Karman Avenue, Suite 1170
Irvine, CA 92612
Tel. 949.407.0103

ARCHITECT **Architects Orange**
144 North Orange Street, Suite 200
Orange, CA 92866
Tel. 714.639.9860

TABLE OF CONTENTS

Signage Design Criteria

PROJECT DESCRIPTION

Tenant signage is expected to enhance and extend the spirit of the architectural character of The Station. The signage will clearly express the retail Tenant name and function, while also serving as an expression of the high quality of the commercial and dining environment. The Station's architectural style is that of California modern casual, with metal canopies, intimate pedestrian spaces and an emphasis on landscape and graphic details. With the heart of Eastvale as its anchor and the casual Southern California lifestyle as its muse, The Station embodies the unique blend of high energy and relaxed style that reflects the community around it. Tenant graphic design shall be imaginative, simple and clear. Creative and expressive signage solutions using a variety of materials are strongly encouraged as a means of enhancing customer experience. Signage shall be limited to the logo and/or name of the Tenant. Additional icon/imagery will be considered at the sole discretion of the Landlord, provided it contributes to the overall identity and design of the store. Tenants shall retain the services of a professionally trained graphic designer to create their identity and sign program. The design of signs shall be harmonious with the materials, color, texture, size, scale, shape, height, placement and design of Tenant premises and the Landlord buildings. Strict adherence to these sign design criteria shall insure that the character of the shopping center is maintained and that a lively and evocative environment is created.

PURPOSE OF TENANT SIGNAGE DESIGN CRITERIA

This Signage Design Criteria is provided to guide designers, architects, and Tenants in the development of Tenant identity signs at The Station.

A. **The objectives are**

1. To generate varied and creative Tenant signage through application of imaginative design treatments, distinctive logos and unique typestyles.
2. To establish signage as a design element that contributes to a premium "shopping district" environment unique to The Station.
3. To provide standards of acceptability for signs in order to facilitate the review and approval process.

B. **A map of designated areas is located on the Tenant Signage Area Plan. Tenants and their designers are to refer to that map and select a combination of a minimum of two sign types, and a maximum of four sign types, from the designated area assigned to their store.**

C. **Any signs fabricated and installed without prior approval in writing from the Landlord will be removed by the Landlord. All costs for removal, including but not limited to patch and repair of the building, will be at the Tenant's expense.**

D. **The Tenant Signage Design Criteria is part of the Tenant's Lease and the Tenant is required to comply with these requirements.**

THE STATION

TENANT SIGNAGE WITHIN THE STATION

The Tenant signage for The Station is divided into three distinct "zones" to assist the Tenant in choosing the appropriate signage type, location, and quantity for their identity. All stores and their corresponding elevations fit within a particular zone. Please refer to the included map for reference. These zones are defined by the character and/or site orientation.

The Station is divided into the following signage zones:

A. **Green Zone-Retail Shops**
B. **Orange Zone-Outparcel National Accounts**
C. **Blue Zone-Large Box Users**

TENANT SIGNAGE ALLOWED WITHIN EACH ZONE

The Tenants in each area must have the required sign types as indicated below. In addition to these two signs, Tenants are allowed to have signs selected from the "optional" signage. A maximum selection of four (4) sign types are allowed per Tenant, as noted, in each district. Operational and regulatory signs are not included in this limit.

Variations from these designated areas require approval from the Landlord prior to submittal to the City for permits. All variations are subject to the Eastvale Design Review Board's approval. The maximum allowable square footage area (maximum sign area and dimensions) of each sign is determined based on the lineal frontage of the store front, its location in The Station, the approved Specific Plan Amendment and the City of Eastvale signage ordinances.

The overall quantity of the brand or trademark identities used per Tenant, through the primary, secondary and optional signage, will be taken under consideration by Landlord on a case-by-case basis.

Note: After approval by the Landlord and prior to fabrication, Tenant shall receive approval of a separate sign permit from the City of Eastvale.

TENANT SIGNAGE AREA GUIDELINES

The primary viewing of the Tenant signage will be from both the pedestrian areas and streets. As such, Tenant signage should respond to the appropriate scale to both the vehicular and pedestrian views. Tenant logos will be encouraged and are recommended. Primary signage to be used on facades that face into the project and that face toward Hamner Avenue and Cantu-Galleano Ranch Road. Secondary signs shall only be used on facades facing into the project.

Green Zone:

Allowable Sign Types:

1. Primary Signage: REQUIRED

2. Secondary Signage: REQUIRED
   a. Reverse pan channel halo lit individual dimensional letters on the canopy

   a. Blade sign

3. Optional Signage:
   a. Applied Window Graphics
   b. Wall Mounted Plaques

Orange Zone:

Allowable Sign Types:

1. Primary Signage: REQUIRED
   a. Reverse pan channel halo lit individual dimensional letters on the canopy
   b. Individual dimensional letters with exposed neon on the canopy

2. Secondary Signage: REQUIRED
   a. Blade sign

3. Optional Signage:
   a. Applied Window Graphics
   b. Wall Mounted Plaques

Blue Zone:

Allowable Sign Types:

1. Primary Signage: REQUIRED
   a. Reverse pan channel halo lit individual dimensional letters on the canopy or building facade
   b. Individual dimensional letters with exposed neon on the canopy or the building facade

2. Optional Signage:
   a. Applied Window Graphics
   b. Wall Mounted Plaques

Sign Area Calculation

The Sign Area Calculation is the maximum sign area for each Tenant (aggregate total of all sign faces) for each lineal foot of each store frontage. Signage is limited by the maximum sizes as noted on the sign matrix. Each elevation is calculated separately. The lineal foot of one frontage cannot be combined with an additional frontage to increase the allowable signage on any single elevation. Operational and regulatory signs are not included in the sign area calculations.

NUMBER OF PRIMARY SIGNAGE OPTIONS

A. Green Zone Tenants: Two primary signs
- One facing the main street
- One facing into the property

B. Orange Zone Tenants: Two primary signs
- One facing the main street
- One facing into the property

C. Blue Zone Tenants: Two primary signs and four secondary signs
- One primary sign and two secondary signs facing the main street
- One primary sign and two secondary signs facing into the property

SIGNAGE DETAILS AND SPECIFICATIONS

A. Suite Number (Operational Sign)

The suite number or building address shall be applied to the exterior façade as determined by the Landlord. The numbers must be visible to the street and color to contrast to the façade for visibility.

1. Suite number to be 4", "Upper Level" indicator to be 2"
2. Numbers to be mounted to exterior surface of glass to the upper left of the entrance, excluding upper level tenants
3. Suite number to be Neutra Text Font and 3M White 7725-10 vinyl
4. See diagram for suite number location placement
5. If suite number is applied to a non-window surface, final vinyl to be 3M Russet Brown 7725-29 on light surfaces and and 3M White 7725-10 vinyl on dark surfaces

B. Applied Window Graphics (excluding "Operational Signs")

1. Only trade name or graphic logo may be used. Store description, advertisements, or tag lines not allowed.
2. Metallic or colored or "etch-look" vinyl graphics are to be used.
3. All applied graphics to be adhered to interior side of glass.
4. Applied window graphics not to exceed 20% of the window area.
5. Applied window graphics are to be submitted to the Landlord and approved in writing prior to installation.

C. Back Door Signs (Operational Sign)

Signs placed on the back entrance of Tenant's space for purposes of delivery and employee access.

1. Signs to have uniform typeface: Avenir Regular
2. Signs to have uniform vinyl selections
   a. 3M Russet Brown 7725-29 on light surfaces
   b. 3M White 7725-10 vinyl on dark surfaces

D. Blade Signs

A double-sided sign mounted perpendicular to the building façade. Bracket by Tenant. Usually placed near the storefront entrances. See images for stylistic inspiration reference, with a goal of fitting the "The Station" California modern style.

1. Each Tenant, except for the Blue Zone is required to have one double-faced hanging sign per building entrance.
2. The creative use of logos and shapes is encouraged in the design of the blade sign.
3. Tenants are encouraged to utilize a variety of colors and graphic elements along with typestyle to create an energetic signing solution. Painted flat forms layered to give a 3-dimensional effect are encouraged.
4. Wall mounted or suspended from canopy per Tenant design, subject to Landlord's approval.
5. Signs to be mounted with bottom of sign at a minimum of 8' from finished floor.
6. Recommended blade signs to be 2' x 3' with a projection maximum of 3' from facade, inclusive of bracket.
7. Trade name or logo only, no taglines, slogans, or advertising allowed.
8. Signs to be located next to or near main entry door.

E. Canopy Signs

Made from metal, the canopy projects perpendicular from the storefront façade above the entrance doors and/or display windows and acts as protection against the elements.

1. The name and/or logo of the Tenant is applied to the canopy with individual dimensional letters resting on top of the canopy.
2. When letters are halo-illuminated, letters to have a cloud backplate from back of channel letters.
3. Cloud backplate to be painted the same color as the canopy or complimentary color to the sign.
   a. If the backplate is the same color as the canopy, the letterform height will be used to determine sign height maximum.
   b. If the backplate is a complimentary color to the sign, the backplate height will be used to determine sign height maximum.
4. Transformers and junction boxes to be minimized, hidden, and mounted as close to the canopy as possible.

F. Other Operational Signs

Operational signage indicating hours of operation, telephone numbers, specialty rules and regulations are specific to each Tenant. Operational signs are required. No tag lines or slogans allowed.

1. Maximum letter height of 2".
2. Mounted to interior surface of glass, on or adjacent to entrance door and mounted no higher than 48" from finished floor.
3. Total area of sign shall not exceed 2 square feet.

G. Regulatory Signs

Regulatory signs are not considered optional signs and are not included in the sign area calculation. Examples of regulatory signs include the following:

1. Certificates issued by the County, State or Federal Government
2. Health Department letter grades
3. ADA Signs

H. Primary Signs

When signs are mounted on the supplied Landlord Canopy, please see "Canopy Signs" above.

1. Individual letters – Reverse channel – halo illumination
   a. Reverse channel letters are to be fabricated out of aluminum with a minimum metal thickness of .060 with a painted finish.
   b. All seams are to be welded and ground smooth.
   c. Channel depth to be a minimum of 3".
   d. Letter channels are to have 2" spacers.
   e. Backs of letters to have clear Lexan backs.
   f. GE MiniMax warm white LED modules required.
   g. Stud mounts are to be threaded anchor bolts with round sleeves and are to be painted the color of the fascia.
   h. Interior of letters to be prepped and painted Spraylat Star Bright White Lacryl Reflective.
   i. The color of the letter face and letter return shall be the same and no multi-colored letter faces allowed.

I. Temporary Signage

1. All temporary signage is subject to approval by Landlord prior to submission for a temporary sign permit.
2. Banner signs. If displayed on the primary building frontage, for first 25 linear feet of building frontage, maximum of two square feet per linear feet of primary building frontage. For every linear foot of building frontage in excess of 25 linear feet but less than 100 feet, maximum of one square foot per linear foot of primary building frontage. For every linear foot of building frontage in excess of 100 feet, maximum of ½ square foot per linear foot of primary building frontage. If displayed on a secondary, parking lot and/or rear frontage, not to exceed ½ square foot per linear foot of secondary, parking lot and/or rear frontage. Sign area is not transferable from one frontage to another. Maximum of one banner per building frontage.
3. No temporary sign shall be approved for consecutive 30-day display periods. A business establishment may reapply for approval of a sign no sooner than 30 days after the end of the previously approved display period for that sign. If associated with a temporary use, all temporary signs shall also be subject to issuance of a temporary use permit.

PROHIBITED SIGN TYPES

A. The following sign types and finishes shall be prohibited at The Station

1. Illuminated sign boxes (can signs).
2. Signs with tag lines, slogans, phone numbers, service description, or advertising of products. Service descriptions are only allowable in Blue Districts and must be approved by the Landlord. Signage must also be approved by the Eastvale City Design Review Board.
3. Monument style signage.
4. Signs with exposed raceways, conduit, junction boxes, transformers visible lamps, tubing, or neon crossovers of any type.
5. Rotating, animated and flashing signs.
6. Pole signs and other signs with exposed structural supports not intended as a design element, except for code-required signs.
7. Pennants, banners, or flags identifying individual Tenants.
8. A-frame sandwich boards.
9. Vehicle signs, except for the identification of a business enterprise or advertisement upon a vehicle used primarily for business purposes, provided the identification is affixed in a permanent manner.
10. Signs attached, painted on, or otherwise affixed to trees, other living vegetation, landscaping or natural materials.
11. Any sign designed to be moved from place to place.
12. Signs attached, painted or otherwise affixed to awnings (other than those indicated in criteria), tents or umbrellas; however, such signs may be permitted in conjunction with special design review by the Landlord and are subject to the City of Eastvale Design Review Board's approval.
13. Balloons and inflatable signs.
14. Any signs, including freestanding signs, advertising the availability of employment opportunities.
15. Signs which emit sound, odor or visible matter, or which bear or contain statements, words or pictures of an obscene, pornographic or immoral character.
16. Back plates behind signage are typically prohibited, but maybe considered on a case-by-case basis. Not to exceed 20% larger than overall max sign dimension and must be an integral part of the sign design.
17. Roof Signs
18. Fence Signs

CALCULATING SIGN AREA

Copy area shall be computed by surrounding each graphic element with a rectangle or square, calculating the area contained within the square, and then computing the sum of the areas. Elements such as swashes, simple lines, back plates or other decorative touches shall be included as part of the copy area.

Sign area shall include the entire name, not individual letters or words.

Letter height shall be determined by measuring the tallest letter of a Tenant's identity inclusive of swashes, ascenders, and descenders.

GENERAL SIGNAGE DESIGN GUIDELINES

A. Design Objective

1. The primary objective of the sign design criteria is to generate high quality, creative Tenant signage. Tenants are encouraged to combine a variety of materials, lighting methods, colors, typestyles, and graphic elements for unique storefront signage at The Station.
2. Primary and secondary signs shall be located above or adjacent to entries or storefronts only; exceptions will be considered for corner Tenants.
3. All sign concepts are to be generated from "camera-ready" logo artwork prepared by a professional graphic designer, and submitted to the Landlord for approval prior to concept development of any sign.
4. Signs that incorporate creative logos or graphic elements along with the business identity are encouraged.
5. Tenant signs to consist of "Trade Name" and/or logo only. Tag lines, bylines, merchandise or service descriptions are not allowed.
6. Signs, copy, and graphic elements shall fit comfortably into sign area, leaving sufficient margins and negative space on all sides. Wall signs shall appear balanced and in scale within the context of the sign space and the building as a whole. Thickness, height, and color of sign lettering shall be visually balanced and in proportion to other signs on the building. In all cases, the copy area shall maintain a margin at least 6" from any edge of the sign face area.
7. Dimensional letters and plaques shall be affixed without visible means of attachment, unless attachments make an intentional design statement and are approved by the Landlord.
8. Any special conditions or deviations from the guidelines in the sign criteria are to be approved in writing by the Landlord prior to submittal to the City. Signage must also be approved by the Eastvale City Design Review Board.

B. Typestyles

Tenants may adapt established typestyles, logos and/or images that are in use on similar buildings operated by them, provided that said images are architecturally compatible and approved by the Landlord. Type may be arranged in multiple lines of copy and may consist of upper and/or lower case letters.

C. Lighting

The use of creative signage lighting is expected and encouraged with the following criteria:

1. Where signs are internally illuminated, light-transmitting surfaces shall be non-gloss, matte materials.
2. Only letters and logos shall transmit light while the back plate or background remains solid opaque. No illuminated backgrounds or boxes are allowed.
3. Power and controls for the Tenant's exterior building mounted sign will be provided through the

THE STATION

Landlord's House electrical panel board lighting control system.

4. Exposed fixtures, shades, or other elements are to contribute to the design of the sign
5. Exposed raceways (unless design elements), conduit, junction boxes, transformers, lamps, tubing, or neon crossovers of any type are prohibited.

D. Colors

1. Signs should be limited to a maximum of two colors per sign, but will be reviewed by the Landlord for approval on a case by case basis.
2. The color of the letter face and letter return shall be the same and no multi-colored letter faces allowed.
3. Color of letter face and returns are to contrast with building colors for good daytime readability.
4. The interior of open channel letters is to be painted dark when against light backgrounds.
5. All sign colors are subject to review and approval by the Landlord as part of the Tenant signage
submittal. Variations from these standards must be approved by the Landlord.

E. Materials

1. Acceptable sign material treatments are:
   a. Dimensional geometric shapes in metal coated or burnished for variety in color and texture
   b. Painted metal
   c. Wood
   d. Screens, grids, or mesh
   e. Etched or brushed metal
   f. Cut, abraded, or fabricated steel or aluminum
   g. Dimensional letter forms with seamless edge treatments
   h. Glass

2. The following materials are prohibited on all signs:
   a. Sintra
   b. Cardboard
   c. Colored plastics or acrylics
   d. Simulated materials, i.e. wood-grained plastic laminate and wall covering
   e. Trim cap retainers

CONSTRUCTION REQUIREMENTS

A. General

1. All signs shall be designed, installed, illuminated, located, and maintained in accordance with the provisions set forth in these regulations and all other applicable codes and ordinances.
2. All signs must meet all standards set forth by The Station Tenant Sign Criteria and must be approved by the Landlord before permit submittal.
3. The Tenant must submit three sets of plans, with Landlord approval signature, to City for approval prior to receiving permits for fabrication.
4. The Landlord does not accept the responsibility of checking for compliance with any codes having jurisdiction over The Station nor for the safety of any sign, but only for aesthetic compliance with this sign criteria and its intent.

B. Fabrication Requirements

1. All sign fabrication work shall be of excellent quality and identical of Class A workmanship. All logo images and typestyles shall be accurately reproduced. Lettering that approximates typestyles shall not be acceptable. The Landlord reserves the right to reject any fabrication work deemed to be below standard.
2. Signs must be made of durable rust-inhibiting materials that are appropriate and complementary to the design of The Station.
3. All formed metal, such as letterforms, shall be fabricated using full-weld construction with all joints ground smooth.
4. All ferrous and non-ferrous metals shall be separated with non-conductive gaskets to prevent electrolysis. In addition to gaskets, stainless steel fasteners shall be used to secure ferrous to non-ferrous metals.
5. Threaded rods or anchor bolts shall be used to mount sign letters, which are spaced out from background panel and must be finished to blend with the adjacent surface. Angle clips will not be permitted.
6. Paint colors and finishes must be reviewed and approved by the Landlord. Color coatings shall exactly match the colors specified on the approved plans.
7. Surfaces with color mixes and hues prone to fading (e.g., pastels, complex mixtures, intense reds, yellows and purples) shall be coated with ultraviolet-inhibiting clear coat in a matte or semi-gloss finish.
8. Joining of materials (e.g., seams) shall be finished in such a way as to be unnoticeable. Visible welds shall be continuous and ground smooth. Rivets, screws, and other fasteners that extend to visible
surfaces shall be flush, filled, and finished so as to be unnoticeable.
9. Finished surfaces of metal shall be free from canning and warping. All sign finishes shall be free of dust, orange peel, drips, and runs. All signs shall have a uniform surface conforming to the highest standards of the industry.
10. All lighting must match the exact specifications of the approved working drawings.
11. Surface brightness of all illuminated materials shall be consistent in all letters and components of

THE STATION

the sign. Light leaks will not be permitted.

12. All conduit, raceways, crossovers, wiring, ballast boxes, transformers, and other equipment necessary for sign connection shall be concealed. All bolts, fastenings and clips shall consist of enameling iron with porcelain enamel finish; stainless steel, anodized aluminum, brass or bronze; or carbon-bearing steel with painted finish. No black iron material will be allowed.
13. Underwriter's Laboratory-approved labels shall be affixed to all electrical fixtures. Fabrication and installation of electrical signs shall comply with UBC, NEC, and local building and electrical codes.
14. Penetrations into building walls, where required, shall be made waterproof by the Tenant's sign contractor.
15. Location of all openings for conduit sleeves and support in sign panels and building walls shall beindicated by the sign contractor on the above shop drawings submitted to the Landlord. Sign contractor shall install same in accordance with the approved drawings.
16. In no case shall any manufacturer's label be visible from the street or from normal viewing angles.

APPROVALS OF TENANT SIGNAGE

A. Artwork Submittals

1. All sign concepts are to be generated from "camera-ready" logo artwork prepared by a professional graphic designer, and submitted to the Landlord for approval prior to development of any signage.

B. Preliminary Drawing Submittal

1. Prior to shop drawings and sign fabrication, Tenant shall submit for Landlord approval three sets of Preliminary drawings reflecting the design of all sign types.
2. Sign preliminary drawing shall show sign and building colors.
3. Sign preliminary drawings are to be submitted concurrently with storefront design and awning design. Partial submittals will not be accepted.
4. Tenant shall then provide, to the city, written Landlord approval and city application in order for the City to process the Tenant's signage package.

C. Shop Drawing Submittal

1. Upon approval of concept plans in writing from Landlord, three complete sets of shop drawings are to be submitted for Landlord approval, including:
   a. Fully-dimensioned and scaled shop drawings @ 1/2"=1'-0" specifying exact dimensions, copy layout, typestyles, materials, colors, means of attachment, electrical specifications, and all other details of construction.
   b. Elevations of storefront @ 1/2"=1'-0" showing design, location, size and layout of sign drawn to scale indicating dimensions, attachment devices and construction detail.
   c. Sample board showing colors and materials including building fascia, letter faces, returns, and other details as requested by the Landlord.
   d. Section through letter and/or sign panel @ 1/2"=1'-0" showing the dimensioned projection of the face of the letter and/or sign panel and the illumination.
   e. Cut-sheets of any external light fixtures, including color.
   f. Full-size line diagram of letters and logo may be requested for approval if deemed necessary by the Landlord.
   g. Colored elevations showing representation of actual signage colors as well as actual building colors. Color call outs to be provided.
2. All Tenant sign shop drawing submittals shall be reviewed by the Landlord for conformance with the sign criteria and with the concept design as approved by the Landlord.
3. Within ten (10) working days after receipt of Tenant's working sign drawings, Landlord shall either approve the submittal contingent upon any required modifications or disapprove Tenant's sign submittal. Approval or disapproval shall remain the sole right and discretion of the Landlord. The Tenant must continue to resubmit revised plans until approval is obtained. A full set of final shop drawings must be approved and stamped by the Landlord prior to permit application or sign fabrication.
4. Requests to establish signs that vary from the provisions of this sign criteria shall be submitted to the Landlord for approval. The Landlord may approve signs that depart from the specific provisions and constraints of this Sign Plan in order to:
   a. Encourage exceptional sign design and creativity.
   b. Accommodate imaginative, unique, and otherwise tasteful signage that is deemed to be within the spirit and intent of the sign criteria.
   c. Approval by landlord does not constitute approval by the City of Eastvale Design Review Board
5. Following Landlord's approval of sign shop drawings and with a wet signature approval attached, Tenant or his agent shall submit to the City of Eastvale sign plans signed by the Landlord and applications for all permits for fabrication and installation by Sign Contractor. Tenant shall furnish the Landlord with a copy of said approved permits prior to installation of Tenant's sign.
6. Signs shall be inspected upon installation to assure conformance. Any work unacceptable shall be corrected or modified at the Tenant's expense as required by the Landlord.

D. All issues not specifically addressed herein shall be addressed pursuant to the Eastvale Municipal Code Chapter 120.05, SEC. 120.05.070.

THE STATION

Helvetica Neue

Helvetica Neue 55 Roman
This is the preferred typeface and
weight for all possible communication

abcdefghijklmnopqrstuvwxyz+
ABCDEFGHIJKLMNOPQRSTUVWXYZ
123456789
Helvetica Neue 55 Roman

Helvetica Neue 75 Bold
This is only used for occasional highlighting

abcdefghijklmnopqrstuvwxyz+
ABCDEFGHIJKLMNOPQRSTUVWXYZ
123456789
Helvetica Neue 75 Bold

Helvetica Neue 45 Light
This is only used in extreme situations when the
versatility or a lighter weight is crucial to the design.

abcdefghijklmnopqrstuvwxyz+
ABCDEFGHIJKLMNOPQRSTUVWXYZ
123456789
Helvetica Neue 45 Light

Finishes Schedule

PAINT COLORS ~ MATTHEWS PAINT	
P1	SILVER – TO MATCH DIBOND SILVER METALLIC ALUMINUM FINISH
P2	GREEN PMS 369C – TO MATCH PMS 369C, SEMI-GLOSS FINISH
P3	GREY PMS 446C – TO MATCH PMS 369C SEMI-GLOSS FINISH
P4	WHITE ~ MATTHEWS PAINT, SEMI-GLOSS FINISH
P5	BLACK ~ MATTHEWS PAINT, SEMI-GLOSS FINISH

VINYL COLORS ~ AVERY CAST VINYL	
V2	GREEN PMS 369C ~ AVERY (956) OPAQUE / AVERY 800-761 TRANS
V3	GREY PMS 446C ~ AVERY (962)
V4	WHITE ~ AVERY (900)
V5	BLACK ~ AVERY (901)

THE STATION


GOODMAN WAY
Costco
CANTU-GALLEANO RANCH ROAD
HAMNER AVENUE

LEGEND

- BLUE ZONE - LARGE BOX USERS
- GREEN ZONE - RETAIL SHOPS
- ORANGE ZONE - OUTPARCEL NATIONAL ACCOUNTS

THE STATION

THE STATION
TENANT SIGNAGE SIZE MATRIX

SIGN TYPE			
Primary Sign			
Sign and Letter Max Height	36"	48"	74"
Sign Logo Max Height	36"	48"	74"
Max Sign Height, if Letters Stacked	60"	72"	98"
Blade Sign	6 sq ft	Not Allowed	Not Allowed
Wall Mounted Plaque	4 sq ft	4 sq ft	4 sq ft
Display Window Graphics (Green Zone Only)	90 sq ft	Not Allowed	Not Allowed
Storefront Graphics			
Sign Max Coverage	20% of Storefont Window	20% of Storefont Window	20% of Storefont Window
Sign Letter Max Height	6"	8"	10"
Max. Sign Area Calculation	1.5 sq ft / 1 linear ft	1.5 sq ft / 1 linear ft	2.5 sq ft / 1 linear ft
(Sign Area / Linear Store Front)	Front and Back (1 each side)		

<u>GENERAL NOTE:</u>

SEE CHAPTER 4 / GOODMAN COMMERCE CENTER SPECIFIC PLAN FOR ALL GENERAL SIGN STANDARDS AND CALCULATIONS NOT CONTAINED HEREIN.

THE STATION



1
4
3
2
TENANT

LEGEND

1 Primary /Canopy Signage

2 Wall mounted plaque

3 Operational Sign

4 Suite Number

THE STATION



1
SIGNAGE
SIGNAGE
TYP

LEGEND

1 Secondary Signage

THE STATION



3
1
4
2
NANT
TENANT

LEGEND

1 Primary /Canopy Signage

2 Blade Sign

3 Operational Sign

4 Suite Number


3
1
2
TENANT
TENA
TYP.
TYP.

LEGEND

1	Primary Signage
2	Display Window
3	Suite Number


3
2
1
TENANT

LEGEND

1 Primary Signage

2 Operational Sign

3 Suite Number


1
2
TENANT

LEGEND

1 Primary Signage

2 Suite Number


TENANT
123

THE STATION



Wally's Pizza
18'-0"
Wally's Pizza
24"



TENANT
24"

When the backplate is the same color as the canopy, the letterform height will be used to determine sign height maximum



TENANT
24"

When the backplate is a complimentary color to the sign, the backplate height will be used to determine sign height maximum

THE STATION



SIDE ELEVATION

Preferred Blade Sign Dimensions



SIDE ELEVATION

Specific Plan Blade Sign Dimensions


SUBWAY
eat fresh.

SIDE ELEVATION

Preferred Blade Sign Dimensions

THE STATION


Painted aluminum letterform not to exceed maximum letter height
Neon tubing as needed for even illumination
Neon stand-off bracket
Transformer to be hidden behind letterform and as close as possible to canopy

Section - Neon illuminated letters mounted on canopy
Scale: 1 1/2" = 1'-0"


Painted Aluminum backplate not to exceed maximum letter height
Backplate and stand-offs painted to match canopy
Painted aluminum letterform, minimum of .060"
Interior of letters to be prepared and painted Spraylat Star Bright White Lacryl Reflective
GE Minimax warm white LEDs mounted to Lexan
Transformer to be hidden behind letterform and as close as possible to canopy

Section - Halo illuminated letters mounted on canopy
Scale: 1 1/2" = 1'-0"


Existing Wall
Clear Lexan backs
Painted aluminum letterform, minimum of .060" and not to exceed maximum height
Interior of letters to be prepared and painted Spraylat Star Bright White Lacryl Reflective
GE Minimax warm white LEDs mounted to Lexan
Stand-offs to match wall
Transformer

Section - Halo illuminated letters mounted on wall
Scale: 1 1/2" = 1'-0"


LENOX SQUARE
PACIFIC PLACE
JAMES PERSE
cotta


chima
WHOLE FOODS MARKET
at&t
HOPE STREET
MARGOLIS FAMILY CENTER
1600
claire's


CRESPELLA


BIRCH.
coffee


Capital
Kitchen.


GREAT FOOD • CLASSIC ROCK
Yard House
WORLD'S LARGEST SELECTION OF DRAFT BEER


STARBUCKS
COFFEE


PASTAVINO


cupcake
TINY'S GIANT
SANDWICH
SHOP
the
PIE HOLE
LOS ANGELES
OAKLAND
Surf Club
OAKLAND,
CALIFORNIA
U.S.A.


THE STATION
LEGEND
ENTRY MONUMENT (SIGNAL)
ENTRY MONUMENT
ENTRY MONUMENT (SECONDARY)
MONUMENT (PROJECT)
KINETIC SIGNAGE FENCE
75' FREEWAY PYLON SIGN
ESTATE MONUMENT SIGN
BUSINESS PARK ENTRY MONUMENT
BUSINESS PARK DIRECTIONAL SIGN
BUILDING 1 (A)
BUILDING 2 (B)
Costco
GOODMAN WAY
HAMNER AVENUE
CANTU-GALLEANO RANCH RD


THE STATION
FRONT ELEVATION
SIDE ELEVATION
PLAN

R-1A SIGN PLAN / ELEVATIONS


THE STATION
FRONT ELEVATION
SIDE ELEVATION
PLAN

R-1B SIGN PLAN / ELEVATIONS


FRONT ELEVATION
SIDE ELEVATION
PLAN

PRIMARY R-2 SIGN PLAN / ELEVATIONS


FRONT / SIDE ELEVATION
PLAN

SECONDARY R-2 SIGN PLAN / ELEVATIONS



TYPICAL R-2 CONFIGURATION


FRONT ELEVATION
SIDE ELEVATION
PLAN

PRIMARY R-3 SIGN PLAN / ELEVATIONS



TYPICAL R-3 CONFIGURATION

THE STATION


FRONT ELEVATION
RECESSED LED LIGHT TROUGH
PLAN

R-M SIGN PLAN / ELEVATIONS

THE STATION


THE STATION
TENANT
TENANT
TENANT

FRONT ELEVATION



SIDE ELEVATION



PLAN

D-1 SIGN PLAN / ELEVATIONS



TYPICAL SITE LOCATION


TENANT

FRONT ELEVATION



SIDE ELEVATION



PLAN

T-1 SIGN PLAN / ELEVATIONS



TYPICAL SITE LOCATION

THE STATION


Goodman
Commerce
Center
TENANT
TENANT
TENANT
TENANT
TENANT
TENANT

FRONT ELEVATION



SIDE ELEVATION



PLAN



BP-1 SIGN PLAN / ELEVATIONS

TYPICAL SITE LOCATION

THE STATION



PARKING REGULATIONS
Unauthorized vehicles not displaying distinguishing placards or license plates issued for a physically handicapped person will be towed away at owner's expense under 22658A CVC
POLICE DEPT. & PHONE NUMBER
All towed vehicles may be reclaimed by telephoning
TOWING COMPANY NAME
AND PHONE NUMBER
Private Property:
No parking at the Station without the Owner's permission. No parking in Fire Lanes and parking only in places designated for parking. Violators will be cited and towed away at vehicle owner's expense under CVC 22658A.
Towed vehicles may be reclaimed at
TOWING COMPANY NAME
AND PHONE NUMBER
Watch for Pedestrians and Vehicles
PARKING REGULATIONS
1/8" thick aluminum panel painted Matthews Brushed Aluminum #MP41342SP satin finish.
Copy to be 3M Black (2725-12) vinyl.
Panel on back side to be painted only - NO COPY.
2 1/2" sq. tube painted Matthews Brushed Aluminum #MP41342SP satin finish.
2 1/2"
FRONT VIEW
SIDE VIEW

THE STATION


8'x8" Goodman Logo
32" Goodman Copy
Painted Green (PMS 369 C)
Commerce and Retail Center Eastvale
Goodman
THE STATION
OVER 20 STORES
FUTURE TENANT SPACE
SIDE A
FREEWAY
PLAN VIEW
A
B
C
SIDE B
DAY/NIGHT ACRYLIC
SIDE C

Goodman

PROJECT:

THE STATION

EASTVALE, CALIFORNIA 91752

Customer Signage and Installation Guide

THE STATION



P1
Goodman Way

P1 FREEWAY PYLON

ENTRY MONUMENT (SIGNAL)

PRIMARY ENTRY MONUMENT

PRIMARY ENTRY MONUMENT

PRIMARY ENTRY MONUMENT

N

NOT TO SCALE

THE STATION


STREET SIDE
THE STATION
10'-0" Max. Sign Area
Anchor 1
Anchor 2
Anchor 3
3'-6" Max. Sign Area
3'-6" Max. Sign Area
3'-6" Max. Sign Area
10'-0" Max. Sign Area
Tenant 4
Tenant 5
Tenant 6
Tenant 7
Tenant 8
Tenant 9
18" Max. Sign Area
1
2

1 ANCHOR TENANT DETAIL



TENANT SPECIFICATIONS:

1. ANCHOR TENANTS TO BE 4" DEEP FABRICATED FRONT & HALO-LIT CHANNEL LETTERS.
2. TENANT PANELS TO CLEAT INTO SIGN FACE AND ALL MECHANICAL ATTACHMENTS TO BE ON SIDE OF FACE - **NO VISIBLE FASTENERS ON FACE**.
   TENANT COPY TO BE PUSH-THRU CLEAR ACRYLIC (1" PAST FACE) WITH POLISHED EDGES WITH W4 VINYL DIFFUSER. 2nd SURFACE AND TRANSLUCENT VS VINYL ON FACES. ALL ACRYLIC PUSH-THRU TO BE HELD IN PLACE WITH WELDED STUDS. ILLUMINATION TO BE GE WHITE LED's.



2 TENANT DETAIL

THE STATION


4'-0"
Max. Sign Area
THE STATION
Anchor 1
Anchor 2
Anchor 3
Anchor 4
4'-0"
Max. Sign Area
Tenant 5
Tenant 6
Tenant 7
Tenant 8
18" Max. Sign Area
12" Max. Sign Area
1
2
SIDE A
SIDE B

1 ANCHOR TENANT DETAIL





2 TENANT DETAIL

TENANT SPECIFICATIONS:

1. ANCHOR TENANTS TO BE 4" DEEP FABRICATED FRONT & HALO-LIT CHANNEL LETTERS.
2. TENANT PANELS TO CLEAT INTO SIGN FACE AND ALL MECHANICAL ATTACHMENTS TO BE ON SIDE OF FACE - **NO VISIBLE FASTENERS ON FACE.**
   TENANT COPY TO BE PUSH-THRU CLEAR ACRYLIC (1" PAST FACE) WITH POLISHED EDGES WITH V4 VINYL DIFFUSER, 2nd SURFACE AND TRANSLUCENT V5 VINYL ON FACES. ALL ACRYLIC PUSH-THRU TO BE HELD IN PLACE WITH WELDED STUDS. ILLUMINATION TO BE GE WHITE LED's.


4'-0"
Max. Sign Area
THE STATION
Anchor 1
Anchor 2
Anchor 3
Anchor 4
Tenant 5
Tenant 6
Tenant 7
Tenant 8
SIDE A
SIDE B


1 ANCHOR TENANT DETAIL


2 TENANT DETAIL

TENANT SPECIFICATIONS:

1. ANCHOR TENANTS TO BE 4" DEEP FABRICATED FRONT & HALO-LIT CHANNEL LETTERS.
2. TENANT PANELS TO CLEAT INTO SIGN FACE AND ALL MECHANICAL ATTACHMENTS TO BE ON SIDE OF FACE - **NO VISIBLE FASTENERS ON FACE.**
   TENANT COPY TO BE PUSH-THRU CLEAR ACRYLIC (1" PAST FACE) WITH POLISHED EDGES WITH V4 VINYL DIFFUSER, 2nd SURFACE AND TRANSLUCENT V5 VINYL ON FACES. ALL ACRYLIC PUSH-THRU TO BE HELD IN PLACE WITH WELDED STUDS.
   ILLUMINATION TO BE GE WHITE LED's.



4'-0"
Max. Sign Area
THE STATION
Anchor 1
Anchor 2
Anchor 3
Anchor 4
Tenant 5
Tenant 6
Tenant 7
Tenant 8
SIDE A
SIDE B



1 ANCHOR TENANT DETAIL

TENANT SPECIFICATIONS:

1. ANCHOR TENANTS TO BE 4" DEEP FABRICATED FRONT & HALO-LIT CHANNEL LETTERS.
2. TENANT PANELS TO CLEAT INTO SIGN FACE AND ALL MECHANICAL ATTACHMENTS TO BE ON SIDE OF FACE - **NO VISIBLE FASTENERS ON FACE**.
   TENANT COPY TO BE PUSH-THRU CLEAR ACRYLIC (1" PAST FACE) WITH POLISHED EDGES WITH V4 VINYL DIFFUSER, 2nd SURFACE AND TRANSLUCENT V5 VINYL ON FACES. ALL ACRYLIC PUSH-THRU TO BE HELD IN PLACE WITH WELDED STUDS. ILLUMINATION TO BE GE WHITE LED's.



2 TENANT DETAIL


IN-N-OUT
NIGHT VIEW


3" RETURNS
2" STAND-OFFS
.063" X 2 1/2" ALUMINUM RETURNS
.063" X 2 1/2" ALUMINUM RETURNS
.063" X 2 1/2" ALUMINUM RETURNS
WALL (TYP.)

SIDE VIEW



ALL COMPONENTS TO BE (UL) APPROVED

TYP. HALO-ILLUMINATED CHANNEL LETTER SECTION THRU


.125" ALUMINUM FACES
IN-N-OUT
.125" ALUMINUM FACES

ELEVATION VIEW


IN-N-OUT

Fascia Mounted Signage

THE STATION


Commerce and Retail Center Eastvale
Goodman
THE STATION
Anchor 1
Anchor 2
Anchor 3
Anchor 4
Tenant 5
Tenant 6
Tenant 7
Tenant 8
Tenant 9
Tenant 10
FREEWAY
9'-9"
4'-5 7/8"
4'-10.5"
Tenant Section Detail
Scale 3/32" = 1'


Commerce and Retail Center Eastvale
THE STATION
Anchor 1
Anchor 2
Anchor 3
Anchor 4


9'-9"
5'-2"
Anchor 1
5'-2"
Anchor 2
5'-2"
Anchor 3
5'-2"
Anchor 4
4'-5 7/8"
Tenant 5
Tenant 6
4'-5 7/8"
Tenant 7
Tenant 8
4'-5 7/8"
Tenant 9
Tenant 10
4'-10.5"
4'-10.5"


3"
ALUMINUM FASCIA.
.080" THICK FABRICATED ALUMINUM LETTER RETURNS AND BACK.
TRIM CAP SECURED WITH #8 TEK-SCREWS.
NON-CORROSIVE 3/16" X 2" TAPCON SCREWS WITH 1/2" LONG ST. STL. OR PVC SPACERS. MIN. FOUR (4) PER LETTER.
LED LIGHT MODULES FOR ILLUMINATION.
1/2"Ø CONDUIT WITH LOW VOLTAGE WIRING.
1/8" THICK ACRYLIC.
1/4"Ø WEEP HOLE AT BOTTOM OF EACH LETTER.

ALL COMPONENTS TO BE (UL) APPROVED

TYP. CHANNEL LETTER SECTION THRU
SCALE: NOT TO SCALE


THE STATION
LEGEND
ENTRY MONUMENT
KINETIC SIGNAGE FENCE
ESTATE MONUMENT SIGN
BUSINESS PARK ENTRY MONUMENT
BUSINESS PARK DIRECTIONAL SIGN
BUILDING 1 (A)
1,007,705 S.F.
BUILDING 2 (B)
1,033,102 SF
Signage Location Site Plan

Yoshiharu Ramen - Monument Sign Panel Locations

PAGE 3


THE STATION
N/A
PANINI KABOB GRILL
N/A
AT&T
Bright Now! Dental
MOD PIZZA
Cafe Rio

SIDE A (Visible going westbound)


THE STATION
N/A
PANINI KABOB GRILL
N/A
AT&T
ALTURA
WHICH WICH
TENANT
Yoshiharu Ramen

SIDE B (Visible going eastbound)


R-1AE
R-1AW
1
R-3L
1
R-3R
1
R-2L
1
R-2R
1
CANTU-GALLEANO RANCH ROAD
R-M
1
HAMNER AVENUE
R-2L
2

R-2L/1

PAGE 4


THE STATION
COSTCO WHOLESALE
DRIVE THRU
N/A
AMERICA'S BEST
ALTURA
WHICH WICH
TENANT
Yoshiharu Ramen

SIDE A (Visible going Westbound)


THE STATION
COSTCO WHOLESALE
DRIVE THRU
N/A
AMERICA'S BEST
Bright Now! Dental
TENANT
MOD PIZZA
Cafe Rio

SIDE B (Visible going Eastbound)


R-1AE
R-1AW
1
R-3L
1
R-3R
1
R-2L
1
R-2R
1
CANTU-GALLEANO RANCH ROAD
R-M
1
HAMNER AVENUE
R-2L
2

R-2R/1

PAGE 6


THE STATION
COSTCO WHOLESALE
TENANT
AMERICA'S BEST
TENANT
Cafe Rio
TENANT
Yoshiharu Ramen


THE STATION
COSTCO WHOLESALE
TENANT
AMERICA'S BEST
TENANT
Cafe Rio
TENANT
Yoshiharu Ramen


CANTU-GALLEANO
HAMNER AVENUE
R-M 1
R-2L 2
R-2R 2
R-2L 3

SIDE A (Visible going Southbound)

SIDE B (Visible going Northbound)

R-2R /2

EXHIBIT E

GUARANTY OF LEASE

THIS GUARANTY OF LEASE ("Guaranty") is entered into ______________, by James Chae ("Guarantor"), for the benefit of Tarpon Property Ownership 2 LLC, a Delaware limited liability company ("Landlord"), with reference to the following facts:

Landlord and Global BB Group, Inc., a California corporation ("Tenant") have entered or will enter into a lease of even date herewith (the "Lease").

By its covenants herein set forth, Guarantor has induced Landlord to enter into the Lease, which was made and entered into in consideration for Guarantor's said covenants.

Guarantor unconditionally guarantees, without deduction by reason of setoff, defense or counterclaim, to Landlord and its successors and assigns the full and punctual payment, performance and observance by Tenant, of all of the amounts, terms, covenants and conditions in the Lease contained on Tenant's part to be paid, kept, performed and observed.

If Tenant shall at any time default in the punctual payment, performance and observance of any of the amounts, terms, covenants or conditions in the Lease contained on Tenant's part to be paid, kept, performed and observed, Guarantor will pay, keep, perform and observe same, as the case may be, in the place and stead of Tenant. Guarantor shall also pay to Landlord all reasonable and necessary incidental damages and expenses incurred by Landlord as a direct and proximate result of Tenant's failure to perform, which expenses shall include reasonable attorneys' fees and interest on all sums due and owing Landlord by reason of Tenant's failure to pay same, at the maximum rate allowed by law.

Any act of Landlord, or its successors or assigns, consisting of a waiver of any of the terms or conditions of the Lease, the giving of any consent to any matter or thing relating to the Lease, or the granting of any indulgence or extension of time to Tenant may be done without notice to Guarantor and without releasing Guarantor from any of its obligations hereunder.

The obligations of Guarantor hereunder shall not be released by Landlord's receipt, application or release of any security given for the performance and observance of any covenant or condition in the Lease contained on Tenant's part to be performed or observed, nor by any modification of the Lease, regardless of whether Guarantor consents thereto or receives notice thereof.

The liability of Guarantor hereunder shall in no way be affected by: (a) the release or discharge of Tenant in any creditor's, receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other statutes or from the decision of any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant; (e) any disability or other defense of Tenant; (f) the cessation from any cause whatever of the liability of Tenant; (g) the exercise by Landlord of any of its rights or remedies reserved under the Lease or by law; or (h) any termination of the Lease.

If Tenant shall become insolvent or be adjudicated bankrupt, whether by voluntary or involuntary petition, if any bankruptcy action involving Tenant shall be commenced or filed, if a petition for reorganization, arrangement or similar relief shall be filed against Tenant, or if a receiver of any part of Tenant's property or assets shall be appointed by any court, Guarantor shall pay to Landlord the amount of all accrued, unpaid and accruing Minimum Annual Rent and other charges due under the Lease to the date when the debtor-in-possession, the trustee or administrator accepts the Lease and commences paying same. At such time as the debtor-in-possession, the trustee or administrator rejects the Lease, however, Guarantor shall pay to Landlord all accrued, unpaid and accruing Minimum Annual Rent and other charges under the Lease for the remainder of the Lease Term. At the option of Landlord, Guarantor shall either: (a) pay Landlord an amount equal to the Minimum Annual Rent and other charges which would have been payable for the unexpired portion of the Lease Term reduced to present-day value; or (b) execute and deliver to Landlord a new lease for the balance of the Lease Term with the same terms and conditions as the Lease, but with Guarantor as tenant thereunder. Any operation of any present or future debtor's relief act or similar act, or law or decision of any court, shall in no way affect the obligations of Guarantor or Tenant to perform any of the terms, covenants or conditions of the Lease or of this Guaranty.

Guarantor may be joined in any action against Tenant in connection with the obligations of Tenant under the Lease and recovery may be had against Guarantor in any such action. Landlord may enforce the obligations of Guarantor hereunder without first taking any action whatever against Tenant or its successors and assigns, or pursuing any other remedy or applying any security it may hold. Guarantor hereby waives all rights to assert or plead at any time any statute of limitations as relating to the Lease, the obligations of Guarantor hereunder and any surety or other defense in the nature thereof including, without limitation, the provisions of California Civil Code Section 2845 or any similar, related or successor provision of law. Guarantor also hereby waives the provisions of Sections 2809, 2810, 2819 and 2850 of the California Civil Code and their successors, and all other waivable defenses.

Until all of the covenants and conditions in the Lease on Tenant's part to be performed and observed are fully performed and observed, Guarantor: (a) shall have no right of subrogation against Tenant by reason of any payment or performance by Guarantor hereunder; and (b) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

This Guaranty shall apply to the Lease, any extension, renewal, modification or amendment thereof, to any assignment, subletting or other tenancy thereunder and to any holdover term following the Lease Term granted under the Lease, or any extension or renewal thereof.

In the event of any litigation between Guarantor and Landlord with respect to the subject matter hereof, the unsuccessful party in such litigation shall pay to the successful party all fees, costs and expenses thereof, including reasonable attorneys' fees and expenses.

If there is more than one undersigned Guarantor, (a) the term "Guarantor", as used herein, shall include all of the undersigned; (b) each provision of this Guaranty shall be binding on each one of the undersigned, who shall be jointly and severally liable hereunder; and (c) Landlord shall have the right to join one or all of them in any proceeding or to proceed against them in any order.

Within fifteen (15) days after Landlord's written request (which requests may not be made more than once per calendar year), Guarantor shall furnish Landlord with financial statements or other reasonable financial information reflecting Guarantor's current financial condition, certified by Guarantor or its financial officer, and an estoppel certificate in such form as may reasonably be required by Landlord or Landlord's lender or transferee. If Guarantor is a publicly-traded corporation, delivery of Guarantor's last published financial information shall be satisfactory for purposes of this Paragraph.

This instrument constitutes the entire agreement between Landlord and Guarantor with respect to the subject matter hereof, superseding all prior oral and written agreements and understandings with respect thereto. It may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

Every notice, demand or request (collectively "Notice") required hereunder or by law to be given by either party to the other shall be in writing. Notices shall be given by personal service or by United States certified or registered mail, postage prepaid, return receipt requested, or by telegram, mailgram or same-day or overnight private courier, addressed to the party to be served at the address indicated below or such other address as the party to be served may from time to time designate in a Notice to the other party.

Any action to declare or enforce any right or obligation under the Lease may be commenced by Landlord in the Superior Court of Orange County, California. Guarantor hereby consents to the jurisdiction of such Court for such purposes. Any notice, complaint or legal process so delivered shall constitute adequate notice and service of process for all purposes and shall subject Guarantor to the jurisdiction of such Court for purposes of adjudicating any matter related to this Guaranty. Landlord and Guarantor hereby waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Guarantor or Guarantor against Landlord on any matter whatever arising out of, or in any way connected with, the Lease or this Guaranty.

This Guaranty may be assigned in whole or part by Landlord upon written notice to Guarantor, but it may not be assigned by Guarantor without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion.

The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and permitted assigns of the parties hereto.

(Remainder of this page left blank intentionally; signature page follows)

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

"GUARANTOR"

By:______________________________
James Chae

Landlord's Address for Notices:

18201 Von Karman Avenue, Suite 1170
Irvine, California 92612
Attention: Legal Affairs

with a copy to: 18201 Von Karman Avenue, Suite 1170
Irvine, California 92612
Attention: Property Manager;

Landlord's e-mail address:

usnotices@goodman.com

Guarantor's Address for Notices:

____

____

Telephone No.: (___) ______________

Fax No.: (___) __________________

E-Mail Address: __________________

EXHIBIT F
EXCLUSIVE AND PROHIBITED USE RESTRICTIONS

[TO BE INSERTED]

MASTER

EXCLUSIVE AND PROHIBITED USE RESTRICTIONS

STARBUCKS:

Landlord shall not use or allow any other person or entity (except Tenant) to use any portion of the Property as a coffee shop or any other use which is a direct competitor of Tenant such as, by way of example only, Coffee Bean & Tea Leaf, Caribou Coffee, Peets Coffee and Tea, Intelligentsia, Blue Bottle, Tulley's Coffee, Dunkin Donuts, Gloria Jeans, Tim Hortons, and any concept with the word "coffee" in its name. Panera Bread and 7-Eleven will be allowed in the Shopping Center so long as they are five hundred feet (500') or further away from Tenant's Premises.

IN-N-OUT:

Landlord shall not allow (and shall cause each of its Affiliates to not allow) any portion of the Center (other than the Premises) to be used for the operation of, or used to advertise for, (a) a drive-through hamburger oriented fast-food restaurant business, including without limitation Burger King, Wendy's, Jack in the Box, McDonald's, Sonic, Five Guys Burgers and Fries, Carl's Jr., Dairy Queen, Habit Burger, or Freddy's Custard; or (b) any other restaurant with a drive-through which derives more than twenty percent (20%) of its food sales from the sale of hamburgers as reasonably determined by Tenant. The restrictions set forth above are referred to herein as the "Tenant Exclusive". For purposes of this Section, the term "food sales" shall not include the sale of beverages, shakes or drinks of any kind.

COSTCO:

1. No portion of the Shopping Center shall be used or operated: (i) as a wholesale or retail general merchandise facility that has a merchandising concept based upon a relatively limited number of stock keeping units in a large number of product categories (the "Merchandising Concept"); (ii) as a wholesale or retail establishment selling wine, beer, spirits or other alcoholic beverages intended for off-premises consumption greater than 10,000 square feet such as "Total Wine" or "BevMo"("Alcoholic Beverage Retailer"); or (iii) as a ''Wal-Mart" store or "Wal-Mart Supercenter" or any other store operated under the "Wal-Mart" brand (a "Wal-Mart"). The Merchandising Concept restriction includes, but shall not be limited to: (vi) any business that operates as a warehouse club; (vii) any business operated under the tradenames of Sam's, BJ's, Price Smart, Jetro or Smart and Final; and (viii) any business similar to those operated under the tradenames Costco, Sam's, BJ's, Price Smart, Jetro or Smart and Final The Merchandising Concept restriction does not prohibit any of the following uses on any Restricted Property: (ix) a specialty retail store that primarily sells goods in a few specific product categories, such as pet food, sporting goods, office supplies, home goods, home improvements, books, toys, party supplies, craft supplies, apparel, shoes, furniture, appliances or electronics; or (x) a traditional department store, discount department store or junior department store, such as Kohl's, Target or K Mart; or (xi) a grocery store operation or grocer of any type or a natural/organic type store.

2. No portion of the Shopping Center shall be used or operated as a fuel service station, or for motor vehicle tire sales, service or installation facility; provided that any motor vehicle tire sales, service or installation facility that is operated by and in connection with a general merchandise retail store or a traditional department store shall not be prohibited by this restriction.

QUICK-QUACK CAR WASH:

Landlord covenants and agrees that, during the Term and any extensions or renewals thereof, provided that Tenant is open and operating as a Quick Quack car wash and is not in default of the monetary terms or material non-monetary conditions of this Lease beyond any applicable cure period, no pad or parcel in the Project or any adjacent lands owned or controlled by Landlord as of the Effective Date of this Lease and any time thereafter shall be used for a retail car wash as any part of their business operations on such pad, parcel or land (the "Exclusive Use Rights"); provided, however, notwithstanding the forgoing, at any time following December 18, 2020, Landlord may permit Costco to construct and operate a Costco-branded retail car wash at that portion of the Project leased to Costco as of the Effective Date, and Costco's operation of a Costco-branded retail car wash shall not be a violation of the Exclusive Use Rights.

MOD PIZZA:

Landlord covenants and agrees that, during the Term and any extensions or renewals thereof, provided that Tenant is open and operating as a pizza restaurant (subject to Permitted Closures),and is not in default of the monetary terms or material non-monetary conditions of this Lease beyond any applicable cure period, Landlord shall not enter into any new lease for premises in the "Exclusive Use Area" as shown on Exhibit A, which shall be the northern portion of the Project (Parcels 16-25 of Parcel Map No. 37208) with a tenant, or otherwise permit an occupant to operate, whose Primary Business Use (herein defined) is the operation of a restaurant selling pizza (the "Tenant's Exclusive Use"). As used herein, "Primary Business Use" shall mean any use where the selling of pizza exceeds twenty percent (20%) of gross food and beverage sales in that premises. Notwithstanding anything to the contrary set forth herein, Tenant's Exclusive Use is not applicable to (i) any lease to a full-service restaurant for any demised premises in excess of 5,000 square feet, (ii) to any single-tenant free-standing unit in excess of 5,000 square feet whose Primary Business Use is the operation of selling pizza, (iii) to any area outside of the Exclusive Use Area, (iv) to any Project leases entered into on or before the Effective Date or any tenants or occupants existing in the Project on or before the Effective Date, or their successors or assigns or any new leases or extensions of existing leases entered into with such existing tenants or occupants or their successors or assigns, to the extent such pre-existing leases allow such occupants the right to engage in Tenant's Exclusive Use as a Primary Business Use or allow such occupants to change to such use without Landlord's approval.

CAFÉ RIO:

Landlord covenants and agrees that, during the Term and any extensions or renewals thereof, provided that Tenant is open and operating as a Cafe Rio branded restaurant and is not in default of the terms of this Lease, Landlord shall not (i) enter into any new lease for premises in the Project with a tenant whose Primary Business Use (herein defined) is the operation of an establishment that serves Mexican or Tex-Mex style dishes without table service, or (ii) enter into any lease for premises north of the stoplight entrance to the Project depicted on the Site Plan as on Hamner Avenue with a tenant whose use for the premises would be a sit down full service concept primarily serving Mexican Food and that sells liquor (the "Tenant's Exclusive Use"). As used herein, "Primary Business Use" shall mean any restaurant use where Mexican or Tex-Mex style dishes comprise more than 15% of the menu items in that premises. Notwithstanding anything to the contrary set forth herein, Tenant's Exclusive Use is not applicable to (i) any lease to a full-service sit-down restaurant other than as provided in (ii) above, (ii) to a drive-thru fast food Mexican restaurant such as Miguel's Jr., or (iii) to any Project leases entered into on or before the Effective Date or any tenants or occupants existing in the Project on or before the Effective Date, or their successors or assigns or

any new leases or extensions of existing leases entered into with such existing tenants or occupants or their successors or assigns (except to the extend Landlord can avoid granting such lease rights).

MES AMIES NAILS AND BEAUTY SPA:

Landlord covenants and agrees that, during the Term and any extensions or renewals thereof, provided that Tenant is open and operating as a Mes Amies Nails and Beauty Spa and is not in default of the terms of this Lease, Landlord shall not (i) enter into any new lease for premises in the Project with a tenant whose primary business use is the operation of a nail salon (the "Tenant's Exclusive Use"). Notwithstanding anything to the contrary set forth herein, Tenant's Exclusive Use is not applicable to (i) full service beauty supply stores such as ULTA, (ii) to any tenant or occupant leasing over 6,500 square feet of floor area in the Project, or (iii) to any Project leases entered into on or before the Effective Date or any tenants or occupants existing in the Project on or before the Effective Date, or their successors or assigns or any new leases or extensions of existing leases entered into with such existing tenants or occupants or their successors or assigns.

BRIGHT NOW DENTAL:

Provided that Tenant is open and operating under a permitted tradename as a dental office that performs dental, orthodontic, and specialty dental operations, and is not in default of the terms and conditions of this Lease beyond applicable notice and cure periods, Landlord shall not lease space or sell any pad or parcel in the Project to another user who provides dental, orthodontic and specialty dental services (the "Exclusive Use Right"). The Exclusive Use Right is not applicable to any leases entered into on or before the Effective Date of this Lease, nor to any tenants or occupants existing in the Project on or before the Effective Date, or their successors or assigns, or any new leases or extensions of existing leases entered into with such existing tenants or occupants or their successors or assigns.

SPORT CLIPS:

Landlord covenants and agrees that, during the Term and any extensions or renewals thereof, provided that Tenant is open and operating as a Sport Clips Haircuts and is not in default of the terms of this Lease, Landlord shall not lease space in the Project to any other competitive discount or value haircutting concept (i.e., Supercuts, Fantastic Sams, Great Clips and the like) (the "Tenant's Exclusive Use"). Notwithstanding anything to the contrary set forth herein, Tenant's Exclusive Use is not applicable to (i) any full-service salon or women's salon, (ii) ULTA Beauty or similar beauty supply stores, (iii) any tenant or occupant occupying 10,000 square feet or more of floor area, or (iv) to any Project leases entered into on or before the Effective Date or any tenants or occupants existing in the Project on or before the Effective Date, or their successors or assigns or any new leases or extensions of existing leases entered into with such existing tenants or occupants or their successors or assigns.

AMERICA'S BEST:

Landlord shall not lease or permit the lease or occupancy of space less than 12,500 square feet in the Shopping Center to any other Tenant whose primary use is the sale of eyeglasses, contact lenses, or prescription sunglasses and/or any tenant that uses their premises for ophthalmological or optometric practices or procedures so long as Tenant is operating for such use on the Premises (excluding temporary permitted closures due to force majeure).

AT&T (*Subject to change*):

Landlord shall not lease space in buildings CR-4 or CR-5 of the Project to another user whose primary use is to provide, offer, service and/or sell the following goods and services to the public: communication products and services including, but not limited to wireless communications products and services, long and local distances products and services; cable television products and services; Internet access products and services; home or office automation and security products and services, and any substitutes which are the technological evolution of the foregoing (the "Exclusive Use Right").

ALDI

Tenant will be the only "Retail Grocery Store" in the Center (excluding Costco or its successor). The term "Retail Grocery Store" means a supermarket, meat market, grocery store, fruit and vegetable store or stand, frozen or otherwise processed food store and any other store where more than 300 grocery items are sold. The term "Retail Grocery Store" will not include a delicatessen, or any restaurant wherein prepared food is sold for on-premises consumption or for "take-out" consumption.

STONE FIRE GRILL: (*Subject to change)*

So long as Tenant hasn't changed its use, Landlord will agree to not Lease any space in the balance of the Shopping Center to, sell to, or permit any Tenant who specializes in the sale of salads, and grilled meats. This exclusive shall not apply to any restaurant Tenant of less than 1,500 sf, nor to the incidental sale of salads and grilled meats, defined as the sale of such items constituting no more than twenty-five percent (25%) of a tenant's or occupant's gross sales. In addition, Landlord shall not Lease to, sell to, or permit the following Tenants: Wood Ranch, Lazy Dog, Urban Plates, Lucille's Chop Stop and Tender Greens.

BURLINGTON: (*Subject to change*)

No other premises in the shopping center may be used for the sale of the items set forth below. Such restrictions shall not apply to a grocery store, supermarket an off-price discount general merchandise store such as Ross, TJ Maxx or Marshalls or a home furnishings store such as Home Goods or Bed Bath & Beyond. Further, such items may be sold on an incidental basis.

EXCLUSIVES FOR TENANTS 15,000 SQUARE FEET OR LARGER

1. cribs
2. changing tables
3. toy boxes
4. children's and adult rocking chairs
5. glider/rockers
6. juvenile furniture
    a. tables
    b. chairs
    c. chests

d. dressers
e. bean bags

7. crib comforters, dust ruffles, bumpers, sheets and mattress pads
8. diaper stackers and diaper bags
9. strollers

10. high chairs
11. car seats
12. play pens
13. walkers and entertainers
14. infant swings
15. infant and layette clothing
16. infant toys
17. children's books
18. diapers
19. such additional items that are typically sold in an infant and children toys, furnishings and furniture store.

Chick-fil-A:

No portion of the Adjoining Property (excluding Costco) will be leased, used or occupied as a restaurant selling or serving chicken as a principal menu item. For the purposes of this Lease, "a restaurant selling or serving chicken as a principal menu item" means a restaurant deriving twenty-five percent (25%) or more of its gross food sales from the sale of chicken (the "**Chicken Restriction**"). A "restaurant" includes any business establishment, including, without limitation, a kiosk, stand, booth, food truck or area located inside another business facility of less than 10,000 square feet. Notwithstanding the foregoing, Tenant makes an exception to the Chicken Restriction solely in respect to (i) the operation of a full-service (with waiter/waitress table service) sit down restaurant in excess of 10,000 square feet of floor area, or (ii) an Asian (selling Chinese, Japanese, Mongolian or other foods that are typically and traditionally prepared in a wok), French, Mexican, Italian, or other so called "ethnic" or "internationally themed" restaurant, provided any such restaurant described in (i) of this subparagraph does not operate and utilize a drive-thru facility. This specific exception will not be deemed to apply to any other agreement entered into by Tenant or waive any of its rights thereunder. Notwithstanding the foregoing, the Chicken Restriction shall not apply to any lease agreement entered into by Landlord during any period that Tenant is not operating as a restaurant selling or serving chicken as a principal menu item after Tenant initially opens for business.

UPS:

Landlord agrees that, during the Term and any extensions or renewals thereof, provided that Tenant is open and operating as The UPS Store® and is not in default of the terms of this Lease, Landlord shall not lease any space in Shop Buildings CR-3, CR-4, CR-5 and CR-11 to any tenant whose business is the sale or provision of any of the following products or services: (a) retail packing and shipping services; UPS®, DHL®, FedEx® or any other related overnight delivery and/or courier services; retail sales of USPS® metered mail; provided, however, this exclusive shall not preclude a drop box for any courier service or drop-off and pick-up services such as those used by Amazon® or any technological evolution thereof; (b) retail printing services, including color and black and white photocopying, digital printing and digital imaging; and (c) retail mailbox services ("Tenant's Exclusive Use"). Notwithstanding anything to the contrary set forth herein, Tenant's Exclusive Use is not applicable to (i) any tenants or occupants leasing 5,000 square feet or more of floor area in the Project or (ii) any Project leases entered into on or before the Effective Date or any tenants or occupants existing in the Project on or before the Effective Date, or their successors or assigns or any new leases or extensions of existing leases entered into with such existing tenants or occupants or their successors or assigns.

ALTURA CREDIT UNION

Subject to existing tenants' rights under their respective leases and provided Tenant is not in default beyond an applicable cure period, Landlord shall not lease any other space within the Shopping Center to a credit union whose target member is substantially similar to Tenant's members. This Exclusive Use provision shall be assignable by Tenant in conjunction with a Permitted Transfer (to be further addressed in the Lease Agreement).

The foregoing shall not apply to any existing tenants, their successors or assigns, or tenants leasing 10,000 square feet or more of floor area in the Shopping Center.

DOGHAUS (*Subject to change*)

Landlord covenants and agrees that, during the Term, provided that Tenant is open and operating as a hot dog restaurant (subject to temporary closures for casualty, condemnation, remodel, or "Force Majeure Events" as defined herein), and is not in default of the monetary terms or material non-monetary conditions of this Lease beyond any applicable cure period, Landlord shall not enter into any new lease for premises in the "Exclusive Use Area" as shown on Exhibit A, which shall be buildings located at 12585 Cantu-Galleano Ranch Road and 4910 Hamner Avenue of the Project with a tenant whose primary business is the operation of a restaurant selling hot dogs or sausages (the "Tenant's Exclusive Use").

GUARANTY OF LEASE

THIS GUARANTY OF LEASE ("Guaranty") is entered into _____________, by James Chae ("Guarantor"), for the benefit of Tarpon Property Ownership 2 LLC, a Delaware limited liability company ("Landlord"), with reference to the following facts:

Landlord and Global BB Group, Inc., a California corporation ("Tenant") have entered or will enter into a lease of even date herewith (the "Lease").

By its covenants herein set forth, Guarantor has induced Landlord to enter into the Lease, which was made and entered into in consideration for Guarantor's said covenants.

Guarantor unconditionally guarantees, without deduction by reason of setoff, defense or counterclaim, to Landlord and its successors and assigns the full and punctual payment, performance and observance by Tenant, of all of the amounts, terms, covenants and conditions in the Lease contained on Tenant's part to be paid, kept, performed and observed.

If Tenant shall at any time default in the punctual payment, performance and observance of any of the amounts, terms, covenants or conditions in the Lease contained on Tenant's part to be paid, kept, performed and observed, Guarantor will pay, keep, perform and observe same, as the case may be, in the place and stead of Tenant. Guarantor shall also pay to Landlord all reasonable and necessary incidental damages and expenses incurred by Landlord as a direct and proximate result of Tenant's failure to perform, which expenses shall include reasonable attorneys' fees and interest on all sums due and owing Landlord by reason of Tenant's failure to pay same, at the maximum rate allowed by law.

Any act of Landlord, or its successors or assigns, consisting of a waiver of any of the terms or conditions of the Lease, the giving of any consent to any matter or thing relating to the Lease, or the granting of any indulgence or extension of time to Tenant may be done without notice to Guarantor and without releasing Guarantor from any of its obligations hereunder.

The obligations of Guarantor hereunder shall not be released by Landlord's receipt, application or release of any security given for the performance and observance of any covenant or condition in the Lease contained on Tenant's part to be performed or observed, nor by any modification of the Lease, regardless of whether Guarantor consents thereto or receives notice thereof.

The liability of Guarantor hereunder shall in no way be affected by: (a) the release or discharge of Tenant in any creditor's, receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other statutes or from the decision of any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant; (e) any disability or other defense of Tenant; (f) the cessation from any cause whatever of the liability of Tenant; (g) the exercise by Landlord of any of its rights or remedies reserved under the Lease or by law; or (h) any termination of the Lease.

If Tenant shall become insolvent or be adjudicated bankrupt, whether by voluntary or involuntary petition, if any bankruptcy action involving Tenant shall be commenced or filed, if a petition for reorganization, arrangement or similar relief shall be filed against Tenant, or if a receiver of any part of Tenant's property or assets shall be appointed by any court, Guarantor shall pay to

Landlord the amount of all accrued, unpaid and accruing Minimum Annual Rent and other charges due under the Lease to the date when the debtor-in-possession, the trustee or administrator accepts the Lease and commences paying same. At such time as the debtor-in-possession, the trustee or administrator rejects the Lease, however, Guarantor shall pay to Landlord all accrued, unpaid and accruing Minimum Annual Rent and other charges under the Lease for the remainder of the Lease Term. At the option of Landlord, Guarantor shall either: (a) pay Landlord an amount equal to the Minimum Annual Rent and other charges which would have been payable for the unexpired portion of the Lease Term reduced to present-day value; or (b) execute and deliver to Landlord a new lease for the balance of the Lease Term with the same terms and conditions as the Lease, but with Guarantor as tenant thereunder. Any operation of any present or future debtor's relief act or similar act, or law or decision of any court, shall in no way affect the obligations of Guarantor or Tenant to perform any of the terms, covenants or conditions of the Lease or of this Guaranty.

Guarantor may be joined in any action against Tenant in connection with the obligations of Tenant under the Lease and recovery may be had against Guarantor in any such action. Landlord may enforce the obligations of Guarantor hereunder without first taking any action whatever against Tenant or its successors and assigns, or pursuing any other remedy or applying any security it may hold. Guarantor hereby waives all rights to assert or plead at any time any statute of limitations as relating to the Lease, the obligations of Guarantor hereunder and any surety or other defense in the nature thereof including, without limitation, the provisions of California Civil Code Section 2845 or any similar, related or successor provision of law. Guarantor also hereby waives the provisions of Sections 2809, 2810, 2819 and 2850 of the California Civil Code and their successors, and all other waivable defenses.

Until all of the covenants and conditions in the Lease on Tenant's part to be performed and observed are fully performed and observed, Guarantor: (a) shall have no right of subrogation against Tenant by reason of any payment or performance by Guarantor hereunder; and (b) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

This Guaranty shall apply to the Lease, any extension, renewal, modification or amendment thereof, to any assignment, subletting or other tenancy thereunder and to any holdover term following the Lease Term granted under the Lease, or any extension or renewal thereof.

In the event of any litigation between Guarantor and Landlord with respect to the subject matter hereof, the unsuccessful party in such litigation shall pay to the successful party all fees, costs and expenses thereof, including reasonable attorneys' fees and expenses.

If there is more than one undersigned Guarantor, (a) the term "Guarantor", as used herein, shall include all of the undersigned; (b) each provision of this Guaranty shall be binding on each one of the undersigned, who shall be jointly and severally liable hereunder; and (c) Landlord shall have the right to join one or all of them in any proceeding or to proceed against them in any order.

Within fifteen (15) days after Landlord's written request (which requests may not be made more than once per calendar year), Guarantor shall furnish Landlord with financial statements or other reasonable financial information reflecting Guarantor's current financial condition, certified by Guarantor or its financial officer, and an estoppel certificate in such form as may reasonably be required by Landlord or Landlord's lender or transferee. If Guarantor is a publicly-traded corporation, delivery of Guarantor's last published financial information shall be satisfactory for purposes of this Paragraph.

This instrument constitutes the entire agreement between Landlord and Guarantor with respect to the subject matter hereof, superseding all prior oral and written agreements and understandings with respect thereto. It may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

Every notice, demand or request (collectively "Notice") required hereunder or by law to be given by either party to the other shall be in writing. Notices shall be given by personal service or by United States certified or registered mail, postage prepaid, return receipt requested, or by telegram, mailgram or same-day or overnight private courier, addressed to the party to be served at the address indicated below or such other address as the party to be served may from time to time designate in a Notice to the other party.

Any action to declare or enforce any right or obligation under the Lease may be commenced by Landlord in the Superior Court of Orange County, California. Guarantor hereby consents to the jurisdiction of such Court for such purposes. Any notice, complaint or legal process so delivered shall constitute adequate notice and service of process for all purposes and shall subject Guarantor to the jurisdiction of such Court for purposes of adjudicating any matter related to this Guaranty. Landlord and Guarantor hereby waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Guarantor or Guarantor against Landlord on any matter whatever arising out of, or in any way connected with, the Lease or this Guaranty.

This Guaranty may be assigned in whole or part by Landlord upon written notice to Guarantor, but it may not be assigned by Guarantor without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion.

The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and permitted assigns of the parties hereto.

(Remainder of this page left blank intentionally; signature page follows)

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

"GUARANTOR"

By: ______________________
James Chae

Landlord's Address for Notices:

18201 Von Karman Avenue, Suite 1170
Irvine, California 92612
Attention: Legal Affairs

with a copy to: 18201 Von Karman Avenue, Suite 1170
Irvine, California 92612
Attention: Property Manager;

Landlord's e-mail address:

usnotices@goodman.com

Guarantor's Address for Notices:

6940 Beach Boulevard, Suite D705
Buena Park, California 90621

Telephone No.: (714) 694-2400

Fax No.: (714) 694-2410

E-Mail Address: JChae@yoshiharuramen.com

NOTICE OF LEASE TERM DATES

Date: August 18, 2020

To: **Global CC Group, Inc. dba Yoshiharu Ramen**
6940 Beach Boulevard, Suite D705
Buena Park, CA 90621
Attention: J. Chin

Copies: jchin@yoshiharuramen.com
jchae@yoshiharuramen.com

Via Federal Express and Email to: jchin@yoshiharuramen.com & jchae@yoshiharuramen.com

Re: **Lease, dated August 22, 2019 ("Lease") by and between Tarpon Property Ownership 2 LLC, a Delaware limited liability company ("Landlord"), and Global CC Group, Inc., a California corporation, dba Yoshiharu Ramen ("Tenant"), assignee of Global BB Group Inc., a California corporation ("Original Tenant"), in respect of the premises commonly known as 4910 Hamner Avenue, Suite 150 in Building CR-5, Eastvale, California, at *The Station at Goodman Commerce Center Eastvale* ("Premises")**

Dear Mr. Chin:

This letter shall confirm the following list of dates pursuant to the lease by and between Tarpon Property Ownership 2 LLC, a Delaware limited liability company, and Global CC Group Inc., a California corporation, dba Yoshiharu Ramen, assignee of Original Tenant, for the Premises. Unless otherwise defined in this letter, capitalized terms used in this letter have the meanings ascribed to them in the Lease. In accordance with the Lease and this letter, we wish to advise as follows:

Delivery Date:	10/07/2019
Permit Date:	N/A
Commencement Date:	08/01/2020*
Store Opening Date:	N/A
Expiration Date:	07/31/2030*

For purposes of Section 1.11 of the Lease, the Minimum Annual Rent schedule shall be as set forth below:

Period Covered	Dollars Per Month
8/1/2020-7/31/2021	$6,718.50 per month
8/1/2021-7/31/2022	$6,920.06 per month
8/1/2022-7/31/2023	$7,127.66 per month

* Section 1.10 of the Lease defines the Commencement Date as the date that is 180 days after the Delivery Date (i.e., April 4, 2020); however, as a one-time accommodation of Tenant for COVID-19 related impacts and upon the request of Tenant and undersigned Guarantor, Landlord has agreed to defer the Commencement Date, to **August 1, 2020.** The Term set out in the Lease remains unchanged at 120 months, commencing on such Commencement Date. There have been no other oral or written representations or agreements concerning the foregoing matters, and the Effective Date of the Lease and obligations of the parties thereunder are unchanged by any deferral of the Commencement Date as set out herein.

8/1/2023-7/31/2024	$7,341.49 per month
8/1/2024-7/31/2025	$7,561.73 per month
8/1/2025-7/31/2026	$7,788.58 per month
8/1/2026-7/31/2027	$8,022.24 per month
8/1/2027-7/31/2028	$8,262.91 per month
8/1/2028-7/31/2029	$8,510.79 per month
8/1/2029-7/31/2030	$8,766.12 per month

Tenant rent checks should be made payable to:

Tarpon Property Ownership 2 LLC
18201 Von Karman Avenue, Suite 1170
Irvine, CA 92612

Wiring Instructions for Wires to Landlord:

Bank Name:	HSBC Bank USA
Bank Address:	452 Fifth Avenue New York, NY 10018
Account Name:	Tarpon Property Ownership 2 LLC
Federal Routing Code:	021001088
Accounting Number:	000195359
CHIPS ABA:	0108
Swift Code:	MRMDUS33

Please have both copies of this letter signed and dated and return one (1) of the originals. If you have any questions regarding the above information, please contact Derek Gianola (949) 407-0194, Hillary Day (949) 407-0112 or Mike Kent at (949) 407-0151.

Acknowledged and Agreed this 1st day of August, 2020, by and between:

Sincerely,

Tarpon Property Ownership 2 LLC,
a Delaware limited liability company

DocuSigned by:
By: A Cockburn
C832C1C84A4D44B...

Name: Alan Cockburn
Its: Vice President

Global CC Group, Inc., dba Yoshiharu Ramen,
a California corporation

By: [signature]

Name: James Chae
Its: President

GUARANTOR:

The signature of the Original Guarantor below confirms that, notwithstanding the deferred Commencement Date of the Lease set out hereabove, that certain Guaranty of Lease executed and delivered by the undersigned in connection with the Lease remains in full force and effect and the liability of Guarantor thereunder remains absolute and unconditional irrespective of any deferral of the Commencement Date of the Lease.

____
James Chae

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE ("Assignment") is dated November 5, 2019 ("Effective Date") and is by and between Global BB Group, Inc., a California corporation ("Assignor"), and Global CC Group, Inc, a California corporation ("Assignee").

RECITALS

WHEREAS, TARPON PROPERTY OWNERSHIP 2 LLC, a Delaware limited liability company, (as Landlord), and Assignor (as Tenant), entered into that certain Lease dated August 22, 2019 (the "Lease"). The Lease is for property containing approximately 1,493 square feet located at Suite 150, Building CR-5 ("Premises") within the shopping center commonly known as Goodman Commerce Center Eastvale, in the City of Eastvale, County of Riverside, State of California.

WHEREAS, the Tenant's obligations under the Lease are guaranteed by James Chae ("Original Guarantor") pursuant to that certain Guaranty of Lease dated August 22, 2019 ("Original Guaranty").

WHEREAS, Assignor desires to assign its interest and obligations under the Lease to Assignee and in connection therewith Assignor shall remain primarily liable for the obligations of Tenant on the terms set forth herein.

WHEREAS, Assignor desires to assign its rights under the Lease to Assignee, and Assignee desires to accept such assignment and assume all of the obligations of Assignor under the terms of the Lease.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor and Assignee agree as follows:

ASSIGNMENT

1. Incorporation of Recitals. All recitals set forth above are hereby incorporated into this Assignment. Any capitalized terms not defined herein shall have the meaning attributed to them in the Lease.

2. Assignment. Assignor hereby assigns, conveys, and transfers unto Assignee all of Assignor's right, title and interest as "Tenant" in and to the Lease, including, without limitation, Assignor's right, title and interest to the Security Deposit currently held by Landlord under the Lease in the sum of Eight Thousand Seven Hundred Sixty Six and 12/100 Dollars ($8,766.12) and the Tenant Construction Allowance as set forth in the Lease. Upon expiration or earlier termination of the Lease, the Security Deposit currently held by Landlord shall be refunded to Assignee, subject to and in accordance with the terms of the Lease. By execution of this Assignment, Assignor hereby agrees that the Security Deposit held by Landlord shall hereafter be for the benefit of Assignee and waive any claim or right thereto.

3. Assumption of Lease Obligations. Assignee, for itself and its successor and assigns, hereby assumes and agrees to perform and be bound by all of the terms covenants, conditions, duties, and obligations of Assignor as "Tenant" under the Lease as of the Effective Date, and any

supplements, amendments, riders or revisions to the Lease, including, but not limited to, operating under the same trade name and use of the Premises as specified in the Lease, and complying with all other monetary and nonmonetary obligations of "Tenant" under the Lease.

4. Release. Assignor hereby generally releases and discharges Landlord, and all of its partners, agents, representatives and employees, both present and past, of and from any and all claims, debts, liabilities, obligations and causes of action, of any kind or nature, known or unknown, based on, arising out of, or connected with, either directly or indirectly, any term, provision, matter, fact, event or occurrence related to, or contained in the Lease arising prior to the Effective Date. This general release shall be governed by the laws of the State of California, and Tenant hereby waives any and all rights which it may have under the provisions of Section 1542 of the Civil Code of the State of California, as now worded and as hereafter amended, which section presently reads as follows:

> "A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party."

5. Assignor and Original Guarantor to Remain Liable. Assignor shall remain primarily (and not secondarily) obligated to Landlord for the full performance of all covenants, conditions, obligations and duties required to be performed by Tenant under the Lease, and shall not be relieved of any such performance thereunder as a result of this Assignment or as a result of any extension, renewal, modification or amendment of the Lease or any further assignment, subletting or other tenancy under the Lease or to any holdover term following the term granted under the Lease or any extension or renewal thereof, regardless of whether or not Assignor consents thereto or receives notice thereof. Notwithstanding the foregoing, provided that upon the expiration of three (3) years from the Effective Date: (i) Assignee (or the then Tenant) is not in default in any of its obligations under the Lease, nor has an event occurred which, but for the giving of notice, or the passage of time, or both, would constitute a default under the Lease, nor (ii) has Assignee or Tenant been in default of any monetary obligation or material non-monetary obligation under the Lease during such three (3) year period, Assignor shall be released from any obligation under the Lease accruing thereafter. By its signature below, Original Guarantor confirms and agrees that Original Guarantor shall be primarily (and not secondarily) obligated to Landlord under the Original Guaranty for the full performance, as though Assignee was the Original Tenant, of all covenants, conditions, obligations and duties required to be performed thereunder as a result of this Assignment or as a result of any extension, renewal, modification or amendment of the Lease or any further assignment, subletting or other tenancy under the Lease or any holdover term following the term granted under the Lease or any extension or renewal thereof, regardless of whether Original Guarantor consents thereto or received notice thereof.

6. Authority. Each signatory of this Assignment on behalf of Assignor, Assignee, and Original Guarantor represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

7. No Other Modification. Assignor and Assignee agree that the Lease has not been modified, supplemented, amended, or otherwise changed in any way by this Assignment and the Lease remains in full force and effect between the parties hereto. To the extent of any inconsistency between the terms and conditions of the Lease and the terms and conditions of this Assignment, the terms and conditions of the Lease shall apply and govern the parties. This Assignment may not be

changed, modified, discharged or terminated orally or in any other manner other than by an agreement in writing signed by the parties hereto or their respective successors and assigns.

8. Governing Law. This Assignment shall be governed and construed in accordance with California law.

9. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall together constitute one agreement.

10. Electronic Signature. Assignor, Assignee and Original Guarantor agree that electronic signatures, including those delivered by PDF, shall have the same effect as originals. All parties to this Assignment waive any and all rights to object to the enforceability of this Assignment based on the form or delivery of signature.

Remainder of Page Intentionally Blank. Signatures to Follow.

IN WITNESS WHEREOF, the Parties execute this Assignment as of the Effective Date.

ASSIGNOR:

Global BB Group, Inc.,
a California corporation

By: ______________________
Name: James Chae
Title: President

ASSIGNEE:

Global CC Group, Inc,
a California corporation

By: ______________________
Name: James Chae
Title: President

ORIGINAL GUARANTOR:

____
James Chae

Remainder of Page Intentionally Blank. Landlord's Consent to Follow.

LANDLORD'S CONSENT

Landlord hereby consents to the Assignment on the following terms and conditions (which terms and conditions are hereby approved by Assignor and Assignee by virtue of their execution of this Assignment and by Original Guarantor by virtue of its/his/her execution attached to the Assignment):

(a) The Assignment shall not result in a release of (i) Assignor from its obligations and duties required to be performed by Tenant under the Lease, or (ii) Original Guarantor from its obligations under the Original Guaranty;

(b) Except with respect to this Assignment, Landlord does not consent to any transfer or assignment of the Lease. Landlord has not made any express, implied, oral or written representations or promises that any future assignment or subleases will be approved;

(c) The Assignment shall not result in any change to the trade name specified in the Lease or the permitted use of the Premises under the Lease;

(d) The Assignment is and shall be subject to the Lease, and in the event of any conflict between the terms of the Assignment and the terms of the Lease, the terms of the Lease shall control; any purported variance of the Lease made in the Assignment (other than the conditional release of Assignor made in Section 5 thereof) is void and of no effect;

(e) Landlord's consent herein will not be deemed to be an acknowledgment of the validity or accuracy of any recital, or statement, or representation, or warranty contained in the Assignment or to be a waiver of any uncollected or unbilled Minimum Annual Rent or Additional Rent that may be due and payable under the Lease; and

(f) Assignor and Assignee expressly acknowledge that the forwarding of this Assignment to either of them by Landlord is not an express or implied consent to any such Assignment of the Lease from Assignor to Assignee contained herein. Landlord, in its sole discretion, retains the right to disapprove of such Assignment until such time as this Assignment has been signed by all of the parties hereto.

TARPON PROPERTY OWNERSHIP 2 LLC,
a Delaware limited liability company

By: [signature]
Name: ALAN COCKBURN
Title: Secretary

Date: 11/5/19

4661260v4 / 500521.0036